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                                  SCHEDULE 14A
                                 (RULE 14a-101)
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

      |_|   Preliminary Proxy Statement
      |_|   Confidential, for Use of the Commission Only (as permitted by Rule
            14a-6(e)(2))
      |_|   Definitive Proxy Statement
      |_|   Definitive Additional Materials
      |X|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          INTERSTATE HOTELS CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

      |X|   No fee required.

      |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

            1) Title of each class of securities to which transaction applies:

            2)    Aggregate number of securities to which transaction applies:

            3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set for the amount on which the filing fee is calculated and state how it was determined):

            4)    Proposed maximum aggregate value of transaction:

            5)    Total fee paid:

      |_|   Fee paid previously with proxy materials.

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1)    Amount previously paid:

            2)    Form, Schedule or Registration Statement no.:

            3)    Filing party:

            4)    Date filed:

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                                          Filed by Interstate Hotels Corporation
                  Pursuant to Rule 14a-12 of the Securities Exchange Act of 1934
                                  Subject Company: Interstate Hotels Corporation
                                                     Commission File No. 0-26805

      This filing contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, about Interstate Hotels Corporation ("Interstate") and MeriStar Hotels & Resorts, Inc. ("MeriStar"), including those statements regarding future operating results and the timing and composition of revenues, among others, and statements containing words such as "expects," "believes" or "will," which indicate that those statements are forward-looking. Except for historical information, the matters discussed in this filing are forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results to differ materially, including the effects of the event of September 11, 2001, the downturn in the economy, the potential de-listing of MeriStar by the New York Stock Exchange, financial performance, real estate conditions, execution of hotel development programs and changes in the availability of additional management contracts, leases or acquisitions. Additional risks are discussed in each company's filings with the Securities and Exchange Commission (the "SEC"), including the companies' annual reports on Form 10-K for the year ended December 31, 2001, including any amendments thereto.

      All written and oral forward-looking statements contained in this filing concerning the proposed transaction or other matters attributable to Interstate, MeriStar or any person acting on behalf of either Interstate or MeriStar are expressly qualified in their entirety by the cautionary statements above. Interstate and MeriStar do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

      Pursuant to Instruction 3 of Item 4 of Schedule 14A, the participants in the solicitation of proxies from Interstate's stockholders in connection with the proposed merger (the "Merger") of Interstate with and into MeriStar pursuant to the terms of the Agreement and Plan of Merger, dated May 1, 2002, between Interstate and MeriStar (the "Merger Agreement") include MeriStar, Interstate, their respective directors, and may include certain executive officers of each. Information concerning the MeriStar directors and executive officers and their direct and indirect interests in MeriStar is contained in its proxy statement for its annual meeting of stockholders dated May 8, 2001. Information concerning the Interstate directors and executive officers and their direct and indirect interests in Interstate is contained in its annual report on Form 10-K/A filed with the SEC on April 19, 2002. As May 2, 2002, none of the foregoing participants beneficially owned in excess of 1% of the MeriStar common stock, except Paul W. Whetsell, and Steven D. Jorns, each a director and/or executive officer of MeriStar or beneficially owned in excess of 1% of Interstate's common stock, except Thomas F. Hewitt, J. William Richardson, Karim Alibhai and Sherwood Weiser, each a director and/or executive officer of Interstate. Additional information regarding the interests of these participants may be obtained by reading the proxy statement and prospectus (described below) regarding the Merger when it becomes available.

      MeriStar plans to file a registration statement on Form S-4 with the SEC in connection with the Merger. The Form S-4 will contain a prospectus, a proxy statement, and other documents for the stockholders' meetings of MeriStar and Interstate at which time the proposed transaction will be considered. MeriStar and Interstate plan to mail the proxy statement and prospectus contained in the Form S-4 to their respective stockholders. The Form S-4, proxy statement and prospectus will contain important information about MeriStar, Interstate, the merger and related matters. Investors and stockholders should read the Form S-4, proxy statement and prospectus and the other documents filed with the SEC in connection with the Merger carefully before they make any decision with respect to the Merger. A copy of the Merger Agreement will be filed with the SEC by MeriStar and is included herein. The Form S-4, proxy statement and prospectus, and all other documents filed with the SEC in connection with the Merger will be available when filed free of charge at the SEC's web site, at www.sec.gov. In

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addition, the proxy statement and prospectus, and all other documents filed with the SEC in connection with the Merger will be made available to investors free of charge by writing to the MeriStar and Interstate contact addresses set forth in the press release below.

      In addition to the Form S-4, the proxy statement, and the other documents filed with the SEC in connection with the merger, both MeriStar and Interstate are obligated to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements and other information filed with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Filings with the SEC also are available to the public from commercial document-retrieval services and at the web site maintained by the SEC at www.sec.gov.

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The following is a press release issued jointly by Interstate and MeriStar on
May 2, 2002

FOR IMMEDIATE RELEASE

MERISTAR HOTELS & RESORTS CONTACTS:      INTERSTATE HOTELS CORPORATION CONTACTS:
----------------------------------       --------------------------------------
Melissa Thompson                         Tom Loftus        Lisa O'Connor
Director of Corporate Communications     Media Inquiries   Investor Relations
(202) 295-2228                           (412) 937-3382    (412) 937-3319

Jerry Daly or Carol McCune               Mike Pascale or Rhonda Barnat
Daly Gray Public Relations (Media)       Abernathy MacGregor Group (Media)
(703) 435-6293                           (212) 371-5999

            MERISTAR HOTELS & RESORTS TO MERGE WITH INTERSTATE HOTELS

      NEW COMPANY WILL OPERATE MORE THAN 400 HOTELS WITH OVER 86,000 ROOMS

      WASHINGTON, D.C., AND PITTSBURGH, May 2, 2002--MeriStar Hotels & Resorts (NYSE: MMH) and Interstate Hotels Corporation (Nasdaq: IHCO), the nation's two largest independent hotel management companies, today announced that they have signed a definitive agreement to merge.

      The combined company will be the premier independent hotel operator in the world, operating more than 86,000 rooms in 412 hotels, representing over 30 franchise brands in North America and Europe. The combined company will possess expansive operational and financial resources enabling it to provide state-of-the-art services to hotel owners.

      The combined company, to be named Interstate Hotels Corporation, will include BridgeStreet Corporate Housing Worldwide and Doral Resorts & Conference Centers. It will have estimated 2002 pro forma revenues of $340 million, and estimated pro forma EBITDA of $33 million to $35 million. The transaction is valued at approximately $68 million based on MeriStar's closing stock price of $1.21 on May 1, resulting in a total market capitalization of $260 million for the combined company.

      The combined company will be headquartered in Washington, D.C. while maintaining a significant operating presence in Pittsburgh. Paul W. Whetsell, MeriStar chairman and chief


                                     - 1 -
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executive officer, and John Emery, president and chief operating officer, will continue in those roles for the merged company. Interstate's Chairman and Chief Executive Officer Thomas F. Hewitt will serve on the combined company's board of directors. The combined company's board of directors initially will include six members nominated by MeriStar and seven members nominated by Interstate, of which five initially will be representatives from Interstate's Investor Group.

      "The merger will create an independent hotel management company with a portfolio of more than 400 properties in the United States, Canada and Russia, which will allow us to achieve significant economies of scale," said Whetsell. "We expect synergistic corporate savings of between $8 million and $10 million on an annualized basis. The merger will be accretive to stockholders in 2002."

      Commenting on the merger, Hewitt said, "Since our spin-off from Wyndham International, we have been committed to strengthening the financial structure of our organization and strategically growing the company. We have overwhelmingly concluded that this transaction is in the best interests of our stockholders. We believe the combined company will offer stockholders of both companies a strong platform for future growth.

      "In addition, we will be a stronger, more efficient operator, allowing us to generate higher returns for our owners and, as a result, higher management fees for the new company than we could have achieved operating separately," Hewitt said. "Both companies' properties are complementary, and Interstate's presence in Eastern Europe, combined with MeriStar's BridgeStreet Corporate Housing Worldwide division's experience in Western Europe, creates additional growth avenues."

      "Both Interstate and MeriStar have a highly focused emphasis on customer service and generating the highest possible returns for their owners," Whetsell said. "Our initial internal


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mission will be to meld our highly similar operating philosophies into one common culture and focus on associate retention. We expect the transaction to be virtually seamless to employees at our hotels."

TRANSACTION HIGHLIGHTS

      In the tax-free, stock-for-stock merger of Interstate into MeriStar, Interstate stockholders will receive 4.6 shares of the surviving company's common stock for each share of the 12.2 million shares of Interstate common stock outstanding and each of the 39.4 million existing shares of MeriStar common stock and operating partnership units will remain outstanding. All Interstate stock options will be converted into options to purchase shares of the combined company.

      The consummation of the merger is subject to various conditions, including U.S. antitrust clearance and the respective approvals of the stockholders of Interstate and MeriStar. The stockholders meetings and the closing are expected to occur in the third quarter of 2002. MeriStar or Interstate may each receive from the other a termination fee of $2 million plus up to $500,000 in expenses if the merger agreement is terminated by the other party under various circumstances.

      In connection with the transaction, Interstate's Investor Group will convert its Interstate convertible debt and preferred equity into shares of common stock of the combined company and receive a payment of $9.25 million. The Investor Group and Interstate senior management have committed to vote in favor of the merger their Class A common stock, which will constitute approximately 57 percent of Interstate's common stock expected to be outstanding at the time of the Interstate stockholders meeting. Oak Hill Capital Partners and its affiliates and MeriStar management, which collectively own 22 percent of MeriStar common stock, have agreed to vote their shares in favor of the merger.


                                     - 3 -
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      The respective boards of directors approved the transaction yesterday. The
Interstate board action was based in part upon the recommendation of its Special Committee of independent directors. Each board received a fairness opinion from its respective financial advisor. Salomon Smith Barney advised MeriStar in the transaction and Merrill Lynch advised Interstate.

GROWTH STRATEGIES AND TRANSACTION BENEFITS

      "Due to economies of scale, a larger customer base, and an improved capital structure, the merged company will have expanded avenues of growth," Emery said. "The new company will have a real estate joint venture in place to acquire $300 million to $500 million of hotel assets, and up to $50 million of cash and availability on its line of credit to participate in joint ventures."

      The hotel management business unit will use its expanded resources to provide current and prospective owners with a wide array of improved services and benefits, including Internet-based business information systems providing real-time data for better yield management and cost control; broader electronic and direct sales resources, including more than 2,000 sales professionals; increased cost efficiency through national purchasing; and capital for co-investments and joint ventures.

      BridgeStreet's growth will be gained through expansion of its national client base and European operations, as well as its recently established licensing program for North American markets.

      Doral Resorts & Conference Centers will grow through new management contracts that leverage the strength of the Doral name and a central reservations system.

CAPITAL STRUCTURE

      A new $113 million senior credit facility will replace the existing revolving credit


                                     - 4 -
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facilities of both companies. The facility, for which credit commitments have been received, will have a three-year term loan and a three-year revolver with a one-year option to extend. The interest rate on the facility will range from LIBOR + 300 basis points to LIBOR + 450 basis points, based on certain financial covenant levels. Total debt outstanding, net of cash, is expected to be $135 million at closing. Emery commented, "The merger significantly improves our capital structure due to the conversion of Interstate's $25 million of convertible notes and $7.25 million of convertible preferred stock into shares of common stock of the combined company prior to closing."

      Upon completion of the merger, the combined company is expected to have approximately 105 million common shares and operating partnership units outstanding.

CONFERENCE CALL

      MeriStar and Interstate will hold a joint conference call at 2 p.m. ET today to discuss in greater detail the merger of the two companies. The conference call will feature Paul W. Whetsell, chairman and chief executive officer, MeriStar Hotels & Resorts; Thomas F. Hewitt, chairman and chief executive officer of Interstate Hotels; and John Emery, president and chief operating officer of MeriStar Hotels & Resorts. A simultaneous webcast of the conference call will be available at MeriStar's Web site, www.meristar.com, and at www.streetevents.com.

ABOUT THE NEW COMPANY

      The new company will combine MeriStar's 277 managed hotels with Interstate's 135 properties, giving it more than twice those of its nearest competitor in terms of properties and three times the size in number of rooms. The combined company will be the largest independent operator of full-service Marriott, Hilton and Sheraton hotels, operating properties in 45 states, the District of Columbia, Canada and Russia.

      The company also will include MeriStar's BridgeStreet Corporate Housing Worldwide


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division with more than 3,300 units in the United States, Canada and Europe.

ABOUT INTERSTATE

      Interstate Hotels Corporation operates 135 hotels with more than 28,000 rooms in 36 states, the District of Columbia, Canada and Russia. For more information, visit www.interstatehotels.com.

ABOUT MERISTAR

      MeriStar Hotels & Resorts operates 277 hospitality properties with more than 58,000 rooms in 42 states, the District of Columbia, and Canada, including 54 properties managed by Flagstone Hospitality Management, a subsidiary of MeriStar Hotels & Resorts. BridgeStreet Corporate Housing Worldwide, a MeriStar subsidiary, is one of the world's largest corporate housing providers, offering upscale, fully furnished corporate housing throughout the United States, Canada, the United Kingdom, France and 35 additional countries through its network partners. For more information about MeriStar, visit the company's Web site: www.meristar.com.

      THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS," WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, ABOUT THE COMPANIES, INCLUDING THOSE STATEMENTS REGARDING FUTURE OPERATING RESULTS AND THE TIMING AND COMPOSITION OF REVENUES, AMONG OTHERS, AND STATEMENTS CONTAINING WORDS SUCH AS "EXPECTS," "BELIEVES" OR "WILL," WHICH INDICATE THAT THOSE STATEMENTS ARE FORWARD-LOOKING. EXCEPT FOR HISTORICAL INFORMATION, THE MATTERS DISCUSSED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE THE ACTUAL RESULTS TO DIFFER MATERIALLY, INCLUDING THE CURRENT SLOWDOWN OF THE NATIONAL ECONOMY, ECONOMIC CONDITIONS GENERALLY AND THE REAL ESTATE MARKET SPECIFICALLY, THE IMPACT OF THE EVENTS OF SEPTEMBER 11, 2001, LEGISLATIVE AND REGULATORY CHANGES, AVAILABILITY OF DEBT AND EQUITY CAPITAL, INTEREST RATES, COMPETITION, SUPPLY AND DEMAND FOR LODGING FACILITIES IN OUR CURRENT AND PROPOSED MARKET AREAS AND THE POTENTIAL DE-LISTING OF MERISTAR HOTELS & RESORTS BY THE NYSE. ADDITIONAL RISKS ARE DISCUSSED IN THE COMPANIES' FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANIES' ANNUAL REPORTS ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001.

      THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES NOR SHALL THERE BE ANY SALE OF ANY SECURITIES IN ANY STATE OR PROVINCE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS. MERISTAR PLANS TO FILE A REGISTRATION STATEMENT ON FORM S-4 WITH THE SEC IN CONNECTION WITH THE MERGER TRANSACTION. THE FORM S-4 WILL CONTAIN A PROSPECTUS, A PROXY


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STATEMENT, AND OTHER DOCUMENTS FOR THE STOCKHOLDERS' MEETINGS OF MERISTAR AND
INTERSTATE AT WHICH TIME THE PROPOSED TRANSACTION WILL BE CONSIDERED. MERISTAR AND INTERSTATE PLAN TO MAIL THE PROXY STATEMENT AND PROSPECTUS CONTAINED IN THE FORM S-4 TO THEIR RESPECTIVE STOCKHOLDERS. THE FORM S-4, PROXY STATEMENT AND PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT MERISTAR, INTERSTATE, THE MERGER AND RELATED MATTERS. INVESTORS AND STOCKHOLDERS SHOULD READ THE FORM S-4, PROXY STATEMENT AND PROSPECTUS AND THE OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER CAREFULLY BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE MERGER. A COPY OF THE MERGER AGREEMENT WILL BE FILED WITH THE SEC BY BOTH MERISTAR AND INTERSTATE. THE FORM S-4, PROXY STATEMENT AND PROSPECTUS, AND ALL OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER TRANSACTION WILL BE AVAILABLE WHEN FILED FREE OF CHARGE AT THE SEC'S WEB SITE, AT WWW.SEC.GOV. IN ADDITION, THE PROXY STATEMENT AND PROSPECTUS, AND ALL OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER WILL BE MADE AVAILABLE TO INVESTORS FREE OF CHARGE BY WRITING TO THE MERISTAR AND INTERSTATE CONTACT ADDRESSES SET FORTH IN THIS PRESS RELEASE.

      IN ADDITION TO THE FORM S-4, THE PROXY STATEMENT, AND THE OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER, BOTH MERISTAR AND INTERSTATE ARE OBLIGATED TO FILE ANNUAL, QUARTERLY AND SPECIAL REPORTS, PROXY STATEMENTS AND OTHER INFORMATION WITH THE SEC. YOU MAY READ AND COPY ANY REPORTS, STATEMENTS AND OTHER INFORMATION FILED WITH THE SEC AT THE SEC'S PUBLIC REFERENCE ROOM AT 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION ON THE PUBLIC REFERENCE ROOM. FILINGS WITH THE SEC ALSO ARE AVAILABLE TO THE PUBLIC FROM COMMERCIAL DOCUMENT-RETRIEVAL SERVICES AND AT THE WEB SITE MAINTAINED BY THE SEC AT WWW.SEC.GOV.

      PURSUANT TO INSTRUCTION 3 OF ITEM 4 OF SCHEDULE 14A, THE PARTICIPANTS IN THE SOLICITATION INCLUDE MERISTAR, INTERSTATE, THEIR RESPECTIVE DIRECTORS, AND MAY INCLUDE CERTAIN EXECUTIVE OFFICERS OF EACH. INFORMATION CONCERNING THE MERISTAR DIRECTORS AND EXECUTIVE OFFICERS AND THEIR DIRECT AND INDIRECT INTERESTS IN MERISTAR IS CONTAINED IN ITS PROXY STATEMENT FOR ITS ANNUAL MEETING OF SHAREHOLDERS DATED MAY 8, 2001. INFORMATION CONCERNING THE INTERSTATE DIRECTORS AND EXECUTIVE OFFICERS AND THEIR DIRECT AND INDIRECT INTERESTS IN INTERSTATE IS CONTAINED IN ITS ANNUAL REPORT ON FORM 10-K/A FILED WITH THE SEC ON APRIL 19, 2002. THE IDENTITY OF THE PEOPLE WHO, UNDER SEC RULES, MAY BE CONSIDERED PARTICIPANTS IN THE SOLICITATION OF INTERSTATE AND MERISTAR STOCKHOLDERS IN CONNECTION WITH THE PROPOSED MERGER, AND A DESCRIPTION OF THEIR INTERESTS, WILL BE AVAILABLE IN A SCHEDULE 14A TO BE FILED BY INTERSTATE AND A FILING UNDER RULE 425 UNDER THE SECURITIES ACT BY MERISTAR. AS OF THE DATE OF THIS COMMUNICATION, NONE OF THE FOREGOING PARTICIPANTS BENEFICIALLY OWNED IN EXCESS OF 1% OF THE MERISTAR COMMON STOCK, EXCEPT PAUL W. WHETSELL, AND STEVEN
D. JORNS, EACH A DIRECTOR AND/OR EXECUTIVE OFFICER OF MERISTAR, OR BENEFICIALLY OWNED IN EXCESS OF 1% OF INTERSTATE COMMON STOCK, EXCEPT THOMAS F. HEWITT AND J. WILLIAM RICHARDSON, KARIM ALIBHAI AND SHERWOOD WEISER, EACH A DIRECTOR AND/OR EXECUTIVE OFFICER OF INTERSTATE.


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The following is the Agreement and Plan of Merger, dated as of May 1, 2002, between Interstate Hotels Corporation and MeriStar Hotels & Resorts, Inc.


                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                          INTERSTATE HOTELS CORPORATION

                                       AND

                         MERISTAR HOTELS & RESORTS, INC.

                             DATED AS OF MAY 1, 2002

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                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of May 1, 2002, by and between INTERSTATE HOTELS CORPORATION, a Maryland corporation ("INTERSTATE"), and MERISTAR HOTELS & RESORTS, a Delaware corporation ("MERISTAR").

                                    RECITALS

      A. The respective Boards of Directors of MeriStar and Interstate have each determined that the merger of Interstate with and into MeriStar on the terms and subject to the conditions set forth in this Agreement, with MeriStar as the surviving corporation (the "MERGER"), is advisable and that it is in the best interest of their respective corporations and stockholders to combine the respective businesses of MeriStar and Interstate, and consequently have approved and adopted the Merger and this Agreement, in accordance with, as to MeriStar, the General Corporation Law of the State of Delaware (the "DGCL") and, as to Interstate, the Maryland General Corporation Law (the "MGCL").

      B. Concurrently with the execution of this Agreement, (i) as a condition to the willingness of Interstate to enter into this Agreement, the executive officers and certain directors of MeriStar (the "PRINCIPAL MERISTAR MANAGERS") and certain holders of MeriStar Common Stock (the "PRINCIPAL MERISTAR STOCKHOLDERS") are entering into a voting agreement, dated the date hereof (the "MERISTAR VOTING AGREEMENT"), which provides, among other things, that each Principal MeriStar Manager and each Principal MeriStar Stockholder party thereto will vote his or her shares of MeriStar Common Stock in favor of the MeriStar Proposals at the MeriStar Stockholders Meeting; and (ii) as a condition to the willingness of MeriStar to enter into this Agreement, certain holders of Interstate Common Stock (the "PRINCIPAL INTERSTATE STOCKHOLDERS") are entering into a voting agreement, dated the date hereof (the "INTERSTATE VOTING AGREEMENT"), which provides, among other things, that (a) each Principal Interstate Stockholder will vote his or her shares of Interstate Common Stock in favor of the Interstate Proposals at the Interstate Stockholders Meeting, (b) a portion of the Interstate Convertible Securities held by each Principal Interstate Stockholder will be converted, on or immediately prior to the record date for the Interstate Stockholders Meeting, in accordance with their terms into shares of Interstate Common Stock, and (c) the holders of Interstate Convertible Securities representing a majority of the combined (x) aggregate principal amount of Interstate Convertible Notes outstanding and (y) aggregate stated amount of the Interstate Series B Preferred Stock outstanding on the record date for such vote of such holders, in each case, excluding Interstate Convertible Securities held by Interstate or any of its executive officers, will vote in favor of the Interstate Proposals.

      C. For federal income tax purposes it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the rules and regulations promulgated under the Code.

      D. Certain terms used in this Agreement have the meanings specified in
Section 8.1.

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      NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound by this Agreement, agree as follows:

                              ARTICLE I THE MERGER

      Section 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, in accordance with the DGCL and the MGCL, Interstate shall be merged with and into MeriStar, and the separate corporate existence of Interstate shall cease. MeriStar shall continue as the surviving corporation (sometimes referred to as the "SURVIVING CORPORATION") and shall be governed by the Laws of the State of Delaware, with all the rights, privileges, immunities, powers and franchises and subject to all the duties and liabilities of a corporation organized under the DGCL.

      Section 1.2 EFFECTIVE TIME. As soon as practicable following the Closing, MeriStar and Interstate shall cause (i) a Certificate of Merger (the "CERTIFICATE OF MERGER") to be executed and filed with the Secretary of State of the State of Delaware ("SECRETARY OF STATE") as provided in the DGCL and (ii) Articles of Merger (the "ARTICLES OF MERGER") to be executed and filed with the State Department of Assessments and Taxation of Maryland (the "SDAT") as provided in the MGCL. The Merger shall become effective upon the later of (i) the time that the Certificate of Merger has been duly filed with the Secretary of State, (ii) the acceptance for record by the SDAT of the Articles of Merger, or (iii) such other subsequent date as is agreed upon by the parties and set forth in the Certificate of Merger and Articles of Merger and in accordance with the DGCL and the MGCL (the "EFFECTIVE TIME").

      Section 1.3 CLOSING. Subject to the satisfaction or waiver of all of the conditions to closing contained in Article VI hereof, the closing of the Merger (the "CLOSING") shall take place (a) at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York at 10:00 A.M. on the second business day after the day on which the last to be fulfilled or waived of such conditions (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) is satisfied or waived in accordance with this Agreement or (b) at such other place and time or on such other date as Interstate and MeriStar may agree in writing (the "CLOSING DATE").

      Section 1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the DGCL and the MGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of Interstate shall vest in the Surviving Corporation, and all debts, liabilities and duties of Interstate shall become the debts, liabilities and duties of the Surviving Corporation.

      Section 1.5 THE CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION. The certificate of incorporation of MeriStar immediately prior to the Effective Time shall, from and after the Effective Time, be the certificate of incorporation of the Surviving Corporation until duly amended as provided therein or by applicable Law, except that the Certificate of Incorporation of MeriStar shall be amended as set forth on Annex A attached hereto (the "CHARTER AMENDMENTS").

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      Section 1.6 THE BYLAWS OF THE SURVIVING CORPORATION. The bylaws of
MeriStar immediately prior to the Effective Time shall, from and after the Effective Time, be the bylaws of the Surviving Corporation until duly amended as provided therein or by applicable Law, except that the Bylaws of MeriStar shall be amended as set forth on Annex A attached hereto (the "BYLAW AMENDMENTS").

      Section 1.7 DIRECTORS OF THE SURVIVING CORPORATION. The persons specified on Annex B to this Agreement shall, from and after the Effective Time, be the directors of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

      Section 1.8 EXECUTIVE OFFICERS OF THE SURVIVING CORPORATION. The persons specified on Annex C to this Agreement shall, from and after the Effective Time, be the executive officers of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

                   ARTICLE II EFFECT OF THE MERGER ON CAPITAL
                         STOCK; EXCHANGE OF CERTIFICATES

      Section 2.1 CONVERSION OF CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Interstate or the holders of the following securities:

      Section 2.2 CANCELLATION OF MERISTAR-OWNED AND SUBSIDIARY-OWNED STOCK. All shares of Interstate Common Stock that are owned by MeriStar or any MeriStar Subsidiary or any Interstate Subsidiary and that are issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder of any such shares, no longer be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

      Section 2.3 EXCHANGE RATIO.

            (a) Each share of the Class A Common Stock, par value $0.01 per share, of Interstate (the "INTERSTATE CLASS A COMMON STOCK"), the Class B Common Stock, par value $0.01 per share, of Interstate (the "INTERSTATE CLASS B COMMON STOCK") and the Class C Common Stock, par value $0.01 per share, of Interstate (the "INTERSTATE CLASS C COMMON STOCK", and together with the Interstate Class A Common Stock and the Interstate Class B Common Stock, the "INTERSTATE COMMON STOCK"), including, in each case, any associated rights to purchase Interstate Series A Preferred Stock, par value $0.01 per share (the "INTERSTATE SERIES A PREFERRED STOCK") of Interstate, under the Shareholder Rights Agreement, dated as of July 8, 1999 and amended on August 28, 2000 and May 1, 2002, between Interstate and American Stock Transfer and Trust Company (as amended, the "INTERSTATE RIGHTS AGREEMENT"), shall be converted into 4.6 shares (the "EXCHANGE RATIO") of (i) common stock, par value $0.01 per share, of the Surviving Corporation ("SURVIVING CORPORATION COMMON STOCK"), subject to adjustment as provided in Section 2.4 hereof and subject to the payment of cash in lieu of fractional shares of Surviving

Corporation Common Stock, if any, pursuant to Section 2.2(f) hereof and (ii) the associated rights ("MERISTAR RIGHTS") to purchase Series A Junior Participating Preferred Stock, par value $.01 per share (the "MERISTAR SERIES A PREFERRED STOCK"), of MeriStar, under the Preferred Share Purchase Rights Agreement, dated July 23, 1998 and amended on December 8, 2000 and May 1, 2002, between MeriStar and Continental Stock Transfer Trust Company (as amended, the "MERISTAR RIGHTS AGREEMENT") (the "MERGER CONSIDERATION");

            (b) At the Effective Time, all Interstate Common Stock shall no longer be outstanding, shall be canceled and retired and shall cease to exist, and each instrument or certificate (a "CERTIFICATE") formerly representing any Interstate Common Stock (other than shares of Interstate Common Stock owned by Interstate or by MeriStar, any MeriStar Subsidiary or any Interstate Subsidiary) shall thereafter represent only the right to receive the Merger Consideration and any distribution or dividend thereon pursuant to Section 2.2(c), in each case, without interest.

            (c) At the Effective Time, each share of MeriStar Common Stock, including the associated MeriStar Right, issued and outstanding immediately prior to the Effective Time, shall remain issued and outstanding and shall continue to represent one validly issued, fully paid and nonassessable share of the Surviving Corporation Common Stock and one associated MeriStar Right.

            (d) At the Effective Time, each of the Interstate Convertible Securities issued and outstanding immediately prior to the Effective Time, shall remain issued and outstanding and shall be deemed to be a convertible security of the Surviving Corporation.

      Section 2.4 EXCHANGE OF CERTIFICATES.

            (a) EXCHANGE AGENT. As of the Effective Time, the Surviving Corporation shall deposit with the transfer agent for shares of the Surviving Corporation Common Stock, or with such other bank or trust company designated by the Surviving Corporation prior to the Effective Time and reasonably acceptable to Interstate (the "EXCHANGE AGENT"), for the benefit of the holders of Certificates, for exchange in accordance with this Article II through the Exchange Agent, certificates representing the number of shares of Surviving Corporation Common Stock (such shares of Surviving Corporation Common Stock, together with any dividends or distributions with respect thereto to which the holders of Certificates may be entitled pursuant to Section 2.2(c) hereof being hereinafter referred to as the "EXCHANGE FUND") issuable pursuant to Section 2.1(b) hereof in exchange for outstanding shares of Interstate Common Stock.

            (b) EXCHANGE PROCEDURES. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a Certificate (other than MeriStar, any MeriStar Subsidiary or any Interstate Subsidiary) (i) a letter of transmittal specifying that delivery shall be effected, and that risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu of Certificates) to the Exchange Agent, in a form and with other customary provisions reasonably specified by Interstate, and (ii) instructions for surrendering the Certificates in exchange for (A) certificates representing shares of Surviving Corporation Common Stock, (B) cash in lieu of fractional shares and (C) any unpaid dividends and other distributions. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of that Certificate shall be entitled to receive in exchange (1) a certificate representing that number of whole shares of Surviving Corporation Common Stock that the holder is entitled to receive under this Article II, (2) a check in the amount (after giving effect to any required tax withholding) of (x) any cash in lieu of fractional shares plus (y) any unpaid cash dividends and any other dividends or other distributions (other than stock dividends) that such holder has the right to receive under the provisions of this Article II, and the Certificate so surrendered shall immediately be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Interstate Common Stock or any Interstate Convertible Securities that is not registered in the transfer records of Interstate, a certificate representing the proper number of shares of Surviving Corporation Common Stock, together with a check for any cash to be paid upon the surrender of the Certificate and any other dividends or distributions in respect of those shares, may be issued or paid to such transferee if the Certificate formerly representing such Interstate Common Stock or any Interstate Convertible Securities is presented to the Exchange Agent, accompanied by all documents required to evidence and effect the transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for shares of Surviving Corporation Common Stock is to be issued in a name other than that in which the surrendered Certificate is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for shares of Surviving Corporation Common Stock in a name other than that of the registered holder of the surrendered Certificate, or shall establish to the satisfaction of the Surviving Corporation or the Exchange Agent that such tax has been paid or is not applicable.

            (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED INTERSTATE COMMON STOCK. Whenever a dividend or other distribution is declared by MeriStar or the Surviving Corporation in respect of MeriStar Common Stock or Surviving Corporation Common Stock and the record date for that dividend or other distribution is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable under this Agreement. No dividends or other distributions in respect of Surviving Corporation Common Stock shall be paid to any holder of any unsurrendered Certificate until that Certificate is surrendered for exchange in accordance with this Article II. Subject to the effect of applicable Laws, following surrender of any such Certificate, there shall be issued or paid to the holder of the certificates representing whole shares of Surviving Corporation Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time and a payment date on or prior to the date of issuance of such whole shares of Surviving Corporation Common Stock and not previously paid, and
(ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Surviving Corporation Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender. For purposes of dividends or other distributions in respect of shares of Surviving Corporation Common Stock, all shares of Surviving Corporation Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time.

            (d) NO FURTHER OWNERSHIP RIGHTS IN INTERSTATE COMMON STOCK. Each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration, as contemplated by this
Section 2.2. All shares of Surviving Corporation Common Stock, together with any cash paid under Section 2.2(c) hereof or Section 2.2(f) hereof issued upon the surrender for or exchange of Certificates in accordance with the terms of this Agreement, shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Interstate Common Stock formerly represented by such Certificates.

            (e) NO FURTHER TRANSFERS. After the Effective Time, the stock transfer books of Interstate shall be closed, and there shall be no further registration of transfers on the records of Interstate of the shares of Interstate Common Stock that were outstanding immediately prior to the Effective Time.

            (f) FRACTIONAL SHARES. No certificates or scrip representing fractional shares of Surviving Corporation Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interest shall not entitle its owner to vote, to receive dividends or to any other rights of a stockholder of the Surviving Corporation. Each holder of a fractional share interest shall be paid an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Interstate Common Stock held at the Effective Time by such holder) by (B) the closing price for a share of MeriStar Common Stock as reported on the New York Stock Exchange (the "NYSE") Composite Tape as reported by the Dow Jones News Services on the first trading day immediately preceding the date on which the Effective Time occurs. As promptly as practicable after the determination of the amount of cash, if any, to be paid to the holders of fractional share interests, the Exchange Agent shall so notify MeriStar prior to the Effective Time, or the Surviving Corporation after the Effective Time, and MeriStar or the Surviving Corporation, as applicable, shall deposit such amounts with the Exchange Agent (and such amount shall become part of the Exchange Fund) and cause the Exchange Agent to forward payments to such holders in accordance with Sections 2.2(b) and (c) hereof.

            (g) TERMINATION OF EXCHANGE FUND. Any shares of Surviving Corporation Common Stock and any portion of the Exchange Fund or of dividends or other distributions with respect to Surviving Corporation Common Stock deposited by the Surviving Corporation with the Exchange Agent (including the proceeds of any investments of those funds) that remains unclaimed by the former stockholders of Interstate 180 days after the Effective Time shall be paid to the Surviving Corporation. Any former stockholders of Interstate who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of their Merger Consideration and any dividends and other distributions issuable or payable pursuant to Section 2.2(c) hereof upon due surrender of their Certificates (or affidavits of loss in lieu of Certificates), in each case, without any interest. Notwithstanding the foregoing, none of the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of Interstate Common Stock for any amount properly delivered to a public official under applicable abandoned property, escheat or similar Laws. If any Certificates shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity), any amounts payable in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled to those amounts.

            (h) LOST CERTIFICATES. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such person of a bond in the form customarily required by the Surviving Corporation as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Surviving Corporation Common Stock, any unpaid dividends or other distributions and any cash payment in lieu of a fractional share in respect of that Certificate issuable or payable under this Article II upon due surrender thereof and deliverable in respect of the shares of Interstate Common Stock and associated Interstate Stockholder Rights represented by such Certificate under this Agreement, in each case, without interest.

      Section 2.5 APPRAISAL RIGHTS. In accordance with Section 3-202(c) of the MGCL, no appraisal rights shall be available to holders of shares of Interstate Class A Common Stock in connection with the Merger. In accordance with Section 3-202 of the MGCL, appraisal rights shall be available to the holders of shares of Interstate Class B Common Stock and Interstate Series B Preferred Stock in connection with the Merger.

      Section 2.6 ADJUSTMENTS TO PREVENT DILUTION. In the event that prior to the Effective Time there is a change in the number of shares of Interstate Common Stock or shares of the common stock, par value $0.01 per share, of MeriStar (the "MERISTAR COMMON STOCK") or securities convertible or exchangeable into or exercisable for shares of Interstate Common Stock or shares of MeriStar Common Stock issued and outstanding as a result of a distribution, reclassification, stock split (including a reverse stock split), stock dividend or distribution or other similar transaction (other than as contemplated by this Agreement), the Exchange Ratio shall be equitably adjusted to eliminate the effects of that event.

      Section 2.7 WITHHOLDING RIGHTS. The Surviving Corporation shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of a Certificate such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provisions of applicable Law. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for purposes of this Agreement as having been paid to the holder of a Certificate in respect to which such deduction and withholding was made by the Surviving Corporation.

      Section 2.8 STOCK OPTIONS.

            (a) Prior to the Effective Time, MeriStar and Interstate shall take all such actions as may be necessary to cause each outstanding Interstate Stock Option to be automatically assumed and converted at the Effective Time into an option (a "MERISTAR EXCHANGE OPTION") to purchase that number of shares of Surviving Corporation Common Stock equal to the number of shares of Interstate Common Stock issuable immediately prior to the Effective Time upon exercise of such Interstate Stock Option (without regard to actual restrictions on exercisability) multiplied by the Exchange Ratio, with an exercise price equal to the exercise price that was in effect under such Interstate Stock Option immediately prior to the Effective Time divided by the Exchange Ratio, and with such MeriStar Exchange Option being otherwise subject to the same terms and conditions as the terms and conditions of such Interstate Stock Option immediately before the Effective Time. It is the intention of the parties that the options so assumed by the Surviving Corporation qualify following the Effective Time as "incentive stock options," as defined in Section 422 of the Code, if and to the extent such options qualified as incentive stock options prior to the Effective Time. In connection with the granting of MeriStar Exchange Options, the Surviving Corporation shall (i) reserve for issuance the aggregate number of shares of Surviving Corporation Common Stock that will become subject to MeriStar Exchange Options pursuant to this Section 2.6, (ii) from and after the Effective Time, upon exercise of MeriStar Exchange Options, make available for issuance all shares of Surviving Corporation Common Stock covered thereby, subject to the terms and conditions applicable thereto, and
(iii) within 10 business days following the Effective Time, file a registration statement with the SEC on Form S-8 covering the issuance of shares of Surviving Corporation Common Stock upon exercise of the MeriStar Exchange Options.

            (b) Each MeriStar Stock Option granted under the MeriStar Option Plan that is outstanding (whether or not then exercisable) as of immediately prior to the Effective Time and that has not been exercised or canceled prior thereto, shall, at the Effective Time, survive the Merger, be deemed exercisable only for shares of Surviving Corporation Common Stock and continue to have, and be subject to, the same terms and conditions as set forth in the MeriStar Option Plan, as amended, and any relevant option agreements (as in effect immediately prior to the Effective Time) pursuant to which it was granted.

            ARTICLE III REPRESENTATIONS AND WARRANTIES OF INTERSTATE

      Interstate represents and warrants to MeriStar that:

      Section 3.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

            (a) Each of Interstate and each subsidiary of Interstate (collectively, the "INTERSTATE SUBSIDIARIES") (i) has been duly organized and is validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, as the case may be, (ii) has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted and
(iii) is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to have such governmental approvals or to be so qualified or licensed and in good standing that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on Interstate.

            (b) Section 3.1(b) of the disclosure letter prepared by Interstate, dated the date hereof and delivered by Interstate to MeriStar (the "INTERSTATE DISCLOSURE LETTER"), sets forth a complete and accurate list of each Interstate Subsidiary, together with its jurisdiction of incorporation or organization and the ownership or other interest therein of Interstate and of each other Interstate Subsidiary. Except as set forth in Section 3.1(b) of the Interstate Disclosure Letter, neither Interstate nor any Interstate Subsidiary holds any capital stock or other equity interest in any person other than the Interstate Subsidiaries so listed.

            (c) Section 3.1(c) of the Interstate Disclosure Letter sets forth a list of all agreements and other instruments executed, relating to, with respect to or in connection with (i) the issuance of the Interstate Series B Preferred Stock and Interstate Convertible Notes, (ii) the formation or capitalization of CGLH-IHC Fund I, L.P. and (iii) any investing or other activities of CGLH-IHC Fund I, L.P.

      Section 3.2 CHARTER AND BYLAWS. The copies of Interstate's charter and bylaws, each as amended through the date of this Agreement that are exhibits to Interstate's Annual Report on Form 10-K for the year ended December 31, 2001 or incorporated by reference therein, are complete and correct copies of those documents. Such charter and bylaws and all comparable organizational documents of the Interstate Subsidiaries are in full force and effect. Interstate is not in violation of any of the provisions of such charter or bylaws.

      Section 3.3 CAPITALIZATION.

            (a) The authorized capital stock of Interstate consists of 64,939,361 shares of common stock, $0.01 par value per share, of which 62,000,000 shares are Interstate Class A Common Stock, 1,500,000 shares are Interstate Class B Common Stock, and 1,439,361 shares are Interstate Class C Common Stock, and 10,000,000 shares of preferred stock, of which 70,000 shares are designated as Interstate Series A Preferred Stock and 850,000 shares are designated as Series B Convertible Preferred Stock, par value $.01 per share (the "INTERSTATE SERIES B PREFERRED STOCK"). As of the close of business on the date one business day prior to the date hereof, (i) 5,487,885 shares of Interstate Class A Common Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable, (ii) 242,555 shares of Interstate Class B Common Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable, (iii) no shares of Interstate Class C Common Stock were issued and outstanding, (iv) no shares of Interstate Series A Preferred Stock were issued and outstanding,
(v) 725,000 shares of Interstate Series B Preferred Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable, (vi) 1,401,983 shares of Interstate Common Stock were reserved for issuance under the Interstate Option Plans listed in Section 3.3 of the Interstate Disclosure Letter in the amounts stated therein and (vii) $25,000,000 in aggregate principal amount of 8.75% Subordinated Convertible Notes due 2007 of Interstate (the "INTERSTATE CONVERTIBLE NOTES", and together with the Interstate Series B Preferred Stock, the "INTERSTATE CONVERTIBLE SECURITIES") were outstanding. Except as set forth above and except for shares of Class A Common Stock reserved for issuance upon conversion of the Interstate Convertible Securities, as of the close of business on the date one business day prior to the date hereof, no shares of capital stock or other voting securities of Interstate were issued, reserved for issuance or outstanding.

            (b) As of the close of business on the date one business day prior to the date hereof, an aggregate of 646,100 options to purchase shares of Interstate Class A Common Stock (the "INTERSTATE STOCK OPTIONS") have been granted by Interstate and are outstanding under the Interstate option plans listed in Section 3.3(b) of the Interstate Disclosure

Letter (the "INTERSTATE OPTION PLANS"). Except as set forth in Section 3.3(a) and except as pursuant to (i) the Interstate Option Plans, (ii) the Interstate Stockholder Rights, (iii) the terms and conditions of the presently outstanding Interstate Convertible Securities listed on Section 3.3 of the Interstate Disclosure Letter, and (iv) the arrangements or agreements set forth in Section 3.3(b) of the Interstate Disclosure Letter, there are no existing (A) options, warrants, calls, preemptive rights, subscriptions, stock appreciation rights or other rights, convertible securities, agreements, arrangements or commitments of any character obligating Interstate or any Interstate Subsidiary to issue, transfer or sell any shares of capital stock or other equity interest in, Interstate or any Interstate Subsidiary or securities convertible into or exchangeable for such shares or equity interests, (B) contractual obligations of Interstate or any Interstate Subsidiary to repurchase, redeem or otherwise acquire any capital stock of Interstate or any Interstate Subsidiary, or (C) voting trusts or similar agreements to which Interstate or any Interstate Subsidiary is a party with respect to the voting of the capital stock of Interstate or any Interstate Subsidiary. Section 3.3(b) of the Interstate Disclosure Letter accurately and completely sets forth, as of the date of this Agreement, (x) the persons to whom Interstate Stock Options have been granted,
(y) the exercise price for Interstate Stock Options held by each such person, and (z) whether such Interstate Stock Options are subject to vesting and, if subject to vesting, the dates on which each of those Interstate Stock Options vest.

            (c) No shares of Interstate Common Stock or Interstate Series B Preferred Stock that have been issued are, and no shares of Interstate Common Stock subject to issuance will be, upon issuance prior to the Effective Time (on the terms and conditions specified in the instruments under which they are issuable) subject to preemptive rights. All shares of Interstate Common Stock subject to issuance will be, upon issuance, duly authorized, validly issued, fully paid, and nonassesssable. Except as set forth in Section 3.3(c) of the Interstate Disclosure Letter, (i) there are no outstanding contractual obligations of Interstate or any Interstate Subsidiary to repurchase, redeem or otherwise acquire any shares of Interstate Common Stock or any capital stock of any Interstate Subsidiary; (ii) each outstanding share of capital stock of each Interstate Subsidiary is duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights and each such share owned by Interstate or a Interstate Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the relevant owner's voting rights, charges, easements, restrictions, covenants, conditions of record and other encumbrances of any nature whatsoever (each a "LIEN" and collectively, "LIENS"); and (iii) there are no outstanding material contractual obligations of Interstate or any Interstate Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in any person other than a Interstate Subsidiary that is wholly owned by Interstate. Each outstanding share of capital stock of each Interstate Subsidiary is duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights.

            (d) There are no accrued and unpaid dividends in respect of the Interstate Common Stock or the Interstate Convertible Securities.

      Section 3.4 AUTHORITY.

            (a) Interstate has all necessary corporate power and authority to execute and deliver this Agreement and, subject only to the adoption and approval of this

Agreement and the approval of the transactions contemplated hereby (the "INTERSTATE PROPOSALS") by the affirmative vote of (i) the holders of 2/3 of the outstanding shares of Interstate Common Stock and (ii) the holders of Interstate Convertible Securities representing a majority of the combined (A) aggregate principal amount of the Interstate Convertible Notes outstanding plus (B) aggregate stated amount of the Interstate Series B Preferred Stock outstanding on the record date for such vote of such holders in each case, excluding Interstate Convertible Securities held by Interstate or any of its executive officers (the "REQUISITE INTERSTATE VOTE"), to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement to be consummated by Interstate. The execution and delivery of this Agreement by Interstate and the consummation by Interstate of such transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Interstate or any Interstate Subsidiary are necessary to authorize this Agreement or to consummate such transactions other than the adoption and approval of the Interstate Proposals by the Requisite Interstate Vote. This Agreement has been duly authorized and validly executed and delivered by Interstate and constitutes a legal, valid and binding obligation of Interstate, enforceable against Interstate in accordance with its terms.

            (b) The Board of Directors of Interstate (i) has unanimously approved and adopted the Interstate Proposals and (ii) has declared that the Merger, this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of Interstate and the holders of Interstate Common Stock.

      Section 3.5 NO CONFLICTS.

            (a) Except as set forth in Section 3.5(a) of the Interstate Disclosure Letter, the execution and delivery of this Agreement by Interstate do not, and the performance of this Agreement by Interstate will not:

                  (i) conflict with or violate any provision of Interstate's charter or bylaws or any comparable organizational documents of any Interstate Subsidiary;

                  (ii) assuming that all consents, approvals, authorizations and other actions set forth in Section 3.6 hereof have been obtained and all filings, applications and obligations set forth in Section 3.6 hereof have been made, conflict with or violate any Law applicable to Interstate or any Interstate Subsidiary or by which any property or asset of Interstate or any Interstate Subsidiary is or may be bound or affected, except for any such conflicts or violations that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on Interstate; or

                  (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Interstate or any Interstate Subsidiary under any note, bond, mortgage, indenture, contract, agreement, partnership or joint venture agreement, commitment, lease, license, permit, franchise or other instrument or obligation (collectively, "CONTRACTS") to which Interstate or any Interstate Subsidiary is a party or by which any of them or their assets or properties is or may be bound or affected, except for any such breaches, defaults or other occurrences which, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on Interstate.

            (b) Section 3.5(b) of the Interstate Disclosure Letter sets forth a correct and complete list of Contracts to which Interstate or any Interstate Subsidiary is a party or by which any of them or their assets or properties is or may be bound or affected under which consents or waivers are or may be required prior to consummation of or as a result of the transactions contemplated by this Agreement in order to avoid any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of any such Contract, or result in the creation of a Lien or other liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests, encroachments, survey defects, easements, covenants or other defects in or encumbrances on title (each, an "ENCUMBRANCE" and collectively, "ENCUMBRANCES") on any property or asset of Interstate or any Interstate Subsidiary, except for Contracts under which such breach, default, termination, amendment, acceleration, cancellation, Lien or Encumbrance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Interstate.

      Section 3.6 REQUIRED FILINGS AND CONSENTS. Except as set forth in Section
3.6 of the Interstate Disclosure Letter, the execution and delivery of this Agreement by Interstate do not, and the performance of this Agreement by Interstate will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal or arbitral body or self-regulated entity (each, a "GOVERNMENTAL ENTITY"), except (i) for applicable requirements of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "SECURITIES ACT"), applicable requirements of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "EXCHANGE ACT"), applicable requirements of state securities or "blue sky" laws ("BLUE SKY LAWS"), the rules and regulations of NASDAQ, applicable requirements of Takeover Statutes, applicable state environmental statutes, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR ACT"), (ii) for the filing of the Certificate of Merger as required by the DGCL, (iii) for the filing of the Articles of Merger with the SDAT, and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on Interstate.

      Section 3.7 PERMITS; COMPLIANCE WITH LAW. Except as set forth in Section
3.7 of the Interstate Disclosure Letter, each of Interstate and the Interstate Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, registrations, approvals and orders of any Governmental Entity necessary for Interstate or any Interstate Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (collectively, the "INTERSTATE PERMITS"), except where the failure to have any of the Interstate Permits, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Material Adverse Effect on Interstate, and, as of the date of this Agreement, no suspension or cancellation of any of the

Interstate Permits is pending or, to the knowledge of Interstate, threatened, except where the failure to have, or the suspension or cancellation of, any of the Interstate Permits, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Material Adverse Effect on Interstate. Neither Interstate nor any Interstate Subsidiary has been or is, in conflict with, or in default or violation of, (i) any Law applicable to Interstate or any Interstate Subsidiary or by which any property or asset of Interstate or any Interstate Subsidiary is or may be bound or affected or (ii) any Interstate Permits, except for any such conflicts, defaults or violations that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on Interstate.

      Section 3.8 SEC FILINGS; FINANCIAL STATEMENTS.

            (a) Interstate has filed all forms, reports, schedules, statements and other documents (including all exhibits, annexes, supplements and amendments to such documents) required to be filed by it under the Exchange Act and the Securities Act since June 18, 1999, through the date of this Agreement (collectively, as amended and supplemented to date, the "INTERSTATE SEC REPORTS") and Interstate has made available to MeriStar each Interstate SEC Report filed with the United States Securities and Exchange Commission (the "SEC"). The Interstate SEC Reports, including any financial statements or schedules included or incorporated therein by reference, at the time they were filed or, if amended, as so amended prior to the date hereof, and all forms, reports, schedules, statements and other documents filed with the SEC after the date of this Agreement and prior to the Effective Time, at the time they will be filed, (i) complied in all material respects with the requirements of the Exchange Act or the Securities Act or both, as the case may be, applicable to those Interstate SEC Reports and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary in order to make the statements made in those Interstate SEC Reports, in the light of the circumstances under which they were made, not misleading. No Interstate Subsidiary is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any documents with the SEC or any national securities exchange or quotation service or comparable Governmental Entity.

            (b) Each of the consolidated balance sheets included in or incorporated by reference into the Interstate SEC Reports and in any form, report or document filed after the date of this Agreement and prior to the Effective Time (including in each case, the related notes and schedules) fairly presented in all material respects, the consolidated financial position of Interstate as of the dates set forth in those consolidated balance sheets in accordance with United States generally accepted accounting principles ("GAAP"). Each of the consolidated statements of income and of cash flows included in or incorporated by reference into the Interstate SEC Reports and in any form, report or document filed after the date of this Agreement and prior to the Effective Time (including in each case, any related notes and schedules) fairly presented in all material respects, the consolidated results of operations and cash flows, as the case may be, of Interstate and the consolidated Interstate Subsidiaries for the periods set forth in those consolidated statements of income and of cash flows (subject, in the case of unaudited quarterly statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in conformity with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the
SEC) consistently applied throughout the periods indicated. All of such balance sheets and statements complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

            (c) Except as and to the extent set forth on the consolidated balance sheet of Interstate and the consolidated Interstate Subsidiaries as of December 31, 2001 including the related notes, neither Interstate nor any Interstate Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in the related notes prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business since December 31, 2001 that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on Interstate.

            (d) Except as disclosed in Section 3.8(d) of the Interstate Disclosure Letter, or in the "Liquidity and Capital Resources" section of the "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in Interstate's most recently filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q, neither Interstate nor any Interstate Subsidiary has off-balance sheet arrangements with any entity to (i) provide financing, liquidity, or market or credit risk support for Interstate or any Interstate Subsidiary; (ii) engage in leasing, hedging, or research and development services with Interstate or any Interstate Subsidiary; or (iii) expose Interstate or any Interstate Subsidiary to any material liability that is not reflected on the face of the associated financial statements.

      Section 3.9 ABSENCE OF CERTAIN CHANGES OR EVENTS.

            (a) Except as (i) set forth in Section 3.9(a) of the Interstate Disclosure Letter, (ii) disclosed in the Interstate SEC Reports filed with the SEC since December 31, 2001 and which have been filed and are publicly available prior to the date of this Agreement ("INTERSTATE FILED SEC REPORTS") or (iii) permitted after the date hereof by Section 5.1 hereof, since December 31, 2001,
(A) Interstate and the Interstate Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice, (B) there has not been any Material Adverse Effect on Interstate and (C) there has not been:

                  (i) any damage, destruction or other casualty loss with respect to any asset or property owned, leased, managed or otherwise used by Interstate or any Interstate Subsidiary, whether or not covered by insurance, which damage, destruction or loss, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect on Interstate;

                  (ii) any material change by Interstate in its or any Interstate Subsidiary's accounting methods, principles or practices except as a result of changes in GAAP;

                  (iii) any declaration, setting aside or payment of any dividend or distribution in respect of Interstate Common Stock or any redemption, purchase or other acquisition of any of Interstate's securities;

                  (iv) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of Interstate or any Interstate Subsidiary except in the ordinary course of business consistent with past practice or except as required by applicable Law;

                  (v) (A) any incurrence or assumption by Interstate or any Interstate Subsidiary of any indebtedness for borrowed money or (B) any guarantee, endorsement or other incurrence or assumption of material liability (whether directly, contingently or otherwise) by Interstate or any Interstate Subsidiary for the obligations of any other person (other than any wholly owned Interstate Subsidiary), other than in the ordinary course of business consistent with past practice and individually not in excess of $100,000;

                  (vi) any creation or assumption by Interstate or any Interstate Subsidiary of any Lien on any material asset of Interstate or any Interstate Subsidiary, other than in the ordinary course of business, consistent with past practice;

                  (vii) any making of any loan, advance or capital contribution to or investment in any person (including an employee or director of Interstate or any Interstate Subsidiary) by Interstate or any Interstate Subsidiary (other than to Interstate or any Interstate Subsidiary), other than in the ordinary course of business, consistent with past practice and individually not in excess of $50,000;

                  (viii) any contract or agreement entered into by Interstate or any Interstate Subsidiary relating to any material acquisition or disposition of any assets or business;

                  (ix) any modification, amendment, assignment or termination of or relinquishment by Interstate or any Interstate Subsidiary of any rights under any Contract (including any insurance policy naming it as a beneficiary or a loss payable payee) that has resulted or could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect on Interstate other than transactions, commitments, contracts or agreements in the ordinary course of business consistent with past practice or those contemplated by this Agreement; or

                  (x) any contract, license or other agreement entered into by Interstate or any Interstate Subsidiary that contains (A) any "change of control" provision that would be triggered by, (B) any provision that would cause the termination or adverse modification of such contract as a result of, or (C) any prohibition on transfer that would be violated or breached by, in each case, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby that has resulted or could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect on Interstate.

      Section 3.10 EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

            (a) Each employee benefit plan, program and arrangement, and each employment, termination, severance or other employee benefit contract or agreement, with respect to which Interstate, any of the Interstate Subsidiaries or any other entity that is treated as a single employer with Interstate or any of the Interstate Subsidiaries under Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 414 of the Code (each, a "INTERSTATE ERISA GROUP MEMBER") has any obligation or which are maintained, contributed to or sponsored by a Interstate ERISA Group Member for the benefit of any current or former employee, officer or director of a Interstate ERISA Group Member under which plan, program, arrangement, contract or agreement total payments of more than $25,000 may be required to be made by a Interstate ERISA Group Member (collectively, the "INTERSTATE BENEFIT PLANS") are listed on Section 3.10(a) of the Interstate Disclosure Letter. Except for those matters listed on Section 3.10(a) of the Interstate Disclosure Letter and such matters as, individually or in the aggregate, have not and could not reasonably be expected to result in a Material Adverse Effect on Interstate:

                  (i) each Interstate Benefit Plan and any related trust intended to be qualified under Sections 401(a) and 501(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") that it is so qualified, and to the knowledge of Interstate, nothing has occurred since the date of such letter that could materially adversely affect the qualified status of such Interstate Benefit Plan or related trust;

                  (ii) each Interstate Benefit Plan has been operated in accordance with its terms and the requirements of ERISA, the Code and other applicable Law, and all reporting, filing and disclosure obligations imposed under ERISA, the Code and other applicable Law have been satisfied with respect to each Interstate Benefit Plan;

                  (iii) no Interstate ERISA Group Member has incurred any direct or indirect liability arising out of a violation of Title I of ERISA or comparable provisions of the Code, or under, arising out of or by operation of Title IV of ERISA or comparable provisions of the Code, in connection with any Interstate Benefit Plan or other retirement plan or arrangement, and to the knowledge of Interstate, no fact or event exists that could reasonably be expected to give rise to any such liability;

                  (iv) all contributions and/or insurance premium payments due and payable on or before the date hereof in respect of each Interstate Benefit Plan have been made in full and in proper form;

                  (v) no Interstate ERISA Group Member has ever sponsored or been obligated to contribute to any "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA), "multiple employer plan" (as defined in Section 210 of ERISA and Section 413 of the Code) or "defined benefit plan" (as defined in Section 3(35) of ERISA);

                  (vi) no Interstate ERISA Group Member would incur withdrawal liability (within the meaning of Part 1 of Subtitle E of Title I of ERISA) if it withdrew (within the meaning of Part 1 of Subtitle E of Title I of ERISA) from each Interstate Benefit Plan that is a "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA);

                  (vii) no Interstate Benefit Plan has or has incurred an accumulated funding deficiency within the meaning of Section 302 of ERISA and
Section 412 of the Code, nor has any waiver of the minimum funding standards of
Section 302 of ERISA and Section 412 of the Code been requested of or granted by the IRS with respect to any Interstate

Benefit Plan, nor has any lien in favor of any Interstate Benefit Plan arisen under Section 412(n) of the Code or Section 302(f) of ERISA;

                  (viii) except as otherwise required under ERISA, the Code and other applicable Law, no Interstate Benefit Plan currently or previously maintained by Interstate or any of the Interstate Subsidiaries provides any post-retirement health or life insurance benefits in the future;

                  (ix) no Interstate Benefit Plan is or at any time was funded through a "welfare benefit fund" (as defined in Section 419(e) of the Code), and no benefits under any Interstate Benefit Plan are or at any time have been provided through a voluntary employees' beneficiary association (within the meaning of Section 501(c)(9) of the Code) or a supplemental unemployment benefit plan (within the meaning of Section 501(c)(17) of the Code);

                  (x) with respect to any insurance policy providing funding for benefits under any Interstate Benefit Plan, there is no liability of Interstate or any of the Interstate Subsidiaries in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability, nor would there be any such liability if such insurance policy was terminated on the date hereof;

                  (xi) there is no pending or, to the knowledge of Interstate, threatened litigation, assessment, complaint, proceeding or investigation of any kind in any court or from any Governmental Entity or other person with respect to any Interstate Benefit Plan (other than routine claims for benefits), nor is there, to the knowledge of Interstate, any basis for one;

                  (xii) the disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by Interstate or any of the Interstate Subsidiaries under any Interstate Benefit Plan; and

                  (xiii) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in the payment of separation, severance, termination, "golden parachute" or similar-type benefits to any person, (B) increase any benefits otherwise payable under any Interstate Benefit Plan or otherwise, (C) result in any acceleration of the time of payment or vesting of any benefits, (D) trigger a requirement for funding or the acceleration of funding of any benefits or (E) commence a period during which a subsequent termination of employment by an employee of Interstate or any Interstate Subsidiary will entitle such employee to benefits in excess of what would otherwise have been required in the absence of the transactions contemplated hereby.

            (b) Interstate has made available to MeriStar a complete and accurate copy of each Interstate Benefit Plan (or a written summary in the case of an unwritten Interstate Benefit Plan) and a complete and accurate copy of each material document prepared in connection with each such Interstate Benefit Plan, including without limitation, a copy of (i) each trust or other funding arrangement, if any, (ii) each summary plan description and summary of material modifications, if any, (iii) the most recently filed IRS Form 5500, if any, (iv) the most recently received IRS determination letter, if any, and (v) the most recently prepared actuarial report and financial statement, if any.

            (c) Except as set forth in Section 3.10(c) of the Interstate Disclosure Letter, (i) there are no leased employees within the meaning of
Section 414(n) of the Code who perform services for any Interstate ERISA Group Member and (ii) neither Interstate nor any of the Interstate Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or other labor union organization. Interstate has made available true, correct and complete copies of all such agreements to MeriStar. Except as set forth in Section 3.10(c) of the Interstate Disclosure Letter and except as individually or in the aggregate, has not resulted and could not reasonably be expected to result, in a Material Adverse Effect on Interstate, (A) currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect Interstate or any Interstate Subsidiary; (B) there are no controversies, strikes, slowdowns or work stoppages pending or, to the knowledge of Interstate, after due inquiry, threatened between Interstate or any of the Interstate Subsidiaries and any of their respective employees, and neither Interstate nor any of the Interstate Subsidiaries has experienced any such controversy, strike, slowdown or work stoppage within the past three years;
(C) neither Interstate nor any of the Interstate Subsidiaries has breached or otherwise failed to comply with the provisions of any collective bargaining or union contract and there are no grievances outstanding against Interstate or any Interstate Subsidiary under any such agreement or contract; and (D) there are no unfair labor practice complaints pending against Interstate or any of the Interstate Subsidiaries before the National Labor Relations Board or any other Governmental Entity or any current union representation questions involving employees of Interstate or any of the Interstate Subsidiaries.

      Section 3.11 CONTRACTS; DEBT INSTRUMENTS. Except for the Contracts set forth in Section 3.11 of the Interstate Disclosure Letter, true, correct and complete copies of which have been made available to MeriStar, there is no Contract that is material to the business, financial condition or results of operations of Interstate and the Interstate Subsidiaries taken as a whole. Each of the Contracts to which Interstate or any Interstate Subsidiary is a party or by which it or any of its properties or assets is or may be bound or affected, constitutes a valid and legally binding obligation of Interstate or such Interstate Subsidiary and, to the knowledge of Interstate, of the other parties thereto, enforceable in accordance with its terms, and is in full force and effect, except to the extent the failure to be so valid, binding or enforceable, individually or in the aggregate, has not and could not reasonably be expected to result in a Material Adverse Effect on Interstate. Except as set forth in
Section 3.11 of the Interstate Disclosure Letter, neither Interstate nor any Interstate Subsidiary, nor to Interstate's knowledge, any other person, is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which Interstate or any Interstate Subsidiary is a party or by which it or any of its properties or assets is or may be bound or affected, except for violations or defaults that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on Interstate. Section 3.11 of the Interstate Disclosure Letter sets forth, with respect to all long-term debt of Interstate and the Interstate Subsidiaries (the "INTERSTATE LONG-TERM DEBT"), (i) the agreement under which such debt was incurred, (ii) the borrowers of such debt, (iii) the principal amounts drawn under such agreement, (iv) the weighted-average interest rate applicable to such debt and (vi) any other material changes to such debt since December 31, 2001.

      Section 3.12 LITIGATION. Except as set forth in Section 3.12 of the Interstate Disclosure Letter, and except as specifically described in Item 3 of Interstate's Annual Report on Form 10-K for the year ended December 31, 2001, as amended on April 19, 2002, there are no suits, claims, actions, proceedings or investigations (collectively, "CLAIMS") that are uninsured (in whole or in part), pending or, to the knowledge of Interstate, threatened against Interstate or any Interstate Subsidiary before any Governmental Entity that, if adversely determined, individually or in the aggregate, have resulted or could reasonably be expected to result in a Material Adverse Effect on Interstate. Neither Interstate nor any Interstate Subsidiary is subject to any outstanding orders, writs, injunctions or decrees which, individually or in the aggregate, have resulted or could reasonably be expected to result in a Material Adverse Effect on Interstate.

      Section 3.13 ENVIRONMENTAL MATTERS. Except (i) as has not, individually or in the aggregate, resulted and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Interstate,
(ii) as set forth in Section 3.13 of the Interstate Disclosure Letter, or (iii) as disclosed in Interstate Filed SEC Reports:

            (a) Interstate and the Interstate Subsidiaries (i) are in compliance with all applicable Environmental Laws, (ii) hold all necessary Environmental Permits under those Environmental Laws and (iii) are in compliance with their respective Environmental Permits;

            (b) none of Interstate, any Interstate Subsidiary, and their respective predecessors has received any request for information or been notified in writing that it is a potentially responsible party, under CERCLA or any similar law of any state, locality, or any other jurisdiction;

            (c) none of Interstate, any Interstate Subsidiary and their respective predecessors has entered into or agreed to any consent decree or order or is subject to any outstanding judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances with any Governmental Entity and, to the knowledge of Interstate, no investigation, litigation or other proceeding is pending or threatened with respect thereto; and, to the knowledge of Interstate, no condition exists on any property currently or formerly operated by Interstate or any Interstate Subsidiary that is reasonably likely to lead to such investigation, litigation or proceeding;

            (d) none of the real property currently or formerly owned or leased by Interstate or any Interstate Subsidiary is listed or, to the knowledge of Interstate, proposed for listing on the "National Priorities List" under CERCLA or CERCLIS (as defined in CERCLA), as updated through the date of this Agreement, or any similar list of sites in the United States or any other jurisdiction requiring investigation or cleanup; and

            (e) MeriStar has been provided access to all reports in Interstate's possession or control assessing the environmental condition of Interstate's current and former owned properties, which reports are listed in Section 3.13(e) of the Interstate Disclosure Letter; and

            (f) For purposes of this Agreement:

                  (i) "ENVIRONMENTAL LAW" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, by-law, order, or determination of any Governmental Entity or judicial authority at the federal, state, or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted;

                  (ii) "ENVIRONMENTAL PERMIT" shall mean any permit, license, approval, consent, or authorization issued by a federal, state, or local Governmental Entity pursuant to an Environmental Law;

                  (iii) "HAZARDOUS SUBSTANCE" means any element, compound, substance or material of any nature whatsoever (including, without limitation, any product) that is listed, classified or regulated pursuant to any Environmental Law or the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law, including, without limitation, any petroleum product, by-product or additive, asbestos-containing material, polychlorinated biphenyl, radioactive materials, volatile organic compound, or hazardous air pollutant.

      Section 3.14 INTELLECTUAL PROPERTY.

            (a) DISCLOSURE.

                  (i) Section 3.14(a)(i) of the Interstate Disclosure Letter sets forth all United States and foreign: (A) patents and patent applications,
(B) trademarks, trade names, brand names and corporate names, and all service marks, registrations and applications thereof, (C) Internet domain name registrations and applications and (D) copyright registrations and applications owned or licensed by Interstate or the Interstate Subsidiaries, in each case described in clauses (A) through (D), that are material to the business and operations of Interstate or the Interstate Subsidiaries as presently conducted, specifying as to each item, as applicable: (1) the nature of the item, including the title; (2) the owner of the item; (3) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed; and (4) the issuance, registration or application numbers and dates.

                  (ii) Section 3.14(a)(ii) of the Interstate Disclosure Letter sets forth all material licenses, sublicenses, and other agreements or permissions ("IP LICENSES") under which Interstate or any of the Interstate Subsidiaries is a licensor or licensee or otherwise is authorized to use or practice any Intellectual Property except for hotel franchise agreements pursuant to which Interstate or any Interstate Subsidiary, as hotel manager or as lessee, is granted the right to use the intellectual property of the franchisor. Except as set forth in Section 3.14(a)(ii) of the Interstate Disclosure Letter, no person has a right to receive a royalty or similar payment in respect of any Intellectual Property used by Interstate or the Interstate Subsidiaries, whether pursuant to any contractual arrangements entered into by Interstate or any Interstate Subsidiary or otherwise. For purposes of this Agreement, "INTELLECTUAL PROPERTY" means all of the following as they exist in all jurisdictions throughout the world, in each case, to the extent owned by, licensed to, or otherwise used by Interstate or the Interstate Subsidiaries or MeriStar or the MeriStar Subsidiaries, as applicable:
(A) patents, patent applications, and other patent rights (including any divisions, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are modified, withdrawn, or resubmitted); (B) trademarks, service marks, trade dress, trade names, brand names, designs, logos, or corporate names, whether registered or unregistered, and all registrations and applications for registration thereof; (C) copyrights, including all renewals and extensions, copyright registrations and applications for registration, and non-registered copyrights; (D) trade secrets, concepts, ideas, designs, research, processes, procedures, techniques, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, mask work, or trade secret protection) (collectively, "TECHNOLOGY"); (E) computer software programs, including all source code, object code, and documentation related thereto (the "SOFTWARE") and (F) Internet addresses, domain names, web sites, web pages and similar rights and items.

                  (iii) Section 3.14(a)(iii) of the Interstate Disclosure Letter sets forth and describes the status, as of the date of this Agreement, of any material agreements involving Intellectual Property currently in negotiation or proposed ("PROPOSED INTELLECTUAL PROPERTY AGREEMENTS") by Interstate or the Interstate Subsidiaries.

            (b) OWNERSHIP. Except as set forth in Section 3.14(b) of the Interstate Disclosure Letter, Interstate or the Interstate Subsidiaries exclusively own the entire right, title and interest to (or otherwise have the right to use pursuant to a valid license, sublicense or other agreement), free and clear of all Liens, and have the unrestricted right to use, sell or license (subject to any such license terms, as applicable) all Intellectual Property, and have the right to bring actions for infringement of all of their owned Intellectual Property, except, with respect to any of the above, where the failures to so own or have such rights, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on Interstate.

            (c) CLAIMS. Except as set forth in Section 3.14(c) of the Interstate Disclosure Letter, neither Interstate nor any of the Interstate Subsidiaries has been, during the three years preceding the date of this Agreement, a party to any Claim, nor, to the knowledge of Interstate, is any Claim threatened, that challenges the validity, enforceability, ownership, or right to use, sell, or license any of its Intellectual Property, except for Claims that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on Interstate. To the knowledge of Interstate, no third party is infringing upon or otherwise violating any Intellectual Property of Interstate or any of the Interstate Subsidiaries, except for infringements or violations that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on Interstate. To the knowledge of Interstate, none of the Intellectual Property owned, licensed or used by it or any Interstate Subsidiary infringes upon or otherwise violates any intellectual property rights of others.

            (d) ADMINISTRATION AND ENFORCEMENT. Interstate and the Interstate Subsidiaries have taken all necessary and desirable actions to maintain and protect each item of

Intellectual Property owned by Interstate or any Interstate Subsidiary, except for failures to take such actions that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on Interstate. To the knowledge of Interstate, all of the Intellectual Property rights of Interstate and the Interstate Subsidiaries are valid and enforceable.

            (e) PROTECTION OF TRADE SECRETS AND TECHNOLOGY. Without limiting the generality of Section 3.14(d) hereof, Interstate and the Interstate Subsidiaries have taken all reasonable precautions to protect the secrecy, confidentiality, and value of their trade secrets and the proprietary nature and value of their Technology and other Intellectual Property, except for failures to take such precautions that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on Interstate.

            (f) EFFECT OF TRANSACTION. Neither Interstate nor any of the Interstate Subsidiaries is, nor, as a result of the execution and delivery of this Agreement or its performance of its obligations hereunder, will be, in violation of any agreement relating to any Intellectual Property, except for violations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on Interstate. After the completion of the transactions contemplated by this Agreement, Interstate and the Interstate Subsidiaries will continue to own all right, title, and interest in and to or have a license to use all their Intellectual Property on identical terms and conditions as Interstate and the Interstate Subsidiaries enjoyed immediately prior to such transactions, except for failures to own or have available for use that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on Interstate.

      Section 3.15 TAXES. Except as set forth in Section 3.15 of the Interstate Disclosure Letter and except as has not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on
Interstate:

            (a) Interstate and each Interstate Subsidiary has timely filed or caused to be filed all Tax Returns required to be filed by or with respect to it, its operations and assets, and has paid or caused to be paid or, in respect of Taxes not yet due, has accrued, all Taxes shown thereon as owing. All Tax Returns filed by Interstate or any Interstate Subsidiary were prepared in compliance with all applicable Laws and regulations and were true, complete, and correct in all respects as of the date on which they were filed or as subsequently amended to the date hereof. Complete copies of federal, state, local, and foreign Tax Returns of Interstate and each Interstate Subsidiary for each of the years ended 2000 and 1999 have heretofore been delivered or made available to MeriStar. Prior to the date hereof, Interstate has provided to MeriStar copies of all revenue agents' reports and other written assertions of deficiencies or other liabilities for Taxes of Interstate and each Interstate Subsidiary with respect to past periods for which the applicable statute of limitations has not expired. As used in this Agreement, (i) "TAX" or "TAXES" shall mean all taxes of any kind, charges, fees, customs, duties, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, ad valorem, value added, transfer, gains, franchise, profits, inventory, net worth, capital stock, asset, sales, use, license, estimated withholding, payroll, transaction, capital, employment, social security, workers compensation, unemployment, excise, any interest and any penalties, additions to tax or additional amounts, imposed by any taxing authority (domestic or foreign) and shall include any transferee liability in respect of Taxes; and (ii) "TAX RETURNS" shall mean all returns, reports, or similar statements required to be filed with respect to any Tax (including any attached schedules), including, without limitation, information returns, claims for refund, amended returns, or declarations of estimated Tax.

            (b) Interstate and each Interstate Subsidiary has timely paid or caused to be paid all Taxes for which a notice of, or assessment or demand for, payment has been received or which are otherwise due and payable with respect to Interstate or any Interstate Subsidiary, its operations and assets, except for Taxes that are being contested in good faith by appropriate proceedings (all of which are disclosed on Section 3.15(b) of the Interstate Disclosure Letter) and for payment of which Taxes adequate reserves will have been set up as of the Closing Date.

            (c) Interstate and each of the Interstate Subsidiaries has complied with all applicable Laws, rules, and regulations relating to the withholding of Taxes and has timely collected or withheld and paid over to the proper governmental authorities all amounts shown to be owing or withheld on its Tax Returns and paid over for all prior periods under all applicable Laws.

            (d) There are no outstanding agreements, waivers, or arrangements extending the statutory period of limitations for the assessment or collection of Taxes with respect to any Tax Return that relates to Interstate or any Interstate Subsidiary, which waivers or extensions currently are in effect, and no request for any such waiver or extension is currently pending.

            (e) There are no Tax rulings, request for rulings, or closing agreements relating specifically to Interstate or any Interstate Subsidiary which could affect its liability for Taxes for any period after the Closing Date.

            (f) No action, suit, proceeding, investigation, audit, claim, or assessment is presently pending or to the knowledge of Interstate, proposed with regard to any Taxes that relate to Interstate or any Interstate Subsidiary for which Interstate or any Interstate Subsidiary would or could be liable. None of Interstate or any Interstate Subsidiary has received a request from any taxing authority for information with respect to Taxes of Interstate or the Interstate Subsidiaries. Neither Interstate nor any Interstate Subsidiary has any knowledge of any fact or condition that, if known to any taxing authority having jurisdiction, would likely result in the issuance of a notice of proposed deficiency or similar notice of intention to assess Taxes against Interstate or the Interstate Subsidiaries, and no issue has arisen in any examination of Interstate or the Interstate Subsidiaries by any taxing authority that if raised with respect to any other period not so examined would result in a material deficiency for any other period not so examined, if upheld.

            (g) Neither Interstate nor any of the Interstate Subsidiaries (i) has agreed to or is required to make any adjustment pursuant to Section 481 of the Code (or any predecessor or similar provision of other Laws or regulations) by reason of a change in accounting method or otherwise; (ii) has knowledge that any taxing authority has proposed any such adjustment or change which proposal is currently pending; or (iii) has an application pending with any taxing authority requesting permission for any change in accounting methods that relates to its business and operations.

            (h) Neither Interstate nor any Interstate Subsidiary (i) is a party to, is bound by, or has any obligation under, any Tax sharing agreement or similar contract, (ii) has any current or potential contractual obligation to indemnify any other person with respect to Taxes, or (iii) has any obligation to make distributions in respect of Taxes.

            (i) No Taxes are delinquent or constitute a lien (other than with respect to Taxes which are not yet due and payable) against Interstate or any Interstate Subsidiary, except with respect to Taxes being contested in good faith by appropriate proceedings (all of which are disclosed on Section 3.15(i) of the Interstate Disclosure Letter) and for payment of which Taxes adequate reserves have been established.

            (j) There is no contract, agreement, plan, or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Interstate or any Interstate Subsidiary by reason of Section 280G of the Code.

            (k) The unused "net operating losses" (as defined in Section 172 of the Code) of Interstate and each Interstate Subsidiary as reflected on the applicable Tax Returns, and the years in which all such net operating losses arose and will expire are set forth on Section 3.15(k) of the Interstate Disclosure Letter.

            (l) To the knowledge of Interstate, no property of Interstate or any Interstate Subsidiary is "tax-exempt use property" within the meaning of Section 168 of the Code.

            (m) Neither Interstate nor, to the knowledge of Interstate, any of its affiliates has taken or agreed to take any action, nor is Interstate aware of any agreement, plan or other circumstance, that would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

            (n) Neither Interstate nor any Interstate Subsidiary has been either a distributing or controlled corporation within the meaning of Section 355 of the Code within the two years preceding the date of this Agreement.

      Section 3.16 NON-COMPETITION AGREEMENTS.

            (a) Section 3.16(a) of the Interstate Disclosure Letter sets forth a complete and accurate list of any Contract to which Interstate or any Interstate Subsidiary is a party which purports to restrict or prohibit Interstate or any Interstate Subsidiary collectively from, directly or indirectly, engaging in any business currently engaged in by Interstate, any Interstate Subsidiary or any other persons affiliated with Interstate. Except as set forth in Section 3.16(a) of the Interstate Disclosure Letter or as has not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Interstate, neither Interstate nor any Interstate Subsidiary is a party to any Contract which purports to restrict or prohibit Interstate or any Interstate Subsidiary collectively from, directly or indirectly, engaging in any business currently engaged in by Interstate, any Interstate Subsidiary or any other persons affiliated with Interstate and none of Interstate's officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with Interstate, restricts Interstate or any Interstate Subsidiary or affiliate of either of them from, directly or indirectly, engaging in any of the businesses described above.

            (b) Assuming the completeness and accuracy of the list of names and addresses of the properties contained in Section 4.29(a) of the MeriStar Disclosure Letter, Section 3.16(b) of the Interstate Disclosure Letter sets forth a complete and accurate list of each management agreement, franchise agreement or other agreement to which Interstate or any Interstate Subsidiary is a party that contains any restrictions on engaging in any business (or the geographical scope of such business) currently engaged in by Interstate, any Interstate Subsidiary, any other persons affiliated with Interstate or by MeriStar, any MeriStar Subsidiary or any other persons affiliated with MeriStar, in each case, that would be breached or violated or that would result in the restriction or termination of such management agreement as a result of the execution, delivery or performance of this agreement or the consummation of the transactions contemplated hereby.

      Section 3.17 AGREEMENTS WITH REGULATORY AGENCIES. Except as set forth in
Section 3.17 of the Interstate Disclosure Letter, neither Interstate nor any Interstate Subsidiary is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not listed in Section 3.17 of the Interstate Disclosure Letter, a "INTERSTATE REGULATORY AGREEMENT" ), any Governmental Entity that restricts the conduct of its business, except for any Interstate Regulatory Agreements that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on Interstate. Neither Interstate nor any Interstate Subsidiary has been advised by any Governmental Entity that such Governmental Entity is considering issuing or requesting any Interstate Regulatory Agreement, except for any such proposed Interstate Regulatory Agreements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on Interstate.

      Section 3.18 OPINION OF FINANCIAL ADVISOR. Merrill Lynch & Co. (the "INTERSTATE FINANCIAL ADVISOR") has delivered to the Board of Directors of Interstate its opinion to the effect that, as of the date of this Agreement, the Transaction (as defined therein) is fair, from a financial point of view, to the holders of Interstate Common Stock, other than the Investor, whether or not the Merger is consummated, which opinion will be accompanied by an authorization to include a copy of such opinion in the Proxy Materials. Interstate will deliver to MeriStar a signed copy of the written opinion for informational purposes only promptly after receipt by Interstate of such opinion.

      Section 3.19 BROKERS. No broker, finder, investment banker or financial advisor other than the Interstate Financial Advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Interstate or any of the Interstate Subsidiaries or their affiliates. Prior to the date of this Agreement, Interstate has made available to MeriStar a complete and correct copy of all agreements between Interstate or any of the Interstate Subsidiaries or their affiliates and the Interstate Financial Advisor under which the Interstate Financial Advisor would be entitled to any payment relating to the Merger or such other transactions.

      Section 3.20 CERTAIN STATUTES. The Board of Directors of Interstate has taken or will take all appropriate and necessary actions to ensure that the restrictions on business combinations in Sections 3-602 and 3-603 of the MGCL will not have any effect on the Merger or the other transactions contemplated by this Agreement. No "fair price," "moratorium," "control share acquisition" or other similar state or federal anti-takeover statute or regulation (each a "TAKEOVER STATUTE") is, as of the date of this Agreement, applicable to the Merger or such other transactions.

      Section 3.21 INFORMATION. None of the information to be supplied by Interstate or any Interstate Subsidiary for inclusion or incorporation by reference in the Proxy Statement or the Registration Statement will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary to make the statements in the Registration Statement not misleading in light of the circumstances under which they were made, or, in the case of the Proxy Statement or any amendments of or supplements to the Proxy Statement, at the time of the mailing of the Proxy Statement and any amendments of or supplements to the Proxy Statement and at the time of the Interstate Stockholders Meeting and the MeriStar Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Proxy Statement or necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they are made, not misleading. The Proxy Statement (except for those portions of the Proxy Statement that relate only to MeriStar or the MeriStar Subsidiaries or affiliates of MeriStar) will comply as to form in all material respects with the provisions of the Exchange Act.

      Section 3.22 VOTE REQUIRED. The Requisite Interstate Vote is the only vote of the holders of any class or series of Interstate's capital stock necessary (under the rules and regulations of the NASDAQ, Interstate's charter and bylaws, the MGCL, other applicable Law or otherwise) to approve this Agreement, the Merger or the other transactions contemplated by this Agreement.

      Section 3.23 PROPERTIES.

            (a) Section 3.23(a)(i) of the Interstate Disclosure Letter sets forth a complete and accurate list and the address or description of all real property owned or leased by Interstate or any Interstate Subsidiary (collectively, and including all buildings, structures and other improvements and fixtures located on or under such land and all easements, rights and other appurtenances to such land, the "INTERSTATE PROPERTIES"). (1) For those Interstate Properties to which Interstate or a Interstate Subsidiary owns fee simple title, such owner owns good, marketable and insurable fee simple title to such Interstate Property, and (2) for those Interstate Properties leased by Interstate or a Interstate Subsidiary, such lessee holds valid leasehold title to such Interstate Property, which title is, in each case described in clauses
(1) and (2) of this
sentence, free and clear of Encumbrances, except for such mortgages set forth in
Section 3.23(a)(ii) of the Interstate Disclosure Letter or Encumbrances securing obligations disclosed in the consolidated balance sheets included in or incorporated by reference into the Interstate Filed SEC Reports, mechanics and materialmen's liens for amounts incurred in the ordinary course of business and which are not yet due and payable or are being contested in good faith and easements, rights of way, restrictive covenants and other non-monetary Encumbrances, Interstate Ordinary Course Leases and the Interstate Space Leases and Encumbrances for taxes not yet due and payable or which are not being contested in good faith, which individually, or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Interstate.

            (b) Except as set forth in Section 3.23(b) of the Interstate Disclosure Letter, and except for matters which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Interstate or to materially and adversely affect the use or occupancy (or, if applicable, any proposed developments) of the Interstate Properties in a manner which could reasonably be expected to have a Material Adverse Effect on Interstate, Interstate has no knowledge that any currently required certificate, permit or license (including building permits and certificates of occupancy) from any Governmental Entity having jurisdiction over any Interstate Property has not been obtained or is not in full force and effect or is subject to any pending modification or cancellation.

            (c) Section 3.23(c) of the Interstate Disclosure Letter sets forth a complete and accurate list of all definitive agreements made or entered into by Interstate or any Interstate Subsidiary as of the date hereof, (x) to sell, mortgage, pledge or hypothecate the interest of Interstate or such Interstate Subsidiary in any Interstate Property, which, individually or in the aggregate, are material, or to otherwise enter into a material transaction in respect of the ownership or financing of the interest of Interstate or such Interstate Subsidiary in any Interstate Property or (y) to purchase real property to which Interstate or any Interstate Subsidiary is a party.

            (d) Except as set forth in Section 3.23(d) of the Interstate Disclosure Letter, none of Interstate's or any Interstate Subsidiary's fee or leasehold interests in any of the Interstate Properties is subject to any outstanding purchase options, rights of first refusal, rights of first offer or similar rights, other than such rights which could not reasonably be expected to have a Material Adverse Effect on Interstate, nor has Interstate or any Interstate Subsidiary entered into any outstanding contracts with others for the sale, mortgage, pledge, hypothecation, assignment, sublease or lease of any material portion of the Interstate Property or Interstate's or any Interstate Subsidiary's interest therein or other transfer of all or any part of any Interstate Property or Interstate's or any Interstate Subsidiary's interest therein, except for (i) leases or subleases entered into in the ordinary course of business for long-term stay rental units, newsstands, gift shops, restaurants and other establishments customarily located in hotel properties, (ii) leases and subleases of rooftops and other portions of the Interstate Properties for telecommunications purposes and (iii) other leases, subleases and similar agreements the existence of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Interstate (collectively, "INTERSTATE ORDINARY COURSE LEASES").

            (e) The leases underlying the leased Interstate Properties referenced in Section 3.23(a)(i) of the Interstate Disclosure Letter (collectively, the "INTERSTATE LEASES") are accurately set forth in Section 3.23(e) of the Interstate Disclosure Letter. Each of the Interstate Leases is valid, binding and in full force and effect as against Interstate or the Interstate Subsidiaries and, to Interstate's knowledge, as against the other party thereto, except to the extent the failure to be binding and in full force and effect could not reasonably be expected to have a Material Adverse Effect on Interstate. There does not exist under any of the Interstate Leases any default or event of default by Interstate or any Interstate Subsidiary or, to the knowledge of Interstate, any default or event of default of any other party, and, to Interstate's knowledge, no event has occurred which, with notice or lapse of time or both, would constitute such a default or event of default, except as could not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect on Interstate.

            (f) Section 3.23(f) to the Interstate Disclosure Letter sets forth a list of the hotel franchise agreements (the "INTERSTATE FRANCHISE AGREEMENTS") under which Interstate or any Interstate Subsidiary is a franchisee. Each of the Interstate Franchise Agreements is valid, binding and in full force and effect (except to the extent the failure to be binding and in full force and effect could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Interstate). There are no defaults under the Interstate Franchise Agreements by Interstate or any Interstate Subsidiary or, to the knowledge of Interstate, by any other party thereto, nor have any events occurred which with the giving of notice or the passage of time or both would constitute such a default or event of default thereunder, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Interstate.

            (g) Section 3.23(g) of the Interstate Disclosure Letter sets forth all material leases, subleases, licenses, time-share and other agreements, other than Interstate Ordinary Course Leases (collectively, the "INTERSTATE SPACE LEASES"), granting to any person or entity other than Interstate or any Interstate Subsidiary any right to the possession, use, occupancy or enjoyment of the Interstate Properties or any portion thereof. Each Interstate Space Lease is valid, binding and in full force and effect, all rent and other sums and charges payable by the tenant or occupant thereunder (a "INTERSTATE SPACE TENANT") are current, no notice of default or termination under any Interstate Space Lease is outstanding, no termination event or condition or uncured default on the part of Interstate or any Interstate Subsidiary or, to the knowledge of Interstate, the Interstate Space Tenant, exists under any Interstate Space Lease, and no event has occurred and no condition exists that, with the giving of notice or the lapse of time, or both, would constitute such a default or termination event or condition, except where such default, termination, termination event, condition or failure to be valid, binding and in full force and effect, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect on Interstate.

            (h) Each of Interstate and the Interstate Subsidiaries owns good and valid title to or holds valid leasehold title to, as the case may be, all of its material tangible personal property and assets (other than the Interstate Properties) used in, held for use in or which are necessary for the conduct of the business of Interstate as currently conducted, except where the failure to hold good and valid title to such property and assets, individually or in the aggregate, has not had, and could not reasonably be expected to have a Material Adverse Effect on Interstate.

            (i) Interstate has not received notice of and, to the knowledge of Interstate, there is no pending, threatened or contemplated condemnation proceeding affecting the Interstate Property, any property with respect to which Interstate or any Interstate Subsidiary is a party to a hotel management agreement or participating lease ("INTERSTATE MANAGED PROPERTY"), or any part thereof, nor any sale or other disposition of the Interstate Property, Interstate Managed Property or any part thereof in lieu of condemnation. No portion of the Interstate Property or the Interstate Managed Property has suffered any material damage by fire or other casualty that has not heretofore been completely repaired and restored, except as, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect on Interstate.

            (j) Interstate has made available to MeriStar or its representatives copies of the Interstate Leases and the Interstate Space Leases that are true, correct and complete in all material respects.

            (k) Neither Interstate nor any of the Interstate Subsidiaries is engaged in any real estate development projects except as set forth in Section 3.23(k) of the Interstate Disclosure Letter.

      Section 3.24 NO PAYMENTS TO EMPLOYEES, OFFICERS OR DIRECTORS. Except as set forth in Section 3.24 of the Interstate Disclosure Letter, there are no cash or non-cash payments that will become payable to any employee, officer or director of Interstate or any Interstate Subsidiary as a result of the Merger or the transactions contemplated by this Agreement. Except as otherwise provided for in this Agreement or as set forth in Section 3.24 of the Interstate Disclosure Letter, there is no employment or severance contract or other agreement requiring payments, cancellation of indebtedness or other obligation, to be made as a result of the consummation of any of the transactions contemplated by this Agreement, with respect to any employee, officer or director of Interstate or any Interstate Subsidiary.

      Section 3.25 POTENTIAL CONFLICTS OF INTEREST. Except as set forth in
Section 3.25 of the Interstate Disclosure Letter or in the Interstate SEC Reports, to the knowledge of Interstate, no officer, director or affiliate of Interstate or any Interstate Subsidiary, and no relative or spouse of any such officer, director or affiliate: (a) owns, directly or indirectly, any interest in (excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any person that is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, Interstate or any of the Interstate Subsidiaries; (b) owns, directly or indirectly, in whole or in part, any material tangible or intangible property that Interstate or any of the Interstate Subsidiaries uses in the ordinary conduct of its business; or (c) has any cause of action or other claim whatsoever against, or owes any amount to, Interstate or any of the Interstate Subsidiaries, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under Interstate Benefit Plans, and similar matters and agreements arising in the ordinary course of business.

      Section 3.26 REGISTRATION RIGHTS. Except as set forth in Section 3.26 of the Interstate Disclosure Letter, no person has any right to require the registration of any shares of Interstate Common Stock or any other securities of Interstate or any Interstate Subsidiary.

      Section 3.27 INVESTMENT COMPANY ACT OF 1940. Neither Interstate nor any of the Interstate Subsidiaries is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940 (the "1940 ACT").

      Section 3.28 RIGHTS AGREEMENT. The Interstate Rights Agreement has been amended (the "INTERSTATE RIGHTS PLAN AMENDMENT") to (i) render the Interstate Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement and (ii) provide that (y) neither MeriStar nor any MeriStar Affiliate is deemed an Acquiring Person (as defined in the Interstate Rights Agreement) under the Interstate Rights Agreement and (z) a Stock Acquisition Date, Distribution Date or Triggering Event (in each case as defined in the Interstate Rights Agreement) does not occur, solely by reason or as a result of the approval, execution or delivery of this Agreement, the consummation of the Merger, or the consummation of the other transactions contemplated by this Agreement. A copy of the Interstate Rights Plan Amendment is set forth in Section 3.28 of the Interstate Disclosure Letter.

      Section 3.29 INTERSTATE MANAGEMENT AGREEMENTS.

            (a) Section 3.29(a) of the Interstate Disclosure Letter sets forth a complete and accurate list of all of the hotel management agreements or participating leases to which Interstate or any Interstate Subsidiary is a party (the "INTERSTATE MANAGEMENT AGREEMENTS"), along with the amount of the fees received under each such Interstate Management Agreement during the fiscal year ended December 31, 2001 and the name and address of each of the properties to which each such Interstate Management Agreement relates.

            (b) Section 3.29(b) of the Interstate Disclosure Letter sets forth a complete and accurate list of each Interstate Management Agreement under which any portion of the "base fees" payable under such Interstate Management Agreement may be (i) recovered from Interstate or any Interstate Subsidiary by the party paying such fees or (ii) required to be repaid by Interstate or any Interstate Subsidiary, in each case, along with the maximum amount of such potential recovery or repayment.

            (c) Section 3.29(c) of the Interstate Disclosure Letter sets forth a complete and accurate list of each Interstate Management Agreement under which
(i) the owner of the managed hotel, to the knowledge of Interstate, has overtly threatened action adverse to Interstate or any Interstate Subsidiary because of noncompliance with performance standards under such Interstate Management Agreement or, (ii) Interstate or any Interstate Subsidiary has received a notice of termination or where events, conditions or circumstances exist which are reasonably likely to result in termination.

            (d) Other than as set forth in Section 3.29(d) of the Interstate Disclosure Letter, there are no understandings, written or otherwise, with respect to any Interstate Management Agreement or Interstate Equity Investment, that would require Interstate or any Interstate Subsidiary to make any additional investments in or loans to any person other than Interstate or any Interstate Subsidiary.

            (e) Section 3.29(e) of the Interstate Disclosure Letter sets forth balance sheet, income statement and cash flow data for Interstate's operations in Russia for the years ended December 31, 2001, 2000 and 1999. Other than as described in Section 3.29(e) of the Interstate Disclosure Letter, to the knowledge of Interstate, there is no material restriction on the ability of Interstate to repatriate its earnings from its operations in Russia.

      Section 3.30 LAWS ADDRESSING BRIBERY AND CORRUPTION. Interstate and each of the Interstate Subsidiaries has complied with the provisions of The Foreign Corrupt Practices Act of 1977, as amended or other Laws addressing bribery and corruption. Without limiting the foregoing sentence, neither Interstate nor any of the Interstate Subsidiaries has made, offered to make or authorized the making of any improper payment or other improper contribution of value, directly or indirectly, to any officer, employee or representative of a government or instrumentality thereof or of any public international organization or made any other illegal payment.

      Section 3.31 INTERSTATE INSURANCE BUSINESS.

            (a) Each Interstate Subsidiary that is an insurance company (each, a "INTERSTATE INSURANCE SUBSIDIARY") is listed in Section 3.31(a) of the Interstate Disclosure Letter.

            (b) Interstate has previously provided to MeriStar copies of audited annual and unaudited quarterly convention statements (the "INTERSTATE SAP FINANCIAL STATEMENTS") as filed with the domiciliary state insurance departments of each Interstate Insurance Subsidiary as of and for the years ended December 31, 2001, 2000 and 1999, prepared in compliance with GAAP. Each of the Interstate SAP Financial Statements fairly presents in all material respects the results of operations of the applicable Interstate Insurance Subsidiary for the period therein set forth, in each case in accordance with SAP. The schedules included in the Interstate SAP Financial Statements, when considered in relation to the basic statutory financial statements included therein, present fairly in all material respects the information shown therein. Except as set forth in
Section 3.31(b) of the Interstate Disclosure Letter, when filed, each of the Interstate SAP Financial Statements was correct in all material respects when filed and did not omit to state any material facts required to be stated or necessary in order to make the Interstate SAP Financial Statements not misleading.

            (c) Each outstanding insurance contract (each, a "INTERSTATE INSURANCE CONTRACT") issued, reinsured or underwritten by a Interstate Insurance Subsidiary is listed in Section 3.31(c) of the Interstate Disclosure Letter, together with the maximum amount payable by Interstate or any of the Interstate Subsidiaries thereunder. All outstanding reinsurance, coinsurance and other similar contracts ("INTERSTATE REINSURANCE CONTRACTS") with respect to such Interstate Insurance Contracts are listed in Section 3.31(c) of the Interstate Disclosure Letter. All Interstate Insurance Contracts and Interstate Reinsurance Contracts are, to the extent required under applicable Laws, on forms approved by the insurance regulatory authority of the jurisdiction where issued or filed and have not been objected to by such authority within the period provided for objection and have been filed or registered as required with all other applicable Governmental Entities.

            (d) All benefits payable with respect to each Interstate Insurance Contract by a Interstate Insurance Subsidiary or, to the knowledge of Interstate, by any other person that is a party to or bound by such Interstate Insurance Contract, have in all material respects been paid in accordance with the terms of such Interstate Insurance Contract. All benefits payable with respect to each Interstate Reinsurance Contract, have in all material respects been paid in accordance with the terms of such Interstate Reinsurance Contract.

            (e) All Interstate Insurance Contracts and Interstate Reinsurance Contracts have been marketed and sold in compliance with all applicable Laws, except as could not reasonably be expected to result in a Material Adverse Effect on Interstate.

            (f) No Interstate Insurance Subsidiary has received any written, or to the knowledge of Interstate, oral information that would cause it to believe that the financial condition of any other party to any Interstate Insurance Contract or Interstate Reinsurance Contract is so impaired as to be reasonably likely to result in a default by such party under such contract.

            (g) The loss runs for the years ended December 31, 2001, 2000 and 1999, which have previously been provided by Interstate to MeriStar in writing, are true, correct and complete in all material respects.

            (h) Except as set forth in Section 3.31(h) of the Interstate Disclosure Letter, all reserves and other liabilities with respect to insurance and for claims and benefits incurred but not reported ("RESERVE LIABILITIES") as established or reflected in the Interstate SAP Financial Statements (i) were determined in accordance with generally accepted actuarial standards consistently applied, (ii) are fairly stated in accordance with sound actuarial principles, (iii) are based on actuarial assumptions that are in accordance with those called for by the relevant Interstate Insurance Contract and the related Interstate Reinsurance Contract and (iv) meet in all material respects the requirements of all applicable insurance Laws. Adequate provision for such Reserve Liabilities has been made (under generally accepted actuarial principles consistently applied) to cover the total amount of all reasonably anticipated matured and unmatured benefits, dividends, claims and other liabilities of the Interstate Insurance Subsidiaries under all Interstate Insurance Contracts and Interstate Reinsurance Contracts (including, without limitation, any liability arising under or as a result of any reinsurance, coinsurance or other similar contract) on the date of such Interstate SAP Financial Statement based on then current information that forms a reasonable basis for such determination. Each of the Interstate Insurance Subsidiaries owns assets that qualify as legal reserve assets under applicable insurance Laws in an amount at least equal to all of such Interstate Insurance Subsidiary's Reserve Liabilities.

            (i) Except as set forth in Section 3.31(i) of the Interstate Disclosure Letter, adequate provision has been made for all estimated losses, settlements, costs and expenses from pending suits, actions and proceedings contemplated by the Interstate SAP Financial Statements.

            (j) Interstate has previously delivered to MeriStar true and complete lists as of December 31, 2001 of all assets held in the investment portfolios of the Interstate Insurance Subsidiaries. None of the investments included in such investment portfolios is in default with respect to the payment of principal, interest or dividends thereon or is materially impaired. All such investments comply with all applicable Laws. Each Interstate Insurance

Subsidiary owns assets which qualify as admitted assets under applicable state insurance Laws in an amount at least equal to the sum of all of its insurance reserves and minimum statutory capital and surplus reflected on the latest Interstate SAP Financial Statements.

            (k) Each of the Interstate Insurance Subsidiaries has filed all reports, statements, documents, registrations, filings or submissions required to be filed by it with any applicable Governmental Entity, which filings conform in all material respects to any applicable Laws, except where the failure to so file or conform could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Interstate.

            (l) Section 3.31(l) of the Interstate Disclosure Letter sets forth a true, correct and complete listing of all securities deposited with state insurance departments and other regulatory authorities, which deposits have been completed in accordance with the Schedule of Deposits set forth in each Interstate Insurance Subsidiary's December 31, 2001 annual statement.

            (m) Except as set forth in Section 3.31(m) of the Interstate Disclosure Letter, there are no pending (or to the knowledge of Interstate, threatened) disputes, claims, suits, arbitrations or other actions with third parties relating to, in connection with or arising from premiums or other amounts payable to a Interstate Insurance Subsidiary or benefits or other amounts payable by a Interstate Insurance Subsidiary under the Interstate Insurance Contracts or Interstate Reinsurance Contracts.

              ARTICLE IV REPRESENTATIONS AND WARRANTIES OF MERISTAR

      MeriStar represents and warrants to Interstate that:

      Section 4.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

            (a) Each of MeriStar and each subsidiary of MeriStar (collectively, the "MERISTAR SUBSIDIARIES") (i) has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, (ii) has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted and (iii) is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to have such governmental approvals or to be so qualified or licensed and in good standing that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on MeriStar.

            (b) Section 4.1(b) of the disclosure letter prepared by MeriStar, dated the date hereof and delivered by MeriStar to Interstate (the "MERISTAR DISCLOSURE LETTER") sets forth a complete and accurate list of each MeriStar Subsidiary, together with its jurisdiction of incorporation or organization and the ownership or other interest therein of MeriStar and of each other MeriStar Subsidiary. Except as set forth in Section 4.1(b) of the MeriStar Disclosure Letter, neither MeriStar nor any MeriStar Subsidiary holds any capital stock or other equity interest in any person other than the MeriStar Subsidiaries so listed.

            (c) Section 4.1(c) of the MeriStar Disclosure Letter sets forth a list of all agreements defining the rights of holders of units in MeriStar H&R Operating Company.

      Section 4.2 CERTIFICATE OF INCORPORATION AND BYLAWS. The copies of MeriStar's certificate of incorporation and bylaws, each as amended through the date of this Agreement that are exhibits to MeriStar's Annual Report on Form 10-K for the year ended December 31, 2001 or incorporated by reference therein are complete and correct copies of those documents. Such certificate of incorporation and bylaws and all comparable organizational documents of the MeriStar Subsidiaries are in full force and effect. MeriStar is not in violation of any of the provisions of such certificate of incorporation or bylaws.

      Section 4.3 CAPITALIZATION.

            (a) The authorized capital stock of MeriStar consists of (i) 100,000,000 shares of MeriStar Common Stock and (ii) 10,000,000 shares of Preferred Stock, par value $0.01 per share (the "MERISTAR PREFERRED STOCK"), of which 500,000 shares have been designated as MeriStar Series A Preferred Stock. As of the close of business on the date one business day prior to the date hereof, (i) 37,188,574 shares of MeriStar Common Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights, (ii) no shares of MeriStar Common Stock were held in the treasury of MeriStar or by the MeriStar Subsidiaries; (iii) 4,816,726 shares of MeriStar Common Stock were reserved for issuance upon exercise of outstanding MeriStar Stock Options; (iv) 2,209,173 shares of MeriStar Common Stock were reserved for issuance upon the redemption of units ("OP UNITS") of limited partnership interest in MeriStar H&R Operating Company, L.P.; and (v) no shares of MeriStar Preferred Stock were issued or outstanding. Except as set forth above, as of the close of business on the date one business day prior to the date hereof, no shares of capital stock or other voting securities of MeriStar were issued, reserved for issuance or outstanding.

            (b) As of the close of business on the date one business day prior to the date hereof, an aggregate of 4,816,726 options to purchase shares of MeriStar Common Stock ("MERISTAR STOCK OPTIONS") have been granted by MeriStar and are outstanding under the MeriStar Incentive Plan and the MeriStar Non-Employee Directors' Incentive Plan (collectively, the "MERISTAR OPTION PLANS"). Except as set forth in Section 4.3(a) and except as pursuant to (i) the MeriStar Option Plans, (ii) the MeriStar Rights and (iii) the agreements or arrangements set forth in Section 4.3(b) of the MeriStar Disclosure Letter, there are no existing (A) options, warrants, calls, preemptive rights, subscriptions, stock appreciation rights or other rights, convertible securities, agreements, arrangements or commitments of any character obligating MeriStar or any MeriStar Subsidiary to issue, transfer or sell any shares of capital stock or other equity interest in, MeriStar or any MeriStar Subsidiary or securities convertible into or exchangeable for such shares or equity interests, (B) contractual obligations of MeriStar or any MeriStar Subsidiary to repurchase, redeem or otherwise acquire any capital stock of MeriStar or any MeriStar Subsidiary, or (C) voting trusts or similar agreements to which MeriStar or any MeriStar Subsidiary is a party with respect to the voting of capital stock of MeriStar or any MeriStar Subsidiary. Section 4.3(b) of the MeriStar Disclosure Letter accurately and completely sets forth, as of the date of this Agreement, (x) the persons to whom MeriStar Stock Options have been granted, (y) the exercise price for MeriStar Stock Options held by each such person and (z) whether such MeriStar Stock Options are subject to vesting and, if subject to vesting, the dates on which each of those MeriStar Stock Options vest.

            (c) No shares of MeriStar Common Stock that have been issued are and no shares of MeriStar Common Stock subject to issuance will be, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments under which they are issuable subject to preemptive rights. All shares of MeriStar Common Stock subject to issuance will be, upon issuance, duly authorized, validly issued, fully paid, and nonassessable. Except as set forth in Section 4.3(c) of the MeriStar Disclosure Letter, (i) there are no outstanding contractual obligations of MeriStar or any MeriStar Subsidiary to repurchase, redeem or otherwise acquire any shares of MeriStar Common Stock or any capital stock of any MeriStar Subsidiary; (ii) each outstanding share of capital stock of each MeriStar Subsidiary is duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights and each such share owned by MeriStar or a MeriStar Subsidiary is free and clear of all Liens; and (iii) there are no outstanding material contractual obligations of MeriStar or any MeriStar Subsidiary to provide funds to, or make any investment (in the form a loan, capital contribution or otherwise) in, any person other than a MeriStar Subsidiary that is wholly owned by MeriStar. Each outstanding share of capital stock of each MeriStar Subsidiary is duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights.

            (d) There are no accrued and unpaid dividends in respect of the MeriStar Common Stock.

      Section 4.4 AUTHORITY.

            (a) MeriStar has all necessary corporate power and authority to execute and deliver this Agreement and, subject only to the adoption and approval of this Agreement and the approval of the transactions contemplated hereby, the issuance of MeriStar Common Stock to be issued in the Merger, the Charter Amendments and the Bylaw Amendments (collectively, the "MERISTAR PROPOSALS") by the affirmative vote of a majority of the outstanding shares of MeriStar Common Stock (the "REQUISITE MERISTAR VOTE"), to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement to be consummated by MeriStar. The execution and delivery of this Agreement by MeriStar and the consummation by MeriStar of such transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of MeriStar or any MeriStar Subsidiary are necessary to authorize this Agreement or to consummate such transactions other than the adoption and approval of the MeriStar Proposals by the Requisite MeriStar Vote. This Agreement has been duly authorized and validly executed and delivered by MeriStar and constitutes a legal, valid and binding obligation of MeriStar, enforceable against MeriStar in accordance with its terms.

            (b) The Board of Directors of MeriStar (i) has unanimously approved and adopted the MeriStar Proposals and (ii) has declared that the Merger, this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of MeriStar and the holders of MeriStar Common Stock.

      Section 4.5 NO CONFLICTS.

      (a) Except as set forth in Section 4.5(a) of the MeriStar Disclosure Letter, the execution and delivery of this Agreement by MeriStar do not, and the performance of this Agreement by MeriStar will not:

                  (i) conflict with or violate any provision of MeriStar's certificate of incorporation or bylaws or any comparable organizational documents of any MeriStar Subsidiary;

                  (ii) assuming that all consents, approvals, authorizations and other actions set forth in Section 4.6 hereof have been obtained and all filings, applications and obligations set forth in Section 4.6 hereof have been made, conflict with or violate any Law applicable to MeriStar or any MeriStar Subsidiary or by which any property or asset of MeriStar or any MeriStar Subsidiary is or may be bound or affected, except for any such conflicts or violations that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on MeriStar; or

                  (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of MeriStar or any MeriStar Subsidiary under any Contract to which MeriStar or any MeriStar Subsidiary is a party or by which any of them or their assets or properties is or may be bound or affected, except for any such breaches, defaults or other occurrences which, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on MeriStar.

            (b) Section 4.5(b) of the MeriStar Disclosure Letter sets forth a correct and complete list of Contracts to which MeriStar or any MeriStar Subsidiary is a party or by which any of them or their assets or properties is or may be bound or affected under which consents or waivers are or may be required prior to consummation of or as a result of the transactions contemplated by this Agreement in order to avoid any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of any such Contract, or result in the creation of a Lien or other Encumbrance on any property or asset of MeriStar or any MeriStar Subsidiary, except for Contracts under which such breach, default, termination, amendment, acceleration, cancellation, Lien or Encumbrance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on MeriStar.

      Section 4.6 REQUIRED FILINGS AND CONSENTS. Except as set forth in Section
4.6 of the MeriStar Disclosure Letter, the execution and delivery of this Agreement by MeriStar do not, and the performance of this Agreement by MeriStar will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements of the Securities Act, applicable requirements of the Exchange Act, applicable requirements of Blue Sky Laws, the rules and regulations of NYSE, applicable requirements of Takeover Statutes, applicable state environmental statutes, the pre-merger notification requirements of the HSR Act, (ii) for the filing of the Certificate of Merger as required by the DGCL, (iii) for the filing of the Articles of Merger with the SDAT, and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on MeriStar.

      Section 4.7 PERMITS; COMPLIANCE WITH LAW. Except as set forth in Section
4.7 of the MeriStar Disclosure Letter, each of MeriStar and the MeriStar Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, registrations, approvals and orders of any Governmental Entity necessary for MeriStar or any other MeriStar Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (collectively, the "MERISTAR PERMITS"), except where the failure to have any of the MeriStar Permits, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Material Adverse Effect on MeriStar, and, as of the date of this Agreement, no suspension or cancellation of any of the MeriStar Permits is pending or, to the knowledge of MeriStar, threatened, except where the failure to have, or the suspension or cancellation of, any of the MeriStar Permits, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Material Adverse Effect on MeriStar. Neither MeriStar nor any MeriStar Subsidiary has been or is, in conflict with, or in default or violation of, (i) any Law applicable to MeriStar or any MeriStar Subsidiary or by which any property or asset of MeriStar or any MeriStar Subsidiary is or may be bound or affected or (ii) any MeriStar Permits, except for any such conflicts, defaults or violations that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on MeriStar.

      Section 4.8 SEC FILINGS; FINANCIAL STATEMENTS.

            (a) MeriStar has filed all forms, reports, schedules, statements and other documents (including all exhibits, annexes, supplements and amendments to such documents) required to be filed by it under the Exchange Act and the Securities Act since August 3, 1998 through the date of this Agreement (collectively, as amended and supplemented to date, the "MERISTAR SEC REPORTS") and MeriStar has made available to Interstate each MeriStar SEC Report filed with the SEC. The MeriStar SEC Reports, including any financial statements or schedules included or incorporated therein by reference, at the time they were filed, or, if amended, as so amended prior to the date hereof, and all forms, reports, schedules, statements and other documents filed with the SEC after the date of this Agreement and prior to the Effective Time, at the time they will be filed, (i) complied in all material respects with the requirements of the Exchange Act or the Securities Act or both, as the case may be, applicable to those MeriStar SEC Reports and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary in order to make the statements made in those MeriStar SEC Reports, in the light of the circumstances under which they were made, not misleading. No MeriStar Subsidiary is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any documents with the SEC or any national securities exchange or quotation service or comparable Governmental Entity.

            (b) Each of the consolidated balance sheets included in or incorporated by reference into the MeriStar SEC Reports and in any form, report or document filed after the date of this Agreement and prior to the Effective Time (including in each case, the related notes and schedules) fairly presented in all material respects, the consolidated financial position of MeriStar as of the dates set forth in those consolidated balance sheets in accordance with GAAP. Each of the consolidated statements of income and of cash flows included in or incorporated by reference into the MeriStar SEC Reports and in any form, report or document filed after the date of this Agreement and prior to the Effective Time (including in each case, any related notes and schedules) fairly presented in all material respects, the consolidated results of operations and cash flows, as the case may be, of MeriStar and the consolidated MeriStar Subsidiaries for the periods set forth in those consolidated statements of income and of cash flows (subject, in the case of unaudited quarterly statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in conformity with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC) consistently applied throughout the periods indicated. All of such balance sheets and statements complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

            (c) Except as and to the extent set forth on the consolidated balance sheet of MeriStar and the consolidated MeriStar Subsidiaries as of December 31, 2001 including the related notes, neither MeriStar nor any MeriStar Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in the related notes prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business since December 31, 2001 that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on MeriStar.

            (d) Except as disclosed in Section 4.8(d) of the MeriStar Disclosure Letter, or in the "Liquidity and Capital Resources" section of the "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in MeriStar's most recently filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q, neither MeriStar nor any MeriStar Subsidiary has off-balance sheet arrangements with any entity to (i) provide financing, liquidity, or market or credit risk support for MeriStar or any MeriStar Subsidiary; (ii) engage in leasing, hedging, or research and development services with MeriStar or any MeriStar Subsidiary; or (iii) expose MeriStar or any MeriStar Subsidiary to any material liability that is not reflected on the face of the associated financial statements.

      Section 4.9 ABSENCE OF CERTAIN CHANGES OR EVENTS.

            (a) Except as (i) set forth in Section 4.9(a) of the MeriStar Disclosure Letter, (ii) disclosed in the MeriStar SEC Reports filed with the SEC since December 31, 2001 and which have been filed and are publicly available prior to the date of this Agreement (the "MERISTAR FILED SEC REPORTS") or (iii) permitted after the date hereof by Section 5.2 hereof, since December 31, 2001,
(A) MeriStar and the MeriStar Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice, (B) there has not been any Material Adverse Effect on MeriStar and (C) there has not been:

                  (i) any damage, destruction or other casualty loss with respect to any asset or property owned, leased, managed or otherwise used by MeriStar or any MeriStar Subsidiary, whether or not covered by insurance, which damage, destruction or loss, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect on MeriStar;

                  (ii) any material change by MeriStar in its or any MeriStar Subsidiary's accounting methods, principles or practices except as a result of changes in GAAP;

                  (iii) any declaration, setting aside or payment of any dividend or distribution in respect of MeriStar Common Stock or any redemption, purchase or other acquisition of any of MeriStar's securities;

                  (iv) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of MeriStar or any MeriStar Subsidiary except in the ordinary course of business consistent with past practice or except as required by applicable Law;

                  (v) (A) any incurrence or assumption by MeriStar or any MeriStar Subsidiary of any indebtedness for borrowed money or (B) any guarantee, endorsement or other incurrence or assumption of material liability (whether directly, contingently or otherwise) by MeriStar or any MeriStar Subsidiary for the obligations of any other person (other than any wholly owned MeriStar Subsidiary), other than in the ordinary course of business consistent with past practice and individually not in excess of $100,000;

                  (vi) any creation or assumption by MeriStar or any MeriStar Subsidiary of any Lien on any material asset of MeriStar or any MeriStar Subsidiary, other than in the ordinary course of business, consistent with past practice;

                  (vii) any making of any loan, advance or capital contribution to or investment in any person (including an employee or director of MeriStar or any MeriStar Subsidiary) by MeriStar or any MeriStar Subsidiary (other than to MeriStar or any MeriStar Subsidiary), other than in the ordinary course of business, consistent with past practice and individually not in excess of $50,000;

                  (viii) any contract or agreement entered into by MeriStar or any MeriStar Subsidiary relating to any material acquisition or disposition of any assets or business;

                  (ix) any modification, amendment, assignment or termination of or relinquishment by MeriStar or any MeriStar Subsidiary of any rights under any Contract (including any insurance policy naming it as a beneficiary or a loss payable payee) that has resulted or could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect on MeriStar other than transactions, commitments, contracts or agreements in the ordinary course of business consistent with past practice or those contemplated by this Agreement; or

                  (x) any contract, license or other agreement entered into by MeriStar or any MeriStar Subsidiary that contains (A) any "change of control" provision that would be triggered by, (B) any provision that would cause the termination or adverse modification of such contract as a result of or (C) any prohibition on transfer that would be violated or breached by, in each case, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby that has resulted or could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect on MeriStar.

      Section 4.10 EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

            (a) Each employee benefit plan, program and arrangement, and each employment, termination, severance or other employee benefit contract or agreement, with respect to which MeriStar, any of the MeriStar Subsidiaries or any other entity that is treated as a single employer with MeriStar or any of the MeriStar Subsidiaries under Section 4001 of ERISA or Section 414 of the Code (each, a "MERISTAR ERISA GROUP MEMBER") has any obligation or which are maintained, contributed to or sponsored by a MeriStar ERISA Group Member for the benefit of any current or former employee, officer or director of a MeriStar ERISA Group Member under which plan, program, arrangement, contract or agreement total payments of more than $25,000 may be required to be made by a MeriStar ERISA Group Member (collectively, the "MERISTAR BENEFIT PLANS") are listed on
Section 4.10(a) of the MeriStar Disclosure Letter. Except for those matters listed on Section 4.10(a) of the MeriStar Disclosure Letter and such matters as, individually or in the aggregate, have not and could not reasonably be expected to result in a Material Adverse Effect on MeriStar:

                  (i) each MeriStar Benefit Plan and any related trust intended to be qualified under Sections 401(a) and 501(a) of the Code has received a favorable determination letter from the IRS that it is so qualified, and to the knowledge of MeriStar, nothing has occurred since the date of such letter that could materially adversely affect the qualified status of such MeriStar Benefit Plan or related trust;

                  (ii) each MeriStar Benefit Plan has been operated in accordance with its terms and the requirements of ERISA, the Code and other applicable Law, and all reporting, filing and disclosure obligations imposed under ERISA, the Code and other applicable Law have been satisfied with respect to each MeriStar Benefit Plan;

                  (iii) no MeriStar ERISA Group Member has incurred any direct or indirect liability arising out of a violation of Title I of ERISA or comparable provisions of the Code, or under, arising out of or by operation of Title IV of ERISA or comparable provisions of the Code, in connection with any MeriStar Benefit Plan or other retirement plan or arrangement, and to the knowledge of MeriStar, no fact or event exists that could reasonably be expected to give rise to any such liability;

                  (iv) all contributions and/or insurance premium payments due and payable on or before the date hereof in respect of each MeriStar Benefit Plan have been made in full and in proper form;

                  (v) no MeriStar ERISA Group Member has ever sponsored or been obligated to contribute to any "multiemployer plan" (as defined in Sections 3(37) and


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

4001(a)(3) of ERISA), "multiple employer plan" (as defined in Section 210 of ERISA and Section 413 of the Code) or "defined benefit plan" (as defined in
Section 3(35) of ERISA);

                  (vi) no MeriStar ERISA Group Member would incur withdrawal liability (within the meaning of Part 1 of Subtitle E of Title I of ERISA) if it withdrew (within the meaning of Part 1 of Subtitle E of Title I of ERISA) from each MeriStar Benefit Plan that is a "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA);

                  (vii) no MeriStar Benefit Plan has or has incurred an accumulated funding deficiency within the meaning of Section 302 of ERISA and
Section 412 of the Code, nor has any waiver of the minimum funding standards of
Section 302 of ERISA and Section 412 of the Code been requested of or granted by the IRS with respect to any MeriStar Benefit Plan, nor has any lien in favor of any MeriStar Benefit Plan arisen under Section 412(n) of the Code or Section 302(f) of ERISA;

                  (viii) except as otherwise required under ERISA, the Code and other applicable Law, no MeriStar Benefit Plan currently or previously maintained by MeriStar or any of the MeriStar Subsidiaries provides any post-retirement health or life insurance benefits in the future;

                  (ix) no MeriStar Benefit Plan is or at any time was funded through a "welfare benefit fund" (as defined in Section 419(e) of the Code), and no benefits under any MeriStar Benefit Plan are or at any time have been provided through a voluntary employees' beneficiary association (within the meaning of Section 501(c)(9) of the Code) or a supplemental unemployment benefit plan (within the meaning of Section 501(c)(17) of the Code);

                  (x) with respect to any insurance policy providing funding for benefits under any MeriStar Benefit Plan, there is no liability of MeriStar or any of the MeriStar Subsidiaries in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability, nor would there be any such liability if such insurance policy was terminated on the date hereof;

                  (xi) there is no pending or, to the knowledge of MeriStar, threatened litigation, assessment, complaint, proceeding or investigation of any kind in any court or from any Governmental Entity or other person with respect to any MeriStar Benefit Plan (other than routine claims for benefits), nor is there, to the knowledge of MeriStar, any basis for one;

                  (xii) the disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by MeriStar or any of the MeriStar Subsidiaries under any MeriStar Benefit Plan; and

                  (xiii) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in the payment of separation, severance, termination, "golden parachute" or similar-type benefits to any person, (B) increase any benefits otherwise payable under any MeriStar Benefit Plan or otherwise,

(C) result in any acceleration of the time of payment or vesting of any benefits, (D) trigger a requirement for funding or the acceleration of funding of any benefits or (E) commence a period during which a subsequent termination of employment by an employee of MeriStar or any MeriStar Subsidiary will entitle such employee to benefits in excess of what would otherwise have been required in the absence of the transactions contemplated hereby.

            (b) MeriStar has made available to Interstate a complete and accurate copy of each MeriStar Benefit Plan (or a written summary in the case of an unwritten MeriStar Benefit Plan) and a complete and accurate copy of each material document prepared in connection with each such MeriStar Benefit Plan, including without limitation, a copy of (i) each trust or other funding arrangement, if any, (ii) each summary plan description and summary of material modifications, if any, (iii) the most recently filed IRS Form 5500, if any, (iv) the most recently received IRS determination letter, if any, and (v) the most recently prepared actuarial report and financial statement, if any.

            (c) Except as set forth in Section 4.10(c) of the MeriStar Disclosure Letter, (i) there are no leased employees within the meaning of
Section 414(n) of the Code who perform services for any MeriStar ERISA Group Member and (ii) neither MeriStar nor any of the MeriStar Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or other labor union organization. MeriStar has made available true, correct and complete copies of all such agreements to Interstate. Except as set forth in Section 4.10(c) of the MeriStar Disclosure Letter and except as individually or in the aggregate, has not resulted and could not reasonably be expected to result, in a Material Adverse Effect on MeriStar, (A) currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect MeriStar or any MeriStar Subsidiary; (B) there are no controversies, strikes, slowdowns or work stoppages pending or, to the knowledge of MeriStar, after due inquiry, threatened between MeriStar or any of the MeriStar Subsidiaries and any of their respective employees, and neither MeriStar nor any of the MeriStar Subsidiaries has experienced any such controversy, strike, slowdown or work stoppage within the past three years; (C) neither MeriStar nor any of the MeriStar Subsidiaries has breached or otherwise failed to comply with the provisions of any collective bargaining or union contract and there are no grievances outstanding against MeriStar or any MeriStar Subsidiary under any such agreement or contract; and (D) there are no unfair labor practice complaints pending against MeriStar or any of the MeriStar Subsidiaries before the National Labor Relations Board or any other Governmental Entity or any current union representation questions involving employees of MeriStar or any of the MeriStar Subsidiaries.

      Section 4.11 CONTRACTS; DEBT INSTRUMENTS. Except for the Contracts set forth in Section 4.11 of the MeriStar Disclosure Letter, true, correct and complete copies of which have been made available to Interstate, there is no Contract that is material to the business, financial condition or results of operations of MeriStar and the MeriStar Subsidiaries taken as a whole. Each of the Contracts to which MeriStar or any MeriStar Subsidiary is a party or by which it or any of its properties or assets is or may be bound or affected, constitutes a valid and legally binding obligation of MeriStar or such MeriStar Subsidiary and, to the knowledge of MeriStar, of the other parties thereto, enforceable in accordance with its terms, and is in full force and effect, except to the extent the failure to be so valid, binding or enforceable, individually or in the aggregate, has not and could not reasonably be expected to result in a Material Adverse Effect on MeriStar. Except as set forth in Section 4.11 of the MeriStar Disclosure Letter, neither MeriStar nor any MeriStar Subsidiary, nor to MeriStar's knowledge, any other person, is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which MeriStar or any MeriStar Subsidiary is a party or by which it or any of its properties or assets is or may be bound or affected, except for violations or defaults that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on MeriStar.
Section 4.11 of the MeriStar Disclosure Letter sets forth, with respect to all long-term debt of MeriStar and the MeriStar Subsidiaries (the "MERISTAR LONG-TERM DEBT"), (i) the agreement under which such debt was incurred, (ii) the borrowers of such debt, (iii) the principal amounts drawn under such agreement,
(iv) the weighted-average interest rate applicable to such debt and (vi) any other material changes to such debt since December 31, 2001.

      Section 4.12 LITIGATION. Except as set forth in Section 4.12 of the MeriStar Disclosure Letter, and except as specifically described in Item 3 of MeriStar's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as amended on April 30, 2002, there are no Claims that are uninsured (in whole or in part), pending or, to the knowledge of MeriStar, threatened against MeriStar or any MeriStar Subsidiary before any Governmental Entity that, if adversely determined, individually or in the aggregate, have resulted or could reasonably be expected to result in a Material Adverse Effect on MeriStar. Neither MeriStar nor any MeriStar Subsidiary is subject to any outstanding orders, writs, injunctions or decrees which, individually or in the aggregate, have resulted or could reasonably be expected to result in a Material Adverse Effect on MeriStar.

      Section 4.13 ENVIRONMENTAL MATTERS. Except (i) as has not, individually or in the aggregate, resulted and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on MeriStar, (ii) as set forth in Section 4.13 of the MeriStar Disclosure Letter, or (iii) as disclosed in MeriStar Filed SEC Reports:

            (a) MeriStar and the MeriStar Subsidiaries (i) are in compliance with all applicable Environmental Laws, (ii) hold all necessary Environmental Permits under those Environmental Laws and (iii) are in compliance with their respective Environmental Permits;

            (b) none of MeriStar, any MeriStar Subsidiary, and their respective predecessors has received any request for information or been notified in writing that it is a potentially responsible party, under CERCLA or any similar law of any state, locality, or any other jurisdiction;

            (c) none of MeriStar, any MeriStar Subsidiary and their respective predecessors has entered into or agreed to any consent decree or order or is subject to any outstanding judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances with any Governmental Agency and, to the knowledge of MeriStar, no investigation, litigation or other proceeding is pending or threatened with respect thereto; and, to the knowledge of MeriStar, no condition exists on any property currently or formerly operated by MeriStar or any MeriStar Subsidiary that is reasonably likely to lead to such investigation, litigation or proceeding;

            (d) none of the real property currently or formerly owned or leased by MeriStar or any MeriStar Subsidiary is listed or, to the knowledge of MeriStar, proposed for listing on the "National Priorities List" under CERCLA or CERCLIS (as defined in CERCLA), as updated through the date of this Agreement, or any similar list of sites in the United States or any other jurisdiction requiring investigation or cleanup; and

            (e) Interstate has been provided access to all reports in MeriStar's possession or control assessing the environmental condition of MeriStar's current and former owned properties, which reports are listed in Section 4.13(e) of the MeriStar Disclosure Letter.

      Section 4.14 INTELLECTUAL PROPERTY.

            (a) DISCLOSURE.

                  (i) Section 4.14(a)(i) of the MeriStar Disclosure Letter sets forth all United States and foreign: (A) patents and patent applications, (B) trademarks, trade names, brand names and corporate names, and all service marks, registrations and applications thereof, (C) Internet domain name registrations and applications and (D) copyright registrations and applications owned or licensed by MeriStar or the MeriStar Subsidiaries, in each case described in clauses (A) through (D), that are material to the business and operations of MeriStar or the MeriStar Subsidiaries as presently conducted, specifying as to each item, as applicable: (1) the nature of the item, including the title; (2) the owner of the item; (3) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed; and (4) the issuance, registration or application numbers and dates.

                  (ii) Section 4.14(a)(ii) of the MeriStar Disclosure Letter sets forth all IP Licenses under which MeriStar or any of the MeriStar Subsidiaries is a licensor or licensee or otherwise is authorized to use or practice any Intellectual Property except for hotel franchise agreements pursuant to which MeriStar or any MeriStar Subsidiary, as hotel manager or as lessee, is granted the right to use the intellectual property of the franchisor. Except as set forth in Section 4.14(a)(ii) of the MeriStar Disclosure Letter, no person has a right to receive a royalty or similar payment in respect of any Intellectual Property used by MeriStar or the MeriStar Subsidiaries, whether pursuant to any contractual arrangements entered into by MeriStar or any MeriStar Subsidiary or otherwise.

                  (iii) Section 4.14(a)(iii) of the MeriStar Disclosure Letter sets forth and describes the status, as of the date of this Agreement, of any Proposed Intellectual Property Agreements by MeriStar or the MeriStar Subsidiaries.

            (b) OWNERSHIP. Except as set forth in Section 4.14(b) of the MeriStar Disclosure Letter, MeriStar or the MeriStar Subsidiaries exclusively own the entire right, title and interest to (or otherwise have the right to use pursuant to a valid license, sublicense or other agreement), free and clear of all Liens, and have the unrestricted right to use, sell or license (subject to any such license terms, as applicable) all Intellectual Property, and have the right to bring actions for infringement of all of their owned Intellectual Property, except, with respect to any of the above, where the failures to so own or have such rights, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on MeriStar.

            (c) CLAIMS. Except as set forth in Section 4.14(c) of the MeriStar Disclosure Letter, neither MeriStar nor any of the MeriStar Subsidiaries has been, during the three years preceding the date of this Agreement, a party to any Claim, nor, to the knowledge of MeriStar, is any Claim threatened, that challenges the validity, enforceability, ownership, or right to use, sell, or license any of its Intellectual Property, except for Claims that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on MeriStar. To the knowledge of MeriStar, no third party is infringing upon or otherwise violating any Intellectual Property of MeriStar or any of the MeriStar Subsidiaries, except for infringements or violations that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on MeriStar. To the knowledge of MeriStar, none of the Intellectual Property owned, licensed or used by it or any MeriStar Subsidiary infringes upon or otherwise violates any intellectual property rights of others.

            (d) ADMINISTRATION AND ENFORCEMENT. MeriStar and the MeriStar Subsidiaries have taken all necessary and desirable actions to maintain and protect each item of Intellectual Property owned by MeriStar or any MeriStar Subsidiary, except for failures to take such actions that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on MeriStar. To the knowledge of MeriStar, all of the Intellectual Property rights of MeriStar and the MeriStar Subsidiaries are valid and enforceable.

            (e) PROTECTION OF TRADE SECRETS AND TECHNOLOGY. Without limiting the generality of Section 4.14(d) hereof, MeriStar and the MeriStar Subsidiaries have taken all reasonable precautions to protect the secrecy, confidentiality, and value of their trade secrets and the proprietary nature and value of their Technology and other Intellectual Property, except for failures to take such precautions that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on MeriStar.

            (f) EFFECT OF TRANSACTION. Neither MeriStar nor any of the MeriStar Subsidiaries is, nor, as a result of the execution and delivery of this Agreement or its performance of its obligations hereunder, will be, in violation of any agreement relating to any Intellectual Property, except for violations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on MeriStar. After the completion of the transactions contemplated by this Agreement, MeriStar and the MeriStar Subsidiaries will continue to own all right, title, and interest in and to or have a license to use all their Intellectual Property on identical terms and conditions as MeriStar and the MeriStar Subsidiaries enjoyed immediately prior to such transactions, except for failures to own or have available for use that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on MeriStar.

      Section 4.15 TAXES. Except as set forth in Section 4.15 of the MeriStar Disclosure Letter and except as has not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on
MeriStar:

            (a) MeriStar and each MeriStar Subsidiary has timely filed or caused to be filed all Tax Returns required to be filed by or with respect to it, its operations and assets, and has paid or caused to be paid all Taxes shown thereon as owing. All Tax Returns filed by MeriStar or any MeriStar Subsidiary were prepared in compliance with all applicable Laws and regulations and were true, complete, and correct in all respects as of the date on which they were filed or as subsequently amended to the date hereof. Complete copies of federal, state, local, and foreign Tax Returns of MeriStar and each MeriStar Subsidiary for each of the years ended 2000 and 1999 have heretofore been delivered or made available to Interstate. Prior to the date hereof, MeriStar has provided to Interstate copies of all revenue agents' reports and other written assertions of deficiencies or other liabilities for Taxes of MeriStar and each MeriStar Subsidiary with respect to past periods for which the applicable statute of limitations has not expired.

            (b) MeriStar and each MeriStar Subsidiary has timely paid or caused to be paid all Taxes for which a notice of, or assessment or demand for, payment has been received or which are otherwise due and payable with respect to MeriStar or any MeriStar Subsidiary, its operations and assets, except for Taxes that are being contested in good faith by appropriate proceedings (all of which are disclosed on Section 4.15(b) of the MeriStar Disclosure Letter) and for payment of which Taxes adequate reserves will have been set up as of the Closing Date.

            (c) MeriStar and each of the MeriStar Subsidiaries has complied with all applicable Laws, rules, and regulations relating to the withholding of Taxes and has timely collected or withheld and paid over to the proper governmental authorities all amounts shown to be owing or withheld on its Tax Returns and paid over for all prior periods under all applicable Laws.

            (d) There are no outstanding agreements, waivers, or arrangements extending the statutory period of limitations for the assessment or collection of Taxes with respect to any Tax Return that relates to MeriStar or any MeriStar Subsidiary, which waivers or extensions currently are in effect, and no request for any such waiver or extension is currently pending.

            (e) There are no Tax rulings, request for rulings, or closing agreements relating specifically to MeriStar or any MeriStar Subsidiary which could affect its liability for Taxes for any period after the Closing Date.

            (f) No action, suit, proceeding, investigation, audit, claim, or assessment is presently pending or to the knowledge of MeriStar, proposed with regard to any Taxes that relate to MeriStar or any MeriStar Subsidiary for which MeriStar or any MeriStar Subsidiary would or could be liable. None of MeriStar or any MeriStar Subsidiary has received a request from any taxing authority for information with respect to Taxes of MeriStar or the MeriStar Subsidiaries. Neither MeriStar nor any MeriStar Subsidiary has any knowledge of any fact or condition that, if known to any taxing authority having jurisdiction, would likely result in the issuance of a notice of proposed deficiency or similar notice of intention to assess Taxes against MeriStar or the MeriStar Subsidiaries, and no issue has arisen in any examination of MeriStar or the MeriStar Subsidiaries by any taxing authority that if raised with respect to any other period not so examined would result in a material deficiency for any other period not so examined, if upheld.

            (g) Neither MeriStar nor any of the MeriStar Subsidiaries (i) has agreed to or is required to make any adjustment pursuant to Section 481 of the Code (or any predecessor or similar provision of other Laws or regulations) by reason of a change in accounting method or otherwise; (ii) has knowledge that any taxing authority has proposed any such adjustment or change which proposal is currently pending; or (iii) has an application pending with any taxing authority requesting permission for any change in accounting methods that relates to its business and operations.

            (h) Neither MeriStar nor any MeriStar Subsidiary (i) is a party to, is bound by, or has any obligation under, any Tax sharing agreement or similar contract, (ii) has any current or potential contractual obligation to indemnify any other person with respect to Taxes, or (iii) has any obligation to make distributions in respect of Taxes.

            (i) No Taxes are delinquent or constitute a lien (other than with respect to Taxes which are not yet due and payable) against MeriStar or any MeriStar Subsidiary, except with respect to Taxes being contested in good faith by appropriate proceedings (all of which are disclosed on Section 4.15(i) of the MeriStar Disclosure Letter) and for payment of which Taxes adequate reserves have been established.

            (j) There is no contract, agreement, plan, or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by MeriStar or any MeriStar Subsidiary by reason of Section 280G of the Code.

            (k) The unused "net operating losses" (as defined in Section 172 of the Code) of MeriStar and each MeriStar Subsidiary as reflected in the applicable Tax Returns, and the years in which all such net operating losses arose and will expire are set forth on Section 4.15(k) of the MeriStar Disclosure Letter.

            (l) To the knowledge of MeriStar, no property of MeriStar or any MeriStar Subsidiary is "tax-exempt use property" within the meaning of Section 168 of the Code.

            (m) Neither MeriStar nor, to the knowledge of MeriStar, any of its affiliates has taken or agreed to take any action, nor is MeriStar aware of any agreement, plan or other circumstance, that would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

            (n) Neither MeriStar nor any MeriStar Subsidiary has been either a distributing or controlled corporation within the meaning of Section 355 of the Code within the two years preceding the date of this Agreement.

      Section 4.16 NON-COMPETITION AGREEMENTS.

            (a) Section 4.16(a) of the MeriStar Disclosure Letter sets forth a complete and accurate list of any Contract to which MeriStar or any MeriStar Subsidiary is a party which purports to restrict or prohibit MeriStar or any MeriStar Subsidiary collectively from, directly or indirectly, engaging in any business currently engaged in by MeriStar, any MeriStar Subsidiary or any other persons affiliated with MeriStar. Except as set forth in Section 4.16(a) of the MeriStar Disclosure Letter or as has not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on MeriStar, neither MeriStar nor any MeriStar Subsidiary is a party to any Contract which purports to restrict or prohibit MeriStar or any MeriStar Subsidiary collectively from, directly or indirectly, engaging in any business currently engaged in by MeriStar, any MeriStar Subsidiary or any other persons affiliated with MeriStar and none of MeriStar's officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with MeriStar, restricts MeriStar or any MeriStar Subsidiary or affiliate of either of them from, directly or indirectly, engaging in any of the businesses described above.

            (b) Assuming the accuracy and completeness of the list of names and addresses of the properties contained in Section 3.29(a) of the Interstate Disclosure Letter, Section 4.16(b) of the MeriStar Disclosure Letter sets forth a complete and accurate list of each management agreement, franchise agreement or other agreement to which MeriStar or any MeriStar Subsidiary is a party that contains any restriction on engaging in any business (or the geographical scope of such business) currently engaged in by MeriStar, any MeriStar Subsidiary, any other persons affiliated with MeriStar or by MeriStar, any MeriStar Subsidiary or any other persons affiliated with MeriStar, in each case, that would be breached or violated or that would result in the restriction or termination of such management agreement as a result of the execution, delivery or performance of this agreement or the consummation of the transactions contemplated hereby.

      Section 4.17 AGREEMENTS WITH REGULATORY AGENCIES. Except as set forth in
Section 4.17 of the MeriStar Disclosure Letter, neither MeriStar nor any MeriStar Subsidiary is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not listed in Section 4.17 of the MeriStar Disclosure Letter, a "MERISTAR REGULATORY AGREEMENT"), any Governmental Entity that restricts the conduct of its business, except for any MeriStar Regulatory Agreements that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on MeriStar. Neither MeriStar nor any MeriStar Subsidiary has been advised by any Governmental Entity that such Governmental Entity is considering issuing or requesting any MeriStar Regulatory Agreement, except for any such proposed MeriStar Regulatory Agreements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on MeriStar.

      Section 4.18 OPINION OF FINANCIAL ADVISOR. Salomon Smith Barney Inc. (the "MERISTAR FINANCIAL ADVISOR") has delivered to the Board of Directors of MeriStar its opinion to the effect that, as of the date of this Agreement, the Exchange Ratio is fair, from a financial point of view, to MeriStar, which opinion will be accompanied by an authorization to include a copy of such opinion in the Proxy Materials. MeriStar will deliver to Interstate a signed copy of the written opinion for informational purposes only promptly after receipt by MeriStar of such opinion.

      Section 4.19 BROKERS. No broker, finder, investment banker or financial advisor other than the MeriStar Financial Advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of MeriStar or any of the MeriStar Subsidiaries or their affiliates. Prior to the date of this Agreement, MeriStar has made available to Interstate a complete and correct copy of all agreements between MeriStar or any of the other MeriStar Subsidiaries or their affiliates and the MeriStar Financial Advisor under which the MeriStar Financial Advisor would be entitled to any payment relating to the Merger or such other transactions.

      Section 4.20 CERTAIN STATUTES. The Board of Directors of MeriStar has taken or will take all appropriate and necessary actions to ensure that the restrictions on business combinations in Section 203 of the DGCL will not have any effect on the Merger or the other transactions contemplated by this Agreement. No Takeover Statute is, as of the date of this Agreement, applicable to the Merger or such other transactions.

      Section 4.21 INFORMATION. None of the information to be supplied by MeriStar or any MeriStar Subsidiary for inclusion or incorporation by reference in the Proxy Statement or the Registration Statement will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary to make the statements in the Registration Statement not misleading in light of the circumstances under which they were made, or, in the case of the Proxy Statement or any amendments of or supplements to the Proxy Statement, at the time of the mailing of the Proxy Statement and any amendments of or supplements to the Proxy Statement and at the time of the MeriStar Stockholders Meeting and the MeriStar Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Proxy Statement or necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they are made, not misleading. The Proxy Statement (except for those portions of the Proxy Statement that relate only to Interstate or the Interstate Subsidiaries or affiliates of Interstate) will comply as to form in all material respects with the provisions of the Exchange Act.

      Section 4.22 VOTE REQUIRED. The Requisite MeriStar Vote is the only vote of the holders of any class or series of MeriStar's capital stock necessary (under the rules and regulations of the NYSE, MeriStar's certificate of incorporation and bylaws, the DGCL, other applicable Law or otherwise) to approve this Agreement, the Merger or the other transactions contemplated by this Agreement.

      Section 4.23 PROPERTIES.

            (a) Section 4.23(a)(i) of the MeriStar Disclosure Letter sets forth a complete and accurate list and the address or description of all real property owned or leased by MeriStar or any MeriStar Subsidiary, other than leases with a duration of less than one year entered into in the ordinary course of business by BridgeStreet Accommodations, Inc. (collectively, and including all buildings, structures and other improvements and fixtures located on or under such land and all easements, rights and other appurtenances to such land, the "MERISTAR PROPERTIES"). (1) For those MeriStar Properties to which MeriStar or a MeriStar Subsidiary owns fee simple title, such owner owns good, marketable and insurable fee simple title to such MeriStar Property, and (2) for those MeriStar Properties leased by MeriStar or a MeriStar Subsidiary, such lessee holds valid leasehold title to such MeriStar Property, which title is, in each case described in clauses (1) and (2) of this sentence, free and clear of Encumbrances, except for such mortgages set forth in Section 4.23(a)(ii) of the MeriStar Disclosure Letter or Encumbrances securing obligations disclosed in the consolidated balance sheets included in or incorporated by reference into the MeriStar Filed SEC Reports, mechanics and materialmen's Liens for amounts incurred in the ordinary course of business and which are not yet due and payable or are being contested in good faith and easements, rights of way, restrictive covenants and other non-monetary Encumbrances, MeriStar Ordinary Course Leases and the MeriStar Space Leases and Encumbrances for taxes not yet due and payable or which are not being contested in good faith, which individually, or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on MeriStar.

            (b) Except as set forth in Section 4.23(b) of the MeriStar Disclosure Letter, and except for matters which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on MeriStar or to materially and adversely affect the use or occupancy (or, if applicable, any proposed developments) of the MeriStar Properties in a manner which could reasonably be expected to have a Material Adverse Effect on MeriStar, MeriStar has no knowledge that any currently required certificate, permit or license (including building permits and certificates of occupancy) from any Governmental Entity having jurisdiction over any MeriStar Property has not been obtained or is not in full force and effect or is subject to any pending modification or cancellation.

            (c) Section 4.23(c) of the MeriStar Disclosure Letter sets forth a complete and accurate list of all definitive agreements made or entered into by MeriStar or any MeriStar Subsidiary as of the date hereof, (x) to sell, mortgage, pledge or hypothecate the interest of MeriStar or such MeriStar Subsidiary in any MeriStar Property, which, individually or in the aggregate, are material, or to otherwise enter into a material transaction in respect of the ownership or financing of the interest of MeriStar or such MeriStar Subsidiary in any MeriStar Property or (y) to purchase real property to which MeriStar or any MeriStar Subsidiary is a party.

            (d) Except as set forth in Section 4.23(d) of the MeriStar Disclosure Letter, none of MeriStar's or any MeriStar Subsidiary's fee or leasehold interests in any of the MeriStar Properties is subject to any outstanding purchase options, rights of first refusal, rights of first offer or similar rights, other than such rights which could not reasonably be expected to have a Material Adverse Effect on MeriStar, nor has MeriStar or any MeriStar Subsidiary entered into any outstanding contracts with others for the sale, mortgage, pledge, hypothecation,


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

assignment, sublease or lease of any material portion of the MeriStar Property or MeriStar's or any MeriStar Subsidiary's interest therein or other transfer of all or any part of any MeriStar Property or MeriStar's or any MeriStar Subsidiary's interest therein, except for (i) leases or subleases entered into in the ordinary course of business for long-term stay rental units, newsstands, gift shops, restaurants and other establishments customarily located in hotel properties, (ii) leases and subleases of rooftops and other portions of the MeriStar Properties for telecommunications purposes and (iii) other leases, subleases and similar agreements the existence of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on MeriStar (collectively, "MERISTAR ORDINARY COURSE LEASES").

            (e) The leases underlying the leased MeriStar Properties referenced in Section 4.23(a)(i) of the MeriStar Disclosure Letter (collectively, the "MERISTAR LEASES") are accurately set forth in Section 4.23(e) of the MeriStar Disclosure Letter. Each of the MeriStar Leases is valid, binding and in full force and effect as against MeriStar or the MeriStar Subsidiaries and, to MeriStar's knowledge, as against the other party thereto, except to the extent the failure to be binding and in full force and effect could not reasonably be expected to have a Material Adverse Effect on MeriStar. There does not exist under any of the MeriStar Leases any default or event of default by MeriStar or any MeriStar Subsidiary or, to the knowledge of MeriStar, any default or event of default of any other party, and, to MeriStar's knowledge, no event has occurred which, with notice or lapse of time or both, would constitute such a default or event of default, except as could not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect on MeriStar.

            (f) Section 4.23(f) to the MeriStar Disclosure Letter sets forth a list of the hotel franchise agreements (the "MERISTAR FRANCHISE AGREEMENTS") under which MeriStar or a MeriStar Subsidiary is a franchisee. Each of the MeriStar Franchise Agreements is valid, binding and in full force and effect (except to the extent the failure to be binding and in full force and effect could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on MeriStar). There are no defaults under the MeriStar Franchise Agreements by MeriStar or a MeriStar Subsidiary or, to the knowledge of MeriStar, by any other party thereto, nor have any events occurred which with the giving of notice or the passage of time or both would constitute such a default or event of default thereunder, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on MeriStar.

            (g) Section 4.23(g) of the MeriStar Disclosure Letter sets forth all material leases, subleases, licenses, time-share and other agreements, other than MeriStar Ordinary Course Leases (collectively, the "MERISTAR SPACE LEASE"), granting to any person or entity other than MeriStar or any MeriStar Subsidiary any right to the possession, use, occupancy or enjoyment of the MeriStar Properties or any portion thereof. Each MeriStar Space Lease is valid, binding and in full force and effect, all rent and other sums and charges payable by the tenant or occupant thereunder (a "MERISTAR SPACE TENANT") are current, no notice of default or termination under any MeriStar Space Lease is outstanding, no termination event or condition or uncured default on the part of MeriStar or any MeriStar Subsidiary or, to the knowledge of MeriStar, the MeriStar Space Tenant, exists under any MeriStar Space Lease, and no event has occurred and no condition exists that, with the giving of notice or the lapse of time, or both, would constitute such a default or termination event or condition, except where such default,


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

termination, termination event, condition or failure to be valid, binding and in full force and effect, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect on MeriStar.

            (h) Each of MeriStar and the MeriStar Subsidiaries owns good and valid title to or holds valid leasehold title to, as the case may be, all of its material tangible personal property and assets (other than the MeriStar Properties) used in, held for use in or which are necessary for the conduct of the business of MeriStar as currently conducted, except where the failure to hold good and valid title to such property and assets, individually or in the aggregate, has not had, and could not reasonably be expected to have a Material Adverse Effect on MeriStar.

            (i) MeriStar has not received notice of and, to the knowledge of MeriStar, there is no pending, threatened or contemplated condemnation proceeding affecting the MeriStar Property, any property with respect to which MeriStar or any MeriStar Subsidiary is a party to a hotel management agreement or participating lease ("MERISTAR MANAGED PROPERTY"), or any part thereof, nor any sale or other disposition of the MeriStar Property, MeriStar Managed Property or any part thereof in lieu of condemnation. No portion of the MeriStar Property or MeriStar Managed Property has suffered any material damage by fire or other casualty that has not heretofore been completely repaired and restored, except as, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect on MeriStar.

            (j) MeriStar has made available to Interstate or its representatives copies of the MeriStar Leases and the MeriStar Space Leases that are true, correct and complete in all material respects.

            (k) Neither MeriStar nor any of the MeriStar Subsidiaries is engaged in any real estate development projects except as set forth in Section 4.23(k) of the MeriStar Disclosure Letter.

      Section 4.24 NO PAYMENTS TO EMPLOYEES, OFFICERS OR DIRECTORS. Except as set forth in Section 4.24 of the MeriStar Disclosure Letter, there are no cash or non-cash payments that will become payable to any employee, officer or director of MeriStar or any MeriStar Subsidiary as a result of the Merger or the transactions contemplated by this Agreement. Except as otherwise provided for in this Agreement or as set forth in Section 4.24 of the MeriStar Disclosure Letter, there is no employment or severance contract or other agreement requiring payments, cancellation of indebtedness or other obligation, to be made as a result of the consummation of any of the transactions contemplated by this Agreement, with respect to any employee, officer or director of MeriStar or any MeriStar Subsidiary.

      Section 4.25 POTENTIAL CONFLICTS OF INTEREST. Except as set forth in
Section 4.25 of the MeriStar Disclosure Letter or in the MeriStar SEC Reports, to the knowledge of MeriStar, no officer, director or affiliate of MeriStar or any MeriStar Subsidiary, and no relative or spouse of any such officer, director or affiliate: (a) owns, directly or indirectly, any interest in (excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any person that is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer


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

of, or lender to or borrower from, MeriStar or any of the MeriStar Subsidiaries;
(b) owns, directly or indirectly, in whole or in part, any material tangible or intangible property that MeriStar or any of the MeriStar Subsidiaries uses in the ordinary conduct of its business; or (c) has any cause of action or other claim whatsoever against, or owes any amount to, MeriStar or any of the MeriStar Subsidiaries, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under MeriStar Benefit Plans, and similar matters and agreements arising in the ordinary course of business.

      Section 4.26 REGISTRATION RIGHTS. Except as set forth in Section 4.26 of the MeriStar Disclosure Letter, no person has any right to require the registration of any shares of MeriStar Common Stock or any other securities of MeriStar or any MeriStar Subsidiary.

      Section 4.27 INVESTMENT COMPANY ACT OF 1940. Neither MeriStar nor any of the MeriStar Subsidiaries is, or at the Effective Time will be, required to be registered under the 1940 Act.

      Section 4.28 RIGHTS AGREEMENT. The MeriStar Rights Agreement has been amended (the "MERISTAR RIGHTS PLAN AMENDMENT") to exempt from the definition of Acquiring Person (as defined in the MeriStar Rights Agreement) Interstate Stockholders that would otherwise be deemed Acquiring Persons as a result of the execution and delivery of this Agreement or the receipt of the Merger Consideration in the Merger. A copy of the MeriStar Rights Plan Amendment is set forth in Section 4.28 of the MeriStar Disclosure Letter.

      Section 4.29 MERISTAR MANAGEMENT AGREEMENTS.

            (a) Section 4.29(a) of the MeriStar Disclosure Letter sets forth a complete and accurate list of all of the hotel management agreements or participating leases to which MeriStar or any MeriStar Subsidiary is a party (the "MERISTAR MANAGEMENT AGREEMENTS"), along with the amount of the fees received under each such MeriStar Management Agreement during the fiscal year ended December 31, 2001 and the name and address of each of the properties to which each such MeriStar Management Agreement relates.

            (b) Section 4.29(b) of the MeriStar Disclosure Letter sets forth a complete and accurate list of each MeriStar Management Agreement under which any portion of the "base fees" payable under such MeriStar Management Agreement may be (i) recovered from MeriStar or any MeriStar Subsidiary by the party paying such fees or (ii) required to be repaid by MeriStar or any MeriStar Subsidiary, in each case, along with the maximum amount of such potential recovery or repayment.

            (c) Section 4.29(c) of the MeriStar Disclosure Letter sets forth a complete and accurate list of each MeriStar Management Agreement under which (i) the owner of the managed hotel has, to the knowledge of MeriStar, overtly threatened action adverse to MeriStar or any MeriStar Subsidiary because of noncompliance with performance standards under such MeriStar Management Agreement or, (ii) MeriStar or any MeriStar Subsidiary has received a notice of termination or where events, conditions or circumstances exist which are reasonably likely to result in termination.


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

            (d) Other than as set forth in Section 4.29(d) of the MeriStar Disclosure Letter, there are no understandings, written or otherwise, with respect to any MeriStar Management Agreement or MeriStar Equity Investment, that would require MeriStar or any MeriStar Subsidiary to make any additional investments in or loans to any person other than MeriStar or any MeriStar Subsidiary.

      Section 4.30 LAWS ADDRESSING BRIBERY AND CORRUPTION. MeriStar and each of the MeriStar Subsidiaries has complied with the provisions of The Foreign Corrupt Practices Act of 1977, as amended or other Laws addressing bribery and corruption. Without limiting the foregoing sentence, neither MeriStar nor any of the MeriStar Subsidiaries has made, offered to make or authorized the making of any improper payment or other improper contribution of value, directly or indirectly, to any officer, employee or representative of a government or instrumentality thereof or of any public international organization or made any other illegal payment.

      Section 4.31 MERISTAR LONG-TERM APARTMENT RENTAL BUSINESS.

            (a) BridgeStreet Accommodations, Inc. ("BRIDGESTREET") and each of its subsidiaries are listed in Section 4.31(a) of the MeriStar Disclosure Letter.

            (b) Section 4.31(b) of the MeriStar Disclosure Letter sets forth a complete and accurate list of the addresses of all offices in which BridgeStreet and each of its affiliates conducts business, along with (i) the number of apartment units leased by BridgeStreet or such affiliate in the twelve month period ended December 31, 2001 by each such office, and (ii) the amount of the fees received by each such office during the fiscal year ended December 31, 2001.

            (c) Section 4.31(c) of the MeriStar Disclosure Letter sets forth a complete and accurate list of any broker or finder that was or is entitled to any brokerage, finder's or other fee or commission in connection with the conduct of the business of BridgeStreet and its affiliates based upon arrangements made by or on behalf of BridgeStreet or such affiliate, along with the amount of the fees paid or to be paid under each such arrangement, (i) during the fiscal year ended December 31, 2001 and (ii) as of the most recent month end prior to the date of this Agreement. Prior to the date of this Agreement, MeriStar has made available to Interstate a complete and correct copy of all agreements between BridgeStreet or any of its affiliates and any broker or finder under which the broker or finder would be entitled to any payment.

            (d) Each lease, sublease or similar agreement entered into by BridgeStreet or any of its affiliates in the ordinary course of business for long-term stay rental units (collectively, "BRIDGESTREET ORDINARY COURSE LEASES") is valid, binding and in full force and effect as against BridgeStreet or such affiliate and, to MeriStar's knowledge, as against the other party thereto, except to the extent the failure to be binding and in full force and effect could not reasonably be expected to have a Material Adverse Effect on MeriStar. There does not exist under any of the BridgeStreet Ordinary Course Leases any default or event of default by BridgeStreet or any of its affiliates or, to MeriStar's knowledge, any default or event of default of any other party, and, to MeriStar's knowledge, no event has occurred which, with notice or lapse of time or both, would constitute such a default or even of default, except, in each case, as would


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

not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect on MeriStar.

                               ARTICLE V COVENANTS

      Section 5.1 CONDUCT OF BUSINESS OF INTERSTATE. During the period from the date of this Agreement to the Effective Time, except as set forth in Section 5.1 of the Interstate Disclosure Letter or as is expressly contemplated by this Agreement and the Interstate Voting Agreement, unless otherwise consented to in writing by MeriStar or by the Interim Transaction Committee, as applicable: (a) Interstate shall use its reasonable best efforts to, and shall cause each of the Interstate Subsidiaries to use its reasonable best efforts to, conduct its operations only in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement; and (b) Interstate shall use, and shall cause each Interstate Subsidiary to use, its reasonable best efforts to preserve intact the business organization of Interstate and each of the Interstate Subsidiaries, to keep available the services of the present officers and other key employees of Interstate and the Interstate Subsidiaries, and to preserve the good will of customers, suppliers and all other persons having business relationships with Interstate and the Interstate Subsidiaries. Without limiting the generality of the foregoing, during such period, except as set forth in Section 5.1 of the Interstate Disclosure Letter or as is expressly contemplated by this Agreement, Interstate shall not, and shall not permit any Interstate Subsidiary to, without the prior written consent of MeriStar until the Interim Transaction Committee is formed pursuant to Section 5.23, and thereafter without the prior written consent of the Interim Transaction Committee, which consent (in either case) shall not be unreasonably withheld or delayed:

            (a) except as required by applicable Law, adopt any amendment to the charter or bylaws of Interstate or the comparable organizational documents of any Interstate Subsidiary;

            (b) except for (i) issuances of capital stock of the Interstate Subsidiaries to Interstate or a wholly owned Interstate Subsidiary or in any circumstance of the type described in clause (e) below, (ii) issuances of Interstate Common Stock, in accordance with the terms of the instruments governing such issuance on the date hereof, (iii) issuances pursuant to the exercise of Interstate Stock Options outstanding on the date hereof, (iv) issuances pursuant to the exercise of rights presently existing under the terms and conditions of the Interstate Convertible Securities, or (v) issuances pursuant to the Interstate Stockholder Rights, issue, reissue, sell or pledge, or authorize the issuance, reissuance, sale or pledge of (y) additional shares of capital stock or other equity securities of any class, or securities convertible into capital stock or other equity securities or any rights, warrants or options to acquire any such convertible securities or capital stock or other equity securities, or (z) any other securities in respect of, in lieu of, or in substitution for, Interstate Common Stock outstanding on the date hereof;

            (c) declare, set aside, make or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock other than between Interstate and any wholly owned Interstate Subsidiary;

            (d) directly or indirectly, split, combine, subdivide, reclassify or redeem, retire, purchase or otherwise acquire, or propose to redeem, retire, purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

            (e) except for increases in salary, wages and benefits of officers or employees of Interstate or the Interstate Subsidiaries in accordance with past practice or increases in salary, wages and benefits granted to officers and employees of Interstate or the Interstate Subsidiaries in conjunction with new hires, promotions or other changes in job status or increases in salary, wages and benefits of employees of Interstate or the Interstate Subsidiaries pursuant to existing employment agreements or collective bargaining agreements entered into in the ordinary course of business, (i) increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees (whether from Interstate or any Interstate Subsidiary), (ii) pay any benefit not required by any existing plan or arrangement (including the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements, plans or policies), or enter into any employment or severance agreement with, any director, officer or other employee of Interstate or any Interstate Subsidiary, or (iii) establish, adopt, enter into, amend or take any action to accelerate rights under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, except in each case to the extent required by applicable Law; PROVIDED, HOWEVER, that nothing in this Agreement will be deemed to prohibit the payment of benefits as they become payable;

            (f) acquire, sell, lease, license, transfer, pledge, encumber, grant or dispose of (whether by merger, consolidation, purchase, sale or otherwise) any assets, including any Intellectual Property of Interstate or any Interstate Subsidiary or any capital stock of the Interstate Subsidiaries (other than the acquisition and sale of inventory or the disposition of used or excess equipment and the purchase of raw materials, supplies and equipment, in each case in the ordinary course of business consistent with past practice), that are material to Interstate and the Interstate Subsidiaries, taken as a whole, or enter into any material commitment or transaction outside the ordinary course of business, other than transactions between a wholly owned Interstate Subsidiary and Interstate or another wholly owned Interstate Subsidiary;

            (g) (i) incur, assume or prepay any long-term indebtedness or incur or assume any short-term indebtedness (including, in either case, by issuance of debt securities), except that Interstate and the Interstate Subsidiaries may incur, assume or prepay indebtedness in the ordinary course of business consistent with past practice under existing lines of credit, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice, (iii) make any loans, advances or capital contributions to, or investments in, any other person except in the ordinary course of business consistent with past practice and except for loans, advances, capital contributions or investments between any wholly owned Interstate Subsidiary and Interstate or another wholly owned Interstate Subsidiary or (iv) make any loans or advances to any employee or director of Interstate or any Interstate Subsidiary;

            (h) terminate, cancel or request any material change in, or agree to any material change in, any Contract, permit or license which is material to Interstate and the Interstate Subsidiaries taken as a whole, or enter into any Contract which would be material to Interstate and the Interstate Subsidiaries taken as a whole, in either case other than in the ordinary course of business consistent with past practice; or make or authorize any capital expenditure, other than capital expenditures that are not, in the aggregate, for any fiscal year, in excess of 10% of the capital expenditures provided for in Interstate's budget for Interstate and the Interstate Subsidiaries taken as a whole for such fiscal year (a copy of which budget has been provided to MeriStar);

            (i) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice or as required pursuant to applicable Law or GAAP;

            (j) waive, release, assign, settle or compromise any rights, claims or litigation in excess of $100,000 per event other than in the ordinary course of business consistent with past practice or as required by any Contract existing on the date of this Agreement;

            (k) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) the uninsured portion of which is in excess of $100,000 per event other than in the ordinary course of business consistent with past practice or as required by any Contract existing on the date of this Agreement;

            (l) enter into any agreement or arrangement that materially limits or otherwise restricts Interstate or any Interstate Subsidiary or any successor thereto, or that would, after the Effective Time, limit or restrict the Surviving Corporation and its affiliates or any successor thereto, from engaging or competing in any line of business or in any geographic area, other than in the ordinary course of business consistent with past practice;

            (m) make any material Tax election or settle or compromise any material federal, state, local or foreign Tax deficiency;

            (n) enter into or amend the material terms of any hotel management agreements or participating leases;

            (o) act or knowingly omit to act (or permit any licensee or sublicensee to do or omit to do any act) as a result of which any material Intellectual Property may become invalidated, abandoned or dedicated to the public domain;

            (p) except for changes required by applicable Law, GAAP or the National Association of Insurance Commssioners, make any material change in (i) any crediting, underwriting, actuarial, dividend, investment, financial reporting, marketing or accounting practice or policy followed by any Interstate Insurance Subsidiary or in any assumption underlying any such practice or policy, (ii) any method of calculating bad debt, contingencies or other reserve for financial reporting or any other accounting purposes (including, without limitation, any practice, policy, assumption or method relating to or affecting the determination of insurance in force, premium or investment income, Reserve Liabilities or operating ratios with respect to expenses, losses or lapses);

            (q) except for actions taken in the ordinary course of business in accordance with past practice with respect to insurance policies in force, make any material amendment of or fail to perform all of its obligations under, or waive any right under, or terminate any Contract that involves or would reasonably be expected to involve the annual expenditure or receipt by any Interstate Insurance Subsidiaries (or group thereof) of more than $50,000;

            (r) materially amend or terminate any Interstate Reinsurance Contract or any trust agreement or security agreement related thereto or enter into as ceding or assuming issuer any reinsurance, coinsurance or other similar contract or any trust agreement or security agreement related thereto; or

            (s) authorize or enter into any formal or informal written or other agreement or otherwise make any commitment to do any of the foregoing.

      Section 5.2 CONDUCT OF BUSINESS OF MERISTAR. During the period from the date of this Agreement to the Effective Time, except as set forth in Section 5.2 of the MeriStar Disclosure Letter or as is expressly contemplated by this Agreement and the MeriStar Voting Agreement, unless otherwise consented to in writing by Interstate or by the Interim Transaction Committee, as applicable:
(a) MeriStar shall use its reasonable best efforts to, and shall cause each of the MeriStar Subsidiaries to use its reasonable best efforts to, conduct its operations only in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort then would be applied in the absence of this Agreement; and (b) MeriStar shall use, and shall cause each MeriStar Subsidiary to use, its reasonable best efforts to preserve intact the business organization of MeriStar and each of the MeriStar Subsidiaries, to keep available the services of the present officers and key employees of MeriStar and the MeriStar Subsidiaries, and to preserve the good will of customers, suppliers and all other persons having business relationships with MeriStar and the MeriStar Subsidiaries. Without limiting the generality of the foregoing, during such period except as set forth in Section 5.2 of the MeriStar Disclosure Letter or as is expressly contemplated by this Agreement, MeriStar shall not, and shall not permit any MeriStar Subsidiary to, without the prior written consent of Interstate until the Interim Transaction Committee is formed pursuant to Section 5.23, and thereafter without the prior written consent of the Interim Transactions Committee, which consent (in either case) shall not be unreasonably withheld or delayed:

            (a) except as required by applicable Law, adopt any amendment to the certificate of incorporation or bylaws of MeriStar or the comparable organizational documents of any MeriStar Subsidiary;

            (b) except for (i) issuances of capital stock of the MeriStar Subsidiaries to MeriStar or a wholly owned MeriStar Subsidiary, or in any circumstance of the type described in clause (e) below, (ii) issuances of MeriStar Common Stock, in accordance with the terms of the instruments governing such issuance on the date hereof, (iii) issuances pursuant to the exercise of MeriStar Stock Options or the MeriStar Employee Stock Purchase Plan outstanding on the date hereof, or (iv) issuances pursuant to the exercise of the MeriStar Rights, issue, reissue, sell or pledge, or authorize the issuance, reissuance, sale or pledge of (y) additional shares of capital stock or other equity securities of any class, or securities


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

convertible into capital stock or other equity securities or any rights, warrants or options to acquire any such convertible securities or capital stock or other equity securities, or (z) any other securities in respect of, in lieu of, or in substitution for, MeriStar Common Stock outstanding on the date hereof;

            (c) declare, set aside, make or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock other than between MeriStar and any wholly owned MeriStar Subsidiary;

            (d) directly or indirectly, split, combine, subdivide, reclassify or redeem, retire, purchase or otherwise acquire, or propose to redeem, retire, purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

            (e) except for increases in salary, wages and benefits of officers or employees of MeriStar or the MeriStar Subsidiaries in accordance with past practice or increases in salary, wages and benefits granted to officers and employees of MeriStar or the MeriStar Subsidiaries in conjunction with new hires, promotions or other changes in job status or increases in salary, wages and benefits of employees of MeriStar or the MeriStar Subsidiaries pursuant to existing employment agreements or collective bargaining agreements entered into in the ordinary course of business, (i) increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees (whether from MeriStar or any MeriStar Subsidiary), (ii) pay any benefit not required by any existing plan or arrangement (including the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements, plans or policies), or enter into any employment or severance agreement with, any director, officer or other employee of MeriStar or any MeriStar Subsidiary, or (iii) establish, adopt, enter into, amend or take any action to accelerate rights under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, except in each case to the extent required by applicable Law; PROVIDED, HOWEVER, that nothing in this Agreement will be deemed to prohibit the payment of benefits as they become payable;

            (f) acquire, sell, lease, license, transfer, pledge, encumber, grant or dispose of (whether by merger, consolidation, purchase, sale or otherwise) any assets, including any Intellectual Property of MeriStar or any MeriStar Subsidiary or any capital stock of the MeriStar Subsidiaries (other than the acquisition and sale of inventory or the disposition of used or excess equipment and the purchase of raw materials, supplies and equipment, in each case in the ordinary course of business consistent with past practice), that are material to MeriStar and the MeriStar Subsidiaries, taken as a whole, or enter into any material commitment or transaction outside the ordinary course of business, other than transactions between a wholly owned MeriStar Subsidiary and MeriStar or another wholly owned MeriStar Subsidiary;

            (g) (i) incur, assume or prepay any long-term indebtedness or incur or assume any short-term indebtedness (including, in either case, by issuance of debt securities),


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except that MeriStar and the MeriStar Subsidiaries may incur, assume or prepay indebtedness in the ordinary course of business consistent with past practice under existing lines of credit, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice, (iii) make any loans, advances or capital contributions to, or investments in, any other person except in the ordinary course of business consistent with past practice and except for loans, advances, capital contributions or investments between any wholly owned MeriStar Subsidiary and MeriStar or another wholly owned MeriStar Subsidiary or (iv) make any loans or advances to any employee or director of MeriStar or any MeriStar Subsidiary;

            (h) terminate, cancel or request any material change in, or agree to any material change in, any Contract, permit or license which is material to MeriStar and the MeriStar Subsidiaries taken as a whole, or enter into any Contract which would be material to MeriStar and the MeriStar Subsidiaries taken as a whole, in either case other than in the ordinary course of business consistent with past practice; or make or authorize any capital expenditure, other than capital expenditures that are not, in the aggregate, for any fiscal year, in excess of 10% of the capital expenditures provided for in MeriStar's budget for MeriStar and the MeriStar Subsidiaries taken as a whole for such fiscal year (a copy of which budget has been provided to Interstate);

            (i) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice or as required pursuant to applicable Law or GAAP;

            (j) waive, release, assign, settle or compromise any rights, claims or litigation in excess of $100,000 per event other than in the ordinary course of business consistent with past practice or as required by any Contract existing as of the date of this Agreement;

            (k) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) the uninsured portion of which is in excess of $100,000 per event other than in the ordinary course of business consistent with past practice or as required by any Contract existing as of the date of this Agreement;

            (l) enter into any agreement or arrangement that materially limits or otherwise restricts MeriStar or any MeriStar Subsidiary or any successor thereto, or that would, after the Effective Time, limit or restrict the Surviving Corporation and its affiliates or any successor thereto, from engaging or competing in any line of business or in any geographic area, other than in the ordinary course of business consistent with past practice;

            (m) make any material Tax election or settle or compromise any material federal, state, local or foreign Tax deficiency;

            (n) enter into or amend the material terms of any hotel management agreements or participating leases;


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

            (o) act or knowingly omit to act (or permit any licensee or sublicensee to do or omit to do any act) as a result of which any material Intellectual Property may become invalidated, abandoned or dedicated to the public domain;

            (p) except for actions taken in the ordinary course of business in accordance with past practice, make any material amendment of or fail to perform all of its obligations under, or waive any right under, or terminate any BridgeStreet Ordinary Course Lease that involves or would reasonably be expected to involve, either individually or in the aggregate, the annual expenditure or receipt by BridgeStreet or any of its affiliates of more than $50,000; or

            (q) authorize or enter into any formal or informal written or other agreement or otherwise make any commitment to do any of the foregoing.

      Section 5.3 NOTIFICATION OF CERTAIN MATTERS. MeriStar and Interstate shall promptly notify each other of (a) the occurrence or non-occurrence of any fact or event which could reasonably be expected (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, (ii) to cause any covenant, condition or agreement hereunder not to be complied with or satisfied in all material respects or (iii) to result in, in the case of MeriStar, a Material Adverse Effect on MeriStar or, in the case of Interstate, a Material Adverse Effect on Interstate, (b) any failure of Interstate or MeriStar, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties or covenants of any party or the conditions to the obligations of any party hereunder, (c) any notice or other material communications from any Governmental Entity in connection with the transactions contemplated by this Agreement, (d) the commencement of any suit, action or proceeding that seeks to prevent, seeks damages in respect of, or otherwise relates to the consummation of the transactions contemplated by this Agreement, and (e) the receipt of notice of (i) any adverse determination or development (including, without limitation, the institution of, or any adverse determination or development in, any proceeding in the United States Patent and Trademark Office (the "PTO") or the United States Copyright Office (the "COPYRIGHT OFFICE") or equivalent office in any foreign jurisdiction or any court or tribunal), other than non-final determinations of the PTO or the Copyright Office, regarding ownership of any material Intellectual Property or the right to register the same or to keep, maintain and use the same and (ii) any material infringement of any material Intellectual Property of which it becomes aware.

      Section 5.4 PROXY STATEMENT.

            (a) As promptly as practicable after the execution of this Agreement, MeriStar and Interstate shall jointly prepare and MeriStar shall file with the SEC a single document that will constitute (i) the proxy statement of Interstate relating to the meeting of Interstate's stockholders (the "INTERSTATE STOCKHOLDERS MEETING") to be held to consider approval and adoption of the Interstate Proposals, (ii) the proxy statement of MeriStar relating to the meeting of MeriStar's stockholders (the "MERISTAR STOCKHOLDERS MEETING") to be held to consider approval of the MeriStar Proposals and (iii) the registration statement on Form S-4 of MeriStar


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

(together with all amendments thereto, the "REGISTRATION STATEMENT"), in connection with the registration under the Securities Act of Surviving Corporation Common Stock to be issued to the stockholders of Interstate in connection with the Merger. Substantially contemporaneously with the filing of the Proxy Statement with the SEC, copies of the Proxy Statement shall be provided to the NYSE and the NASDAQ. MeriStar and Interstate shall each use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement (the "REGISTRATION STATEMENT EFFECTIVE DATE"), MeriStar shall take all or any reasonable action required under any applicable Law in connection with the issuance of Surviving Corporation Common Stock pursuant to the Merger. Each of MeriStar and Interstate shall furnish all information concerning MeriStar or Interstate as the other party may reasonably request in connection with such actions and the preparation of the definitive proxy statement forming a part of the Registration Statement (the "PROXY STATEMENT"). As promptly as practicable after the Registration Statement Effective Date, the Proxy Statement and all associated materials (collectively, the "PROXY MATERIALS") will be mailed to the stockholders of MeriStar and Interstate. MeriStar and Interstate shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of (i) the Securities Act, (ii) the Exchange Act, including Sections 14(a) and 14(d) thereof, (iii) the rules and regulations of the NYSE, (iv) the rules and regulations of the NASDAQ, (v) the DGCL and (vi) the MGCL.

            (b) (1) The Proxy Statement shall include the unanimous and unconditional recommendation of the Board of Directors of Interstate to the stockholders of Interstate that they vote in favor of the Interstate Proposals (the "INTERSTATE BOARD RECOMMENDATION"); PROVIDED, HOWEVER, that the Board of Directors of Interstate may, at any time prior to the Effective Time, withdraw, modify or otherwise change any such recommendation pursuant to, but only in compliance with, Section 5.7(b). In addition, the Proxy Statement will include a copy of the written opinion of the Interstate Financial Advisor referred to in
Section 3.18.

                (2) The Proxy Statement shall include the unanimous and unconditional recommendation of the Board of Directors of MeriStar to the stockholders of MeriStar that they vote in favor of the MeriStar Proposals (the "MERISTAR BOARD RECOMMENDATION"); PROVIDED, HOWEVER, that the Board of Directors of MeriStar may, at any time prior to the Effective Time, withdraw, modify or otherwise change any such recommendation pursuant to but only in compliance with, Section 5.8(b). In addition, the Proxy Statement will include a copy of the written opinion of the MeriStar Financial Advisor referred to in Section 4.18.

            (c) No amendment or supplement to the Proxy Statement shall be made without the approval of each of MeriStar and Interstate, which approval shall not be unreasonably withheld or delayed. Each of MeriStar and Interstate shall advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the MeriStar Common Stock issuable as Surviving Corporation Common Stock in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC, the NYSE or the NASDAQ for amendment of the


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

Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

            (d) The information supplied by Interstate for inclusion in the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Materials (or any amendment of or supplement to the Proxy Materials) is first mailed to the stockholders of each of MeriStar and Interstate, (iii) the time of Interstate Stockholders Meeting, and (iv) the time of MeriStar Stockholders Meeting, contain any untrue statement of a material fact or fail to state any material fact required to be stated in the Proxy Statement or necessary in order to make the statements in the Proxy Statement not misleading. If at any time prior to the Effective Time, any event or circumstance relating to Interstate or any Interstate Subsidiary, or their respective officers or directors, should be discovered by Interstate that, in Interstate's reasonable judgment after the receipt of advice from its independent legal counsel, should be set forth in an amendment or a supplement to the Proxy Statement, Interstate shall promptly inform MeriStar. All documents that Interstate is responsible for filing with the SEC in connection with the transactions contemplated by this Agreement shall comply as to form and substance in all material respects with the applicable requirements of the MGCL, the Securities Act and the Exchange Act.

            (e) The information supplied by MeriStar for inclusion in the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Materials (or any amendment of or supplement to the Proxy Materials) are first mailed to the stockholders of each of MeriStar and Interstate, (iii) the time of the Interstate Stockholders Meeting, and (iv) the time of the MeriStar Stockholders Meeting, contain any untrue statement of a material fact or fail to state any material fact required to be stated in the Proxy Statement or necessary in order to make the statements in the Proxy Statement not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to MeriStar or any MeriStar Subsidiary, or their respective officers or directors, should be discovered by MeriStar that, in MeriStar's reasonable judgment after the receipt of advice from its independent legal counsel, should be set forth in an amendment or a supplement to the Proxy Statement, MeriStar shall promptly inform Interstate. All documents that MeriStar is responsible for filing with the SEC in connection with the transactions contemplated by this Agreement shall comply as to form and substance in all material aspects with the applicable requirements of the DGCL, the Securities Act and the Exchange Act.

            (f) Interstate and MeriStar shall each furnish to the other copies of any forms, reports, schedules, statements and other documents required to be filed by it under the Securities Act or the Exchange Act, which it files with the SEC on or after the date hereof, and Interstate and MeriStar, as the case may be, represents and warrants that, as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present, in all material respects, the financial position of Interstate and its consolidated subsidiaries or MeriStar and its consolidated subsidiaries, as the case may be, as of the dates thereof and the results of operations and cash flows and other information included therein for the periods set forth therein, in each case in accordance with


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GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto) and subject to normal year-end adjustments that would not, individually or in the aggregate, be material in amount or effect.

      Section 5.5 STOCKHOLDERS' ACTIONS.

            (a) Interstate shall call and hold the Interstate Stockholders Meeting as promptly as practicable after the Registration Statement Effective Date for the purpose of voting upon the Interstate Proposals, and MeriStar and Interstate shall cooperate with each other to cause the Interstate Stockholders Meeting to be held as soon as practicable following the mailing of the Proxy Materials to the stockholders of Interstate. Interstate shall use its reasonable best efforts (through its agents or otherwise) to solicit from its stockholders proxies in favor of the Interstate Proposals and shall take all other action necessary or advisable to secure the Requisite Interstate Vote, except to the extent that taking such actions would cause the Board of Directors to violate the duties of the Board of Directors of Interstate under applicable Law, as determined in good faith by a majority of the disinterested members thereof, having received advice of outside counsel.

            (b) MeriStar shall call and hold the MeriStar Stockholders Meeting as promptly as practicable after the Registration Statement Effective Date for the purpose of voting upon the MeriStar Proposals, and MeriStar and Interstate shall cooperate with each other to cause the MeriStar Stockholders Meeting to be held as soon as practicable following the mailing of the Proxy Materials to the stockholders of MeriStar. MeriStar shall use its reasonable best efforts (through its agents or otherwise) to solicit from its stockholders proxies in favor of the MeriStar Proposals and shall take all other action necessary or advisable to secure the Requisite MeriStar Vote, except to the extent that the Board of Directors of MeriStar determines in good faith that doing so would cause the Board of Directors of MeriStar to breach its fiduciary duties to MeriStar's stockholders under applicable Law, after receipt of advice to such effect from independent legal counsel.

            (c) MeriStar and Interstate shall coordinate and cooperate with respect to the timing of the Interstate Stockholders Meeting and the MeriStar Stockholders Meeting and shall use their reasonable best efforts to hold such meetings on the same day.

      Section 5.6 ACCESS TO INFORMATION; CONFIDENTIALITY.

            (a) Except as required under any confidentiality agreement or similar agreement or arrangement to which MeriStar or Interstate or any of their respective subsidiaries is a party or under applicable Law or the regulations or requirements of any securities exchange or quotation service or other self regulatory organization with whose rules the parties are required to comply, from the date of this Agreement to the Effective Time, MeriStar and Interstate shall (and shall cause their respective subsidiaries to): (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, lenders, financial advisors, investment bankers, agents and other representatives (collectively, "REPRESENTATIVES")) access, at reasonable times upon prior notice, to the officers, employees, agents, properties, offices and other facilities of the other and its subsidiaries and to the books and records thereof; and (ii) furnish promptly such information concerning the business, properties, Contracts, assets,


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liabilities, personnel and other aspects of the other party and its subsidiaries as the other party or its Representatives may reasonably request. No investigation conducted under this Section 5.6 shall affect or be deemed to modify any representation or warranty made in this Agreement.

            (b) The parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, dated June 13, 2001 (the "CONFIDENTIALITY AGREEMENT"), between MeriStar and Interstate with respect to the information disclosed under this Section 5.6, and this Section 5.6(b) shall survive the termination of this Agreement.

      Section 5.7 NO SOLICITATION BY INTERSTATE.

            (a) Interstate shall not, nor shall it permit any of the Interstate Subsidiaries to, nor shall it authorize or permit any Representative of Interstate or any of the Interstate Subsidiaries to, (i) solicit, initiate, or encourage the submission of any Interstate Acquisition Proposal (as defined below), (ii) except to the extent permitted by paragraph (b), enter into any agreement with respect to any Interstate Acquisition Proposal, or (iii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to Interstate or the Interstate Subsidiaries in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Interstate Acquisition Proposal; PROVIDED, HOWEVER, that prior to the Interstate Stockholders Meeting, the Board of Directors of Interstate, to the extent required by its duties under applicable Law as determined in good faith by a majority of the disinterested members thereof, having received the advice of outside counsel, may, in response to unsolicited requests therefor, participate in discussions or negotiations with, or furnish information pursuant to an appropriate confidentiality agreement to, any person or entity that makes or expresses a bona fide intention to make an unsolicited Interstate Acquisition Proposal, provided that the Board of Directors of Interstate first determines in good faith, based on the vote of a majority of the disinterested members thereof, that such Person or entity has the ability and financial resources to consummate a Interstate Superior Proposal (as determined below). Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by a Representative of Interstate or of any of the Interstate Subsidiaries, whether or not such person is purporting to act on behalf of Interstate, a Interstate Subsidiary or otherwise, shall be deemed to be a breach of this paragraph by Interstate. For all purposes of this Agreement, "INTERSTATE ACQUISITION PROPOSAL" means any proposal other than a proposal by MeriStar or a MeriStar Subsidiary, for a merger, consolidation, share exchange, business combination or other similar transaction involving Interstate or any of its significant subsidiaries or any proposal or offer (including, without limitation, any proposal or offer to stockholders of Interstate), other than a proposal or offer by MeriStar or a MeriStar Subsidiary, to acquire in any manner, directly or indirectly, securities representing more than 30% of the outstanding voting power of Interstate on the date hereof, or 30% or more of the consolidated assets of Interstate. Interstate immediately shall cease and cause to be terminated all existing discussions or negotiations with any persons conducted heretofore with respect to, or that could reasonably be expected to lead to, any Interstate Acquisition Proposal. Notwithstanding the foregoing, the Board of Directors of Interstate may, after receipt of an unsolicited Interstate Acquisition Proposal, request such information as may be necessary to determine whether the Person or


                                       65
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entity making such Interstate Acquisition Proposal has the ability and financial resources to consummate a Interstate Superior Proposal.

            (b) Neither the Board of Directors of Interstate nor any committee thereof shall (i) withdraw, modify or otherwise change, or propose publicly to withdraw, modify or otherwise change, in a manner adverse to MeriStar, the Interstate Board Recommendation or (ii) approve or recommend, or propose to approve or recommend, any Interstate Acquisition Proposal. Notwithstanding the foregoing, the Board of Directors of Interstate, to the extent required by its duties under applicable Law as determined in good faith by a majority of the disinterested members thereof, having received the advice of outside counsel, may approve or recommend (and, in connection therewith, withdraw or modify or otherwise change the Interstate Board Recommendation) a Interstate Superior Proposal (as defined below). For purposes of this Agreement, a "INTERSTATE SUPERIOR PROPOSAL" means a bona fide written proposal made by a third party to acquire Interstate pursuant to a tender or exchange offer, a merger, a share exchange, a sale of all or substantially all of its assets or otherwise, in any such case, on terms which a majority of the disinterested members of the Board of Directors of Interstate determines in their good faith judgment (after consultation with nationally-recognized independent financial advisors and after taking into account all legal, financial, regulatory and other material aspects of such proposal, the person making the proposal, the strategic benefits to be derived from the Merger and the long-term prospects of MeriStar and the MeriStar Subsidiaries) to be more favorable to Interstate and its stockholders than the Merger and for which financing, to the extent required, is then fully committed or which, in the good faith judgment of a majority of such disinterested members (after consultation with independent financial advisors), is reasonably capable of being obtained by such third party.

            (c) Interstate shall promptly advise MeriStar orally and in writing of any Interstate Acquisition Proposal or any inquiry with respect to or which could reasonably be expected to lead to any Interstate Acquisition Proposal, the material terms and conditions of such Interstate Acquisition Proposal or inquiry and the identity of the person making any such Interstate Acquisition Proposal or inquiry. Interstate shall keep MeriStar fully informed of the status and details of any such Interstate Acquisition Proposal or inquiry. Interstate shall give MeriStar at least three days' advance notice of any information to be supplied to, and at least five days' advance notice of any agreement to be entered into with, any person making a Interstate Acquisition Proposal.

            (d) Nothing contained in this Section 5.7 will prohibit Interstate from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Interstate's stockholders if the Board of Directors of Interstate determines that such disclosure is necessary in order to comply with the Board of Directors of Interstate's duties under applicable Law.

      Section 5.8 NO SOLICITATION BY MERISTAR.

            (a) MeriStar shall not, nor shall it permit any of the MeriStar Subsidiaries to, nor shall it authorize or permit any Representative of MeriStar or any of the MeriStar Subsidiaries to, (i) solicit, initiate, or encourage the submission of, any MeriStar Acquisition Proposal (as defined below), (ii) except to the extent permitted by paragraph (b),


                                       66
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enter into any agreement with respect to any MeriStar Acquisition Proposal, or
(iii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to MeriStar or the MeriStar Subsidiaries in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any MeriStar Acquisition Proposal; PROVIDED, HOWEVER, that prior to the MeriStar Stockholders Meeting, to the extent required by the duties of the Board of Directors of MeriStar under applicable Law, as determined in good faith by a majority of the disinterested members thereof after consultation with and receipt of advice from independent legal counsel, MeriStar may, in response to unsolicited requests therefor, participate in discussions or negotiations with, or furnish information pursuant to an appropriate confidentiality agreement to, any person or entity that makes or expresses a bona fide intention to make an unsolicited MeriStar Acquisition Proposal, provided that the Board of Directors of MeriStar first determines in good faith, based on the vote of a majority of the disinterested members thereof, that such Person or entity has the ability and financial resources to consummate a MeriStar Superior Proposal (as determined below). Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by a Representative of MeriStar or of any of the MeriStar Subsidiaries, whether or not such person is purporting to act on behalf of MeriStar, a MeriStar Subsidiary or otherwise, shall be deemed to be a breach of this paragraph by MeriStar. For all purposes of this Agreement, "MERISTAR ACQUISITION PROPOSAL" means any proposal other than a proposal by Interstate or a Interstate Subsidiary, for a merger, consolidation, share exchange, business combination or other similar transaction involving MeriStar or any of its significant subsidiaries or any proposal or offer (including, without limitation, any proposal or offer to stockholders of MeriStar), other than a proposal or offer by Interstate or a Interstate Subsidiary, to acquire in any manner, directly or indirectly, securities representing more than 30% of the outstanding voting power of MeriStar on the date hereof, or 30% or more of the consolidated assets of MeriStar. MeriStar immediately shall cease and cause to be terminated all existing discussions or negotiations with any persons conducted heretofore with respect to, or that could reasonably be expected to lead to, any MeriStar Acquisition Proposal. Notwithstanding the foregoing, the Board of Directors of MeriStar may, after receipt of an unsolicited MeriStar Acquisition Proposal, request such information as may be necessary to determine whether the Person or entity making such MeriStar Acquisition Proposal has the ability and financial resources to consummate a MeriStar Superior Proposal.

            (b) None of the Board of Directors of MeriStar nor any committee or subcommittee thereof shall (i) withdraw, modify or otherwise change, or propose publicly to withdraw, modify or otherwise change, in a manner adverse to Interstate, the MeriStar Board Recommendation or (ii) approve or recommend, or propose to approve or recommend, any MeriStar Acquisition Proposal. Notwithstanding the foregoing, the Board of Directors of MeriStar, to the extent required by the duties of the Board of Directors of MeriStar under applicable Law, as determined in good faith by a majority of the disinterested members thereof after consultation with and receipt of advice from independent legal counsel, may approve or recommend (and, in connection therewith, withdraw or modify or otherwise change the MeriStar Board Recommendation) a MeriStar Superior Proposal (as defined below). For purposes of this Agreement, a "MERISTAR SUPERIOR PROPOSAL" means a bona fide written proposal made by a third party to acquire MeriStar pursuant to a tender or exchange offer, a merger, a share exchange, a sale of all or substantially all of its assets or otherwise, in any such case, on terms which a majority of the disinterested members of the Board of Directors of MeriStar determines in their


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

good faith judgment (after consultation with nationally-recognized independent financial advisors and after taking into account all legal, financial, regulatory and other material aspects of such proposal, the person making the proposal, the strategic benefits to be derived from the Merger and the long-term prospects of Interstate and the Interstate Subsidiaries) to be more favorable to MeriStar and its stockholders than the Merger and for which financing, to the extent required, is then fully committed or which, in the good faith judgment of a majority of such disinterested members (after consultation with independent financial advisors), is reasonably capable of being obtained by such third party.

            (c) MeriStar shall promptly advise Interstate orally and in writing of any MeriStar Acquisition Proposal or any inquiry with respect to or which could reasonably be expected to lead to any MeriStar Acquisition Proposal, the material terms and conditions of such MeriStar Acquisition Proposal or inquiry and the identity of the person making any such MeriStar Acquisition Proposal or inquiry. MeriStar shall keep Interstate fully informed of the status and details of any such MeriStar Acquisition Proposal or inquiry. MeriStar shall give Interstate at least three days' advance notice of any information to be supplied to, and at least five days' advance notice of any agreement to be entered into with, any person making a MeriStar Acquisition Proposal.

            (d) Nothing contained in this Section 5.8 will prohibit MeriStar from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to MeriStar's stockholders if the Board of Directors of MeriStar determines that such disclosure is necessary in order to comply with the Board of Directors of MeriStar's duties under applicable Law.

            Section 5.9 ADDITIONAL AGREEMENTS. Concurrently with, at or prior to the signing of this Agreement:

            (a) The MeriStar Voting Agreement, the Interstate Voting Agreement, and the Conversion Incentive Agreement shall have been duly executed and delivered by all parties thereto.

            (b) A commitment for refinancing from senior lenders for a term of at least three years following the Closing shall have been secured by MeriStar (the "COMMITMENT LETTER") and all necessary consents from MeriStar's other lenders, including the REIT, for such refinancing (the "REFINANCING") shall have been obtained.

            (c) The parties to (i) the Investor Agreement among Interstate, CGLH Partners I LP and CGLH Partners II LP, dated as of August 31, 2000 (the "CGLH INVESTOR AGREEMENT"), (ii) the Securities Purchase Agreement among Interstate, CGLH Partners I LP and CGLH Partners II LP, dated as of August 31, 2000 (the "CGLH PURCHASE AGREEMENT"); and (iii) the Registration Rights Agreement, dated October 20, 2000, by and between Interstate, CGLH Partners I LP and CGLH Partners II LP (the "CGLH REGISTRATION RIGHTS AGREEMENT"), shall have agreed to terminate such agreements as of the Effective Time.

            (d) The parties to the Agreement of Limited Partnership of CGLH-IHC Fund I, L.P., among Interstate, CGLH Partners III LP and CGLH Partners IV LP, Interstate


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Investment Corporation and Interstate Property Partnership, L.P. dated as of
October 20, 2000 (the "CGLH LIMITED PARTNERSHIP AGREEMENT") shall have agreed and acknowledged that (i) there are no limitations of any kind that can be asserted by such parties with respect to the business activities of the Surviving Corporation or any of its subsidiaries following the consummation of the Merger, including, without limitation, investments in hotel or resort properties or in entities that invest in hotel or resort properties; and (ii) there is no limitation or restriction on the use of the proceeds by MeriStar or any of its subsidiaries from the sale of the Interstate Series B Preferred Stock and Interstate Convertible Notes following the consummation of the Merger.

            (e) REIT shall have executed and provided, and, as appropriate, caused its affiliates to execute and provide a letter agreement in the form attached hereto as Schedule 5.9.

            (f) The limited liability company agreement of Interstate Hotels, LLC shall have been amended in the form attached hereto as Schedule 5.9(f).

      Section 5.10 DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.

            (a) MeriStar agrees that all rights to indemnification now existing in favor of any director, officer, employee or agent of Interstate and the Interstate Subsidiaries (the "INDEMNIFIED PARTIES") as provided in their respective corporate governance documents, in an agreement between an Indemnified Party and Interstate or one of the Interstate Subsidiaries, or otherwise, in each case as in effect on the date of this Agreement, shall survive the Merger and shall continue in full force and effect for a period of not less than six years after the Effective Time; provided that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. The Surviving Corporation shall indemnify all Indemnified Parties to the fullest extent permitted by applicable Law with respect to all acts and omissions arising out of such individuals' services as officers, directors, employees or agents of Interstate or any of the Interstate Subsidiaries or as trustees or fiduciaries of any plan for the benefit of employees, or otherwise on behalf of, Interstate or any of the Interstate Subsidiaries, occurring prior to the Effective Time, including the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter, including the transactions contemplated by this Agreement, occurring at or after the Effective Time, the Surviving Corporation shall pay as incurred such Indemnified Party's legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith.

            (b) MeriStar agrees that, from and after the Effective Time, the Surviving Corporation shall maintain in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by Interstate; provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous, taken as a whole, and


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provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and provided, further, that the Surviving Corporation shall not be required to pay an annual premium in excess of 300% of the last annual premium paid by Interstate prior to the date of this Agreement, and, if the Surviving Corporation is unable to obtain the insurance required by this Section 5.10(b), it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

            (c) The provisions of this Section 5.10 are intended to be for the benefit of each Indemnified Party and his or her heirs and representatives.

      Section 5.11 AFFILIATES. Prior to the later of (x) the 30th day after the date of this Agreement and (y) the 15th day after the record date for the Interstate Stockholders Meeting, (i) Interstate shall deliver to MeriStar a letter identifying all persons who may be deemed to be affiliates of Interstate under Rule 145 of the Securities Act as of the record date for the Interstate Stockholders Meeting, including, without limitation, all of its directors and executive officers; and (ii) Interstate shall advise the persons identified in such letter ("RULE 145 AFFILIATES") of the resale restrictions imposed by applicable securities Laws and shall use its reasonable best efforts to obtain from each person identified in such letter a written agreement, substantially in the form of Annex I to this Agreement (a "RULE 145 AFFILIATE AGREEMENT" ). Notwithstanding anything to the contrary contained in this Agreement, the Surviving Corporation shall be entitled to withhold, or to instruct the Exchange Agent to withhold, certificates representing Surviving Corporation Common Stock to be received by any such stockholder, until such time as MeriStar or the Surviving Corporation has received a duly executed and delivered Rule 145 Affiliate Agreement from such Rule 145 Affiliate.

      Section 5.12 REASONABLE BEST EFFORTS. Subject to the terms and conditions provided in this Agreement and to applicable legal requirements, each of the parties to this Agreement agrees to use its reasonable best efforts consistent with the duties under applicable Laws of the Board of Directors of such party to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties to this Agreement in doing, as promptly as practicable, all things necessary, proper or advisable to ensure that the conditions set forth in Article VI are satisfied and to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, including without limitation, the execution of additional instruments, the proper officers and directors of each party to this Agreement shall take all such necessary action. Nothing contained in this Agreement shall give MeriStar or Interstate, directly or indirectly, rights to control or direct the other party's operations prior to the Effective Time.

      Section 5.13 CONSENTS; FILINGS; FURTHER ACTION.

            (a) Without limiting the generality of Section 5.12 hereof, subject to the terms and conditions of this Agreement, each of the parties to this Agreement shall use its reasonable best efforts to (i) obtain any consent, license, approval, authorization or permit of, waiver by, or order of, make any filing with, and provide any notification to, any Governmental Entity that is required to be obtained or made by MeriStar or Interstate or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and


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the consummation of the Merger and the other transactions contemplated by this
Agreement, (ii) make all necessary filings, and thereafter make any other submissions either required or deemed appropriate by each of the parties, with respect to this Agreement and the Merger and the other transactions contemplated by this Agreement required under (A) the Securities Act, the Exchange Act and any other applicable federal or Blue Sky Laws, (B) the HSR Act, (C) the DGCL,
(D) the MGCL, (E) any other applicable Law, (F) the rules and regulations of the NYSE, and (G) the rules and regulations of the NASDAQ. The parties to this Agreement shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents (other than any filings under the HSR Act) to the nonfiling party and its advisors prior to filing, and none of the parties will file any such document if any of the other parties shall have reasonably objected to the filing of such document unless such filing is required by applicable Law. No party to this Agreement shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger and the other transactions contemplated by this Agreement at the behest of any Governmental Entity without the consent and agreement of the other parties to this Agreement, which consent shall not be unreasonably withheld or delayed.

            (b) Without limiting the generality of Section 5.12 hereof, each party to this Agreement shall promptly inform the others of any material communication from the Federal Trade Commission, the Department of Justice or any other domestic or foreign government or governmental or multinational authority regarding any of the transactions contemplated by this Agreement. If any party or any affiliate thereof receives a request for additional information or documentary material from any such government or authority with respect to the transactions contemplated by this Agreement, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable, an appropriate response in compliance with such request. Each party shall advise the other parties promptly in respect of any understandings, undertakings or agreements (oral or written) which such party proposes to make or enter into with the Federal Trade Commission, the Department of Justice or any other domestic or foreign government or governmental or multinational authority in connection with the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each party shall use its reasonable best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory Laws, rules or regulations of any domestic or foreign government or governmental authority or any multinational authority. Notwithstanding the foregoing, nothing in this Section 5.13 shall require, or be construed to require, MeriStar or Interstate, in connection with the receipt of any regulatory approval, to proffer to, or agree to (A) sell or hold separate and agree to sell, divest or to discontinue or limit, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of MeriStar, Interstate or the Surviving Corporation or any of their respective affiliates (or to consent to any sale, or agreement to sell, or discontinuance or limitation by MeriStar or Interstate, as the case may be, of any of its assets or businesses) or (B) agree to any conditions relating to, or changes or restriction in, the operations of any such asset or businesses which, in either case, could reasonably be expected to result in a Material Adverse Effect on MeriStar, a Material Adverse Effect on Interstate, a Material Adverse Effect on the Surviving Corporation or to materially and adversely impact the economic or business benefits to such party of the transactions contemplated by this Agreement.


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      Section 5.14 PLAN OF REORGANIZATION. This Agreement is intended to constitute a "PLAN OF REORGANIZATION" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party to this Agreement shall use its reasonable best efforts to cause the Merger to qualify, and shall not, without the prior written consent of the parties to this Agreement, knowingly take any actions or cause any actions to be taken which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code. Following the Effective Time, and consistent with any such consent, none of the Surviving Corporation, or any of its affiliates shall knowingly take any action or knowingly cause any action to be taken which would cause the Merger to fail to so qualify as a reorganization under Section 368(a) of the Code.

      Section 5.15 PUBLIC ANNOUNCEMENTS. MeriStar and Interstate shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except to the extent required by applicable Law or the requirements of the NYSE or NASDAQ, in which case the issuing party shall use its reasonable best efforts to consult with the other parties before issuing any such release or making any such public statement.

      Section 5.16 STOCK EXCHANGE LISTINGS AND DE-LISTINGS. MeriStar shall use its reasonable best efforts to cause the shares of Surviving Corporation Common Stock to be issued in the Merger to be approved for listing on the NYSE subject to official notice of issuance, prior to the Effective Time. The parties shall use their reasonable best efforts to cause the Surviving Corporation to cause the Interstate Class A Common Stock to be de-listed from the NASDAQ and the Interstate Common Stock to be de-registered under the Exchange Act as soon as practicable following the Effective Time.

      Section 5.17 TAKEOVER STATUTES. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of MeriStar and Interstate and its respective board of directors shall grant such approvals and take such other actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

      Section 5.18 DIVIDENDS. Interstate and MeriStar shall coordinate with each other with respect to the declaration, setting of record dates and payment dates of dividends on Interstate Common Stock and MeriStar Common Stock and Surviving Corporation Common Stock so that holders of Interstate Common Stock do not receive dividends on Interstate Common Stock and the Surviving Corporation Common Stock received in the Merger in respect of any calendar quarter or fail to receive a dividend on either Interstate Common Stock or the Surviving Corporation Common Stock received in the Merger in respect of any calendar quarter and so that holders of MeriStar Common Stock do not receive dividends more than one time in respect of any calendar quarter.

      Section 5.19 INTERSTATE RIGHTS AGREEMENT. Without the prior written consent of MeriStar, the Board of Directors of Interstate shall not (a) amend the Interstate Rights


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Agreement or (b) take any action with respect to, or make any determination under, the Interstate Rights Agreement, including a redemption of the Interstate Stockholder Rights.

      Section 5.20 MERISTAR RIGHTS AGREEMENT. Without the prior written consent of Interstate, the Board of Directors of MeriStar shall not (a) amend the MeriStar Rights Agreement or (b) take any action with respect to, or make any determination under, the MeriStar Rights Agreement, including a redemption of the MeriStar Rights.

      Section 5.21 NYSE LISTING CRITERIA COMPLIANCE.

            (a) Prior to the Effective Time, MeriStar may take such actions as may be reasonably required in order to maintain compliance with the continued listing criteria contained in Paragraph 802 of the New York Stock Exchange Listed Company Manual (the "NYSE CONTINUED LISTING CRITERIA") with the prior written consent of Interstate, such consent not to be unreasonably withheld or delayed; PROVIDED, HOWEVER, that MeriStar shall be permitted to engage in a reverse split of the MeriStar Common Stock or combination of the MeriStar Common Stock in order to comply with the NYSE Continued Listing Criteria without the consent of Interstate, so long as appropriate adjustments to the Exchange Ratio are made pursuant to Section 2.1(c) hereof.

            (b) MeriStar may also include, as a proposal to be voted upon at the MeriStar Stockholders Meeting, a proposal to amend its certificate of incorporation under Section 242(a)(3) of the DGCL in order to effect, as of immediately following the Effective Time, a reverse split of the Surviving Corporation Common Stock or combination of the Surviving Corporation Common Stock in order to comply with the NYSE Continued Listing Criteria.

      Section 5.22 RULE 16B-3 APPROVALS. The Board of Directors or Compensation Committee of each of Interstate and MeriStar shall grant all approvals and take all other actions required pursuant to Rules 16b-3(d) and 16b-3(e) under the Exchange Act to cause the disposition in the Merger of shares of Interstate Common Stock and the acquisition in the Merger of shares of Surviving Corporation Common Stock, and the conversion of Interstate Stock Options into MeriStar Exchange Options, to be exempt from the provisions of Section 16(b) of the Exchange Act.

      Section 5.23 INTERIM TRANSACTIONS COMMITTEE. Immediately following satisfaction of the condition listed in Section 6.1(c), MeriStar and Interstate shall constitute and establish a committee, which will evaluate and consider any proposed action or transaction of the type referred to in Section 5.1 or 5.2 of this Agreement (the "INTERIM TRANSACTIONS COMMITTEE"). The Interim Transactions Committee shall consist of the individuals listed on Annex C hereto. The Interim Transactions Committee shall act only by unanimous consent of the members thereof. The Interim Transactions Committee shall be abolished at the Effective Time.

                              ARTICLE VI CONDITIONS

      Section 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger and consummate the other transactions contemplated by this Agreement to be consummated on the Closing Date is subject to the


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satisfaction or waiver at or prior to the Effective Time of each of the following conditions; provided, however, that a party may not assert that it is not obligated to effect the Merger and consummate the other transactions contemplated by this Agreement based on a failure to fulfill the conditions listed in this Section 6.1 if such failure is caused primarily by the actions or omissions of such party or its affiliates:

            (a) STOCKHOLDER APPROVAL. (i) The Interstate Proposals shall have been duly approved by the Requisite Interstate Vote; and (ii) the MeriStar Proposals shall have been duly approved by the Requisite MeriStar Vote.

            (b) LISTING. The shares of Surviving Corporation Common Stock issuable to Interstate's stockholders pursuant to this Agreement shall have been authorized for listing on the NYSE, subject to official notice of issuance.

            (c) HSR. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been --- earlier terminated.

            (d) CONSENTS. All consents, approvals, authorizations and permits of, filings with, and notifications to any Governmental Entity required to be obtained or made in order to permit the consummation of the Merger and the other transactions contemplated by this Agreement shall have been obtained or made, free of any condition that could reasonably be expected to result in a Material Adverse Effect on MeriStar, a Material Adverse Effect on Interstate or a Material Adverse Effect on the Surviving Corporation.

            (e) INJUNCTIONS. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, order, injunction or decree (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by this Agreement or that, individually or in the aggregate with all other such Laws, orders, injunctions or decrees, could reasonably be expected to result in a Material Adverse Effect on MeriStar, a Material Adverse Effect on Interstate or a Material Adverse Effect on the Surviving Corporation.

            (f) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened by the SEC.

            (g) LOAN AGREEMENT. A definitive agreement providing for the Refinancing on substantially the terms and conditions set forth in the Commitment Letter shall be in full force and effect and all conditions to the initial funding thereunder shall have been satisfied or waived by the parties thereto.

            (h) CONVERSION OF INTERSTATE CONVERTIBLE SECURITIES. The Principal Interstate Stockholders shall have converted the Interstate Convertible Securities into Interstate Common Stock in accordance with the Interstate Voting Agreement.


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            (i) DIRECTOR RESIGNATIONS. MeriStar shall have caused the
resignation of all directors prior to the Effective Time who are not persons specified on ANNEX A in accordance with the certificate of incorporation and bylaws of MeriStar.

      Section 6.2 CONDITIONS TO OBLIGATIONS OF MERISTAR. The obligations of MeriStar to effect the Merger and consummate the other transactions contemplated by this Agreement to be consummated on the Closing Date are also subject to the satisfaction or waiver by MeriStar at or prior to the Effective Time of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Interstate set forth in this Agreement that are qualified as to materiality or Material Adverse Effect shall be true and correct, and the representations and warranties of Interstate set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and MeriStar shall have received a certificate (which certificate may be qualified by knowledge to the same extent as the representations and warranties of Interstate contained in this Agreement are so qualified) signed on behalf of Interstate by an executive officer of Interstate to such effect.

            (b) PERFORMANCE OF OBLIGATIONS OF INTERSTATE. Interstate shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and MeriStar shall have received a certificate signed on behalf of Interstate by an executive officer of Interstate to such effect.

            (c) MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall have been no Material Adverse Effect on Interstate, and MeriStar shall have received a certificate of an executive officer of Interstate to such effect.

            (d) CONSENTS UNDER AGREEMENTS. Interstate shall have obtained the consent, authorization, approval, permit or waiver of, made any filing with, and provided any notification to each person that is not a Governmental Entity and is a party to an agreement with Interstate whose consent, approval or waiver shall be required in order to consummate the transactions contemplated by this Agreement and that does not otherwise have a right to terminate such agreement with Interstate on less than 90 days prior written notice without payment of a fee in connection therewith, except those for which the failure to obtain such consent, approval or waiver, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on Interstate, and no such consent, authorization, approval, permit or waiver, shall have been withdrawn.

            (e) TAX OPINION. MeriStar shall have received the opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to MeriStar, dated on or about the date that is two business days prior to the date the Proxy Statement is first mailed to MeriStar Stockholders, and subsequently, on the Closing Date, in form and substance reasonably satisfactory to MeriStar, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that MeriStar and Interstate will be a party


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to that reorganization within the meaning of Section 368(b) of the Code, which opinion shall not have been withdrawn or modified in any material respect. The issuance of such opinion shall be conditioned on the receipt of tax representation letters from each of MeriStar and Interstate, which letters shall be in such form and substance as may reasonably be required by Paul, Weiss, Rifkind, Wharton & Garrison and Arnold & Porter. Each such tax representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the date of such opinion. Each of Paul, Weiss, Rifkind, Wharton & Garrison and Arnold & Porter shall, in rendering its opinion, be entitled to rely on the facts, representations and assumptions contained in such letters.

            (f) TERMINATION OF EXISTING INVESTOR AGREEMENTS. The CGLH Investor Agreement, the CGLH Purchase Agreement and the CGLH Registration Rights Agreement shall have been terminated as described in Section 5.9(c).

      Section 6.3 CONDITIONS TO OBLIGATIONS OF INTERSTATE. The obligations of Interstate to effect the Merger and consummate the other transactions contemplated by this Agreement to be consummated on the Closing Date are also subject to the satisfaction or waiver by Interstate at or prior to the Effective Time of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of MeriStar set forth in this Agreement that are qualified as to materiality or Material Adverse Effect shall be true and correct, and the representations and warranties of MeriStar set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and Interstate shall have received a certificate (which certificate may be qualified by knowledge to the same extent as the representations and warranties of MeriStar contained in this Agreement are so qualified) signed on behalf of MeriStar by an executive officer of MeriStar to such effect.

            (b) PERFORMANCE OF OBLIGATIONS OF MERISTAR. MeriStar shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Interstate shall have received a certificate signed by an executive officer of MeriStar on behalf of MeriStar to such effect.

            (c) MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall have been no Material Adverse Effect on MeriStar, and Interstate shall have received a certificate of an executive officer of MeriStar to such effect.

            (d) CONSENTS UNDER AGREEMENTS. MeriStar shall have obtained the consent, authorization, approval, permit or waiver of, made any filing with, and provided any notification to each person that is not Governmental Entity and is a party to an agreement with MeriStar whose consent, approval or waiver shall be required in order to consummate the transactions contemplated by this Agreement and that does not otherwise have a right to terminate such agreement with MeriStar on less than 90 days prior written notice without payment of a fee in connection therewith, except those for which the failure to obtain such consent, approval or waiver, individually or in the aggregate, could not reasonably be expected


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to result in a Material Adverse Effect on Interstate, and no such consent, authorization, approval, permit or waiver shall have been withdrawn.

            (e) TAX OPINION. Interstate shall have received the opinion of Arnold & Porter, counsel to Interstate, dated on or about the date that is two business days prior to the date the Proxy Statement is first mailed to Interstate Stockholders, and subsequently, on the Closing Date, in form and substance reasonably satisfactory to Interstate, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that MeriStar and Interstate will be a party to that reorganization within the meaning of Section 368(b) of the Code which opinion shall not have been withdrawn or modified in any material respect. The issuance of such opinion shall be conditioned on the receipt of tax representation letters from each of MeriStar and Interstate, which letters shall be in such form and substance as may reasonably be required by Paul, Weiss, Rifkind, Wharton & Garrison and Arnold & Porter. Each such tax representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the date of such opinion. Each of Paul, Weiss, Rifkind, Wharton & Garrison and Arnold & Porter shall, in rendering its opinion, be entitled to rely on the facts, representations and assumptions contained in such letters.

            (f) REIT AGREEMENT. The REIT shall not have revoked its agreement or taken any other action that could, in whole or in part, affect the continued satisfaction of Section 5.9(e).

            (g) REGISTRATION RIGHTS. MeriStar and certain of the Principal Interstate Stockholders shall have entered into a Registration Rights Agreement providing such stockholders with registration rights in respect of any shares of Surviving Corporation Common Stock which they own following the consummation of the Merger, which are substantially similar to the rights granted pursuant to the Registration Rights Agreement between Interstate and CGLH Partners I LP and CGLH Partners II LP, dated as of October 20, 2000.

                             ARTICLE VII TERMINATION

      Section 7.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement, as follows:

            (a) by mutual written consent of MeriStar (duly authorized by its Board of Directors) and Interstate (duly authorized by its Board of Directors);

            (b) by either MeriStar or Interstate, if the Effective Time shall not have occurred on or before October 31, 2002; (the "TERMINATION DATE") PROVIDED, HOWEVER, that (i) the right to terminate this Agreement under this
Section 7.1(b) shall not be available to the party whose breach of any representation or warranty or failure to fulfill any obligation under this Agreement shall have been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; (ii) if the applicable federal antitrust authority seeks an order, injunction or decree with respect to the legality of the Merger under applicable antitrust Laws,


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the Termination Date may be extended prior to the termination of this Agreement by written notice of either MeriStar or Interstate to the other to the date that is 30 days following the date on which a ruling with respect to such an order, injunction or decree is entered by a trial court or administrative body; and
(iii) if such order, injunction or decree has been entered, which has the effect of enjoining the consummation of the Merger and any party to this Agreement shall have commenced an appeal thereof, the Termination Date may be extended prior to the termination of this Agreement by written notice of either MeriStar or Interstate to the other to the date which is 30 days following the issuance of a decision by the applicable appeals court with respect to such an appeal; provided, further, that, notwithstanding anything to the contrary in this
Section 7.1(b), in no event shall this Agreement be extended beyond December 31 2002;

            (c) by either MeriStar or Interstate, if any order, injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction or Governmental Entity and shall have become final and nonappealable;

            (d) by either MeriStar or Interstate, if (i)(x) the Interstate Proposals fail to receive the Requisite Interstate Vote at the Interstate Stockholders Meeting or any adjournment or postponement thereof or (y) the Interstate Stockholders Meeting is not held at least five days prior to the Termination Date or (ii)(x) the MeriStar Proposals fail to receive the Requisite MeriStar Vote at the MeriStar Stockholders Meeting or any adjournment or postponement thereof or (y) the MeriStar Stockholders Meeting is not held at least five days prior to the Termination Date;

            (e) by MeriStar, if Interstate has breached any representations or warranties of Interstate set forth in this Agreement that are qualified as to materiality or Material Adverse Effect, or materially breached any representations or warranties of Interstate set forth in this Agreement that are not so qualified (provided, however, that no representation or warranty shall be deemed to be breached due to any event or occurrence occurring subsequent to the date hereof), or failed to perform in any material respect any of the obligations of Interstate set forth in this Agreement and, if such breach or failure is curable by Interstate, such breach or failure continues for more than 30 days (or in the case of a breach of Section 5.7, two Business Days) after written notification from MeriStar to Interstate of MeriStar's intention to terminate;

            (f) by Interstate, if MeriStar has breached any representations and warranties of MeriStar set forth in this Agreement that are qualified as to materiality or Material Adverse Effect, or materially breached any representations or warranties of MeriStar set forth in this Agreement that are not so qualified (provided, however, that no representation or warranty shall be deemed to be breached due to any event or occurrence occurring subsequent to the date hereof), or failed to perform in any material respect any of the obligations of MeriStar set forth in this Agreement and, if such breach or failure is curable by MeriStar, such breach or failure continues for more than 30 days (or in the case of a breach of Section 5.8, two Business Days) after written notification from Interstate to MeriStar of Interstate's intention to terminate;

            (g) by MeriStar, if (i) the Board of Directors of Interstate withdraws, modifies or changes the Interstate Board Recommendation in a manner adverse to MeriStar or has resolved to do so, (ii) the Board of Directors of Interstate shall have recommended to the stockholders of Interstate a Interstate Acquisition Proposal or shall have resolved to do so or


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

(iii) a tender offer or exchange offer for any outstanding shares of capital stock of Interstate is commenced, other than any such offer commenced prior to the date of this Agreement, and the Board of Directors of Interstate fails, within 10 days after the commencement of such offer or such greater period as is permitted under applicable Law, to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders), or (iv) the Board of Directors of Interstate modifies or changes its recommendation with respect to any existing tender offer or exchange offer for any outstanding shares of capital stock of Interstate in a manner adverse to MeriStar or has resolved to do so;

            (h) by Interstate, if (i) the Board of Directors of MeriStar withdraws, modifies or changes the MeriStar Board Recommendation in a manner adverse to Interstate or shall have resolved to do so, (ii) the Board of Directors of MeriStar shall have recommended to the stockholders of MeriStar a MeriStar Acquisition Proposal or shall have resolved to do so, or (iii) a tender offer or exchange offer for any outstanding shares of capital stock of MeriStar is commenced, and the Board of Directors of MeriStar fails, within 10 business days after the commencement of such offer or such greater period as is permitted under applicable Law, to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

            (i) by MeriStar, if, prior to the MeriStar Stockholders Meeting, the Board of Directors of MeriStar shall have withdrawn or modified in accordance with Section 5.8 in any manner adverse to Interstate the MeriStar Board Recommendation in connection with, or approved or recommended, any MeriStar Superior Proposal; PROVIDED, HOWEVER , that MeriStar may not terminate this Agreement pursuant to this Section 7.1(i) until three business days have elapsed following delivery to Interstate of written notice of such determination of MeriStar (which written notice will inform Interstate of the material terms and conditions of the MeriStar Superior Proposal); provided, further, however, that such termination under this Section 7.1(i) shall not be effective until MeriStar has made payment to Interstate of the amounts required to be paid pursuant to
Section 7.3(c); or

            (j) by Interstate, if, prior to the Interstate Stockholders Meeting, the Board of Directors of Interstate shall have withdrawn or modified in accordance with Section 5.7 in any manner adverse to MeriStar the Interstate Board Recommendation in connection with, or approved or recommended, any Interstate Superior Proposal; PROVIDED, HOWEVER, that Interstate may not terminate this Agreement pursuant to this Section 7.1(j) until three business days have elapsed following delivery to MeriStar of written notice of such determination of Interstate (which written notice will inform MeriStar of the material terms and conditions of the Interstate Superior Proposal); provided, further, however, that such termination under this Section 7.1(j) shall not be effective until Interstate has made payment to MeriStar of the amounts required to be paid pursuant to Section 7.3(b).

            (k) by Interstate, if, at any time prior to the Closing there shall have been a Material Adverse Effect on MeriStar and, if such Material Adverse Effect on MeriStar is curable by MeriStar, such Material Adverse Effect on MeriStar continues for more than 30 days after written notification from Interstate to MeriStar of Interstate's intention to terminate;


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

            (l) by MeriStar, if, at any time prior to the Closing there shall have been a Material Adverse Effect on Interstate and, if such Material Adverse Effect on Interstate is curable by Interstate, such Material Adverse Effect on Interstate continues for more than 30 days after written notification from MeriStar to Interstate of MeriStar's intention to terminate;

      Section 7.2 EFFECT OF TERMINATION. Except as provided in this Section 7.2,
Section 7.3 and Section 5.6(b), in the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of MeriStar and any MeriStar Subsidiaries, or Interstate and any Interstate Subsidiaries or any of their respective Representatives, and all rights and obligations of each party to this Agreement shall cease; PROVIDED, HOWEVER, that nothing in this Agreement shall relieve any party from liability for the willful breach of any of its representations and warranties or the breach of any of its covenants or agreements set forth in this Agreement.

      Section 7.3 EXPENSES AND FEES FOLLOWING CERTAIN TERMINATION EVENTS.

            (a) EXPENSES. Except as otherwise provided in Sections 7.3(b) and
(c), whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such Expense, except that Expenses incurred for the SEC filing fees for the Proxy Statement and Registration Statement, the printing and mailing of the Proxy Materials commitment fees payable to lenders, and the filing fee under the HSR Act shall be shared equally by MeriStar and Interstate. For purposes of this Agreement, "EXPENSES" consist of all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, lenders, experts and consultants to a party to this Agreement and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement or the Proxy Materials, the solicitation of stockholder approvals and all other matters related to the closing of the transactions contemplated by this Agreement.

            (b) FEES AND EXPENSES PAYABLE BY INTERSTATE.

                  (i) If this Agreement is terminated pursuant to Section 7.1(d)(i), (e), (g) or (j), then Interstate shall, upon such termination, pay as directed by MeriStar (1) a fee equal to $2,000,000, plus (2) the reimbursement of all of MeriStar's documented Expenses up to a maximum reimbursable amount of $500,000.

                  (ii) Payment of any amounts under this Section 7.3(b) shall be made by wire transfer of immediately available funds to a bank account designated in writing by MeriStar.

            (c) FEES AND EXPENSES PAYABLE BY MERISTAR.

            (i) If this Agreement is terminated pursuant to Section 7.1(d)(ii),
(f), (h) or (i), then MeriStar shall, upon such termination, pay as directed by Interstate (1) a fee equal to $2,000,000, plus (2) the reimbursement of all of Interstate's documented Expenses up to a maximum reimbursable amount of $500,000.


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                  (ii) Payment of any amounts under this Section 7.3(c) shall be made by wire transfer of immediately available funds to a bank account designated in writing by Interstate.

            (d) Interstate acknowledges that the agreements contained in this
Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, MeriStar would not enter into this Agreement; accordingly, if Interstate fails to pay promptly amounts due pursuant to Section 7.3(b), and, in order to obtain such payment, MeriStar commences a suit which results in a judgment against Interstate for all or a portion of such amounts, Interstate shall pay to MeriStar the reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, lenders, experts and consultants to MeriStar and MeriStar's affiliates) of MeriStar in connection with such suit, together with interest on the amounts payable to MeriStar at the prime rate of Citibank, N.A., in effect on the date such payment was required to be made.

            (e) MeriStar acknowledges that the agreements contained in this
Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Interstate would not enter into this Agreement; accordingly, if MeriStar fails to pay promptly the amounts due pursuant to Section 7.3(c), and, in order to obtain such payment, Interstate commences a suit which results in a judgment against MeriStar for all or a portion of such amounts, MeriStar shall pay to Interstate the reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, lenders, experts and consultants to Interstate and Interstate's affiliates) of Interstate in connection with such suit, together with interest on the amounts payable to Interstate at the prime rate of Citibank, N.A., in effect on the date such payment was required to be made.

            (f) This Section 7.3 shall survive the termination of this Agreement.

                           ARTICLE VIII MISCELLANEOUS

      Section 8.1 CERTAIN DEFINITIONS. For purposes of this Agreement:

            (a) The term "AFFILIATE," as applied to any person, means any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, for purposes of this Agreement, REIT, MeriStar and the MeriStar Subsidiaries shall not be deemed to be affiliates of Interstate or the Interstate Subsidiaries, and Interstate and the Interstate Subsidiaries will not be deemed to be affiliates of REIT, MeriStar or the MeriStar Subsidiaries.

            (b) The term "BUSINESS DAY" means any day, other than Saturday, Sunday or a federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time. In computing any time period under this Agreement, the date of the event which begins the running of such time period shall be included except that if such


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event occurs on other than a business day such period shall begin to run on and shall include the first business day thereafter.

            (c) The term "INCLUDING" means, unless the context clearly requires otherwise, including but not limited to the things or matters named or listed after that term.

            (d) The term "KNOWLEDGE," (i) as applied to Interstate means the actual knowledge of the persons listed in Section 8.1(d) of the Interstate Disclosure Letter and (ii) as applied to MeriStar means the actual knowledge of the persons listed in Section 8.1(d) of the MeriStar Disclosure Letter.

            (e) The term "LAW" means any foreign or domestic law, statute, ordinance, rule, regulation, order, judgment or decree.

            (f) The term "MATERIAL ADVERSE EFFECT ON INTERSTATE" means any change in or effect on the business, assets, properties, results of operations or financial condition of Interstate or any Interstate Subsidiary that is materially adverse to Interstate and the Interstate Subsidiaries, taken as a whole, or that could reasonably be expected to materially impair the ability of Interstate to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement.

            (g) The term "MATERIAL ADVERSE EFFECT ON MERISTAR" means any change in or effect on the business, assets, properties, results of operations or financial condition of MeriStar or any MeriStar Subsidiary that is materially adverse to MeriStar and the MeriStar Subsidiaries, taken as a whole, or that could reasonably be expected to materially impair the ability of MeriStar to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement.

            (h) The term "MATERIAL ADVERSE EFFECT ON THE SURVIVING CORPORATION" means any change in or effect on the business, assets, properties, results of operations or financial conditions of the Surviving Corporation or any of its subsidiaries, that is materially adverse to the Surviving Corporation and its subsidiaries, taken as a whole.

            (i) The term "PERSON" shall include individuals, corporations, limited and general partnerships, trusts, limited liability companies, associations, joint ventures, Governmental Entities and other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act).

            (j) The term "SUBSIDIARY" or "SUBSIDIARIES" means, with respect to MeriStar, Interstate or any other person, any entity of which MeriStar, Interstate or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than 50% of the vote for the election of the board of directors or other governing body of such corporation or other legal entity.

      Section 8.2 SURVIVAL. The representations and warranties in this Agreement and in any certificate delivered under this Agreement shall not survive the Effective Time. Each party agrees that, except for the representations and warranties contained in this Agreement, the


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Confidentiality Agreement, the Interstate Disclosure Letter and the MeriStar
Disclosure Letter, no party to this Agreement has made any other representations and warranties, and each party disclaims any other representations and warranties, made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other Representatives with respect to the execution and delivery of this Agreement or the transactions contemplated by this Agreement, notwithstanding the delivery or disclosure to any other party or any party's representatives of any documentation or other information with respect to any one or more of the foregoing.

      Section 8.3 COUNTERPARTS. This Agreement and any amendments hereto may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

      Section 8.4 GOVERNING LAW; WAIVER OF JURY TRIAL.

            (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

            (b) Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily, and (iv) each such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.4(b).

      Section 8.5 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

                  If to MeriStar:

                                     MeriStar Hotels & Resorts, Inc.
                                     1010 Wisconsin Avenue
                                     Suite 500
                                     Washington, D.C.  20007
                                     Attention:  Christopher L. Bennett, Esq.
                                     Telecopy: (207) 295-1026


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

                                        with a copy to:

                                        Paul, Weiss, Rifkind, Wharton & Garrison
                                        1285 Avenue of the Americas
                                        New York, New York 10019-6064
                                        Attention: Richard S. Borisoff, Esq.
                                        Facsimile: (212) 757-3990

                  If to Interstate:

                                        Interstate Hotels Corporation
                                        Foster Plaza Ten
                                        680 Andersen Drive
                                        Pittsburgh, PA  15220
                                        Attention: Timothy Q. Hudak, Esq.
                                        Facsimile: (412) 937-3116

                                        with copies to:

                                        Jones, Day, Reavis & Pogue
                                        599 Lexington Avenue
                                        New York, New York 10022
                                        Attention: Jere R. Thomson, Esq.
                                        Facsimile: (212) 755-7306

                                        Arnold & Porter
                                        515 Twelfth Street, NW
                                        Washington, D.C.  20004
                                        Attention: Blake D. Rubin, Esq.
                                        Facsimile: (202) 942-5999

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

      Section 8.6 ENTIRE AGREEMENT. This Agreement (including any annexes to this Agreement), the Interstate Disclosure Letter and the MeriStar Disclosure Letter, the Confidentiality Agreement, the MeriStar Voting Agreement, the Interstate Voting Agreement, and Conversion Incentive Agreement constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties to this Agreement, with respect to the subject matter of this Agreement.

      Section 8.7 BINDING EFFECT BENEFITS. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Except as provided in Section 5.10, this Agreement is not intended to confer upon any person other than the parties to this Agreement or their respective successors or permitted assigns any rights or remedies under this Agreement.


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      Section 8.8 AMENDMENT. This Agreement may be amended by the parties to this Agreement by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided that, after the approval of this Agreement by the stockholders of Interstate or MeriStar, no amendment may be made that would change the amount or type of consideration into which each share of Interstate Common Stock shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties to this Agreement.

      Section 8.9 WAIVER. At any time prior to the Effective Time, any party to this Agreement who receives the benefit of, or has the right to enforce such obligation, representation, warranty, agreement or condition may (a) extend the time for the performance of any obligation or other act of any other party to this Agreement, (b) waive any inaccuracy in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance with any agreement or condition contained in this Agreement. Any extension of time, waiver of a condition set forth in
Section 6.1, Section 6.2, or Section 6.3 or any determination that such a condition has been satisfied, will be effective only if made in writing by the party against whom such extension or waiver is to be effective and, unless otherwise specified in such writing, shall thereafter operate as an extension of time, waiver (or satisfaction) of such condition for any and all purposes of this Agreement. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

      Section 8.10 OBLIGATIONS OF MERISTAR AND OF INTERSTATE. Whenever this Agreement requires a MeriStar Subsidiary to take any action, that requirement shall be deemed to include an undertaking on the part of MeriStar to cause that MeriStar Subsidiary to take that action. Whenever this Agreement requires a Interstate Subsidiary to take any action, that requirement shall be deemed to include an undertaking on the part of Interstate to cause that Interstate Subsidiary to take that action and, after the Effective Time, on the part of the Surviving Corporation to cause that Interstate Subsidiary or MeriStar Subsidiary, as applicable, to take that action.

      Section 8.11 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of the provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of the provision, or the application of that provision, in any other jurisdiction.

      Section 8.12 INTERPRETATION. The table of contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement. Where a reference in this Agreement is made to a Section, Schedule or annex, that reference shall be to a Section of or Schedule or annex to this Agreement unless otherwise indicated.


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      Section 8.13 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assignable, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other parties; PROVIDED, HOWEVER, that no such assignment will relieve the assigning party of its obligations hereunder.

      Section 8.14 SPECIFIC PERFORMANCE. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise reached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity.


                                       86
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      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.

                                       MERISTAR HOTELS & RESORTS, INC.

                                       By:  /s/ PAUL W. WHETSELL
                                            -------------------------------
                                            Name: Paul W. Whetsell
                                            Title: Chief Executive Officer


                                       INTERSTATE HOTELS CORPORATION

                                       By:  /s/ THOMAS F. HEWITT
                                            -------------------------------
                                            Name:  Thomas F. Hewitt
                                            Title: Chief Executive Officer

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I THE MERGER...........................................................2

     Section 1.1   The Merger..................................................2

     Section 1.2   Effective Time..............................................2

     Section 1.3   Closing.....................................................2

     Section 1.4   Effects of the Merger.......................................2

     Section 1.5   The Certificate of Incorporation of the Surviving
                   Corporation.................................................2

     Section 1.6   The Bylaws of the Surviving Corporation.....................3

     Section 1.7   Directors of the Surviving Corporation......................3

     Section 1.8   Executive Officers of the Surviving Corporation.............3

ARTICLE II EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES.....3

     Section 2.1   Conversion of Capital Stock.................................3

     Section 2.2   Cancellation of MeriStar-Owned and Subsidiary-Owned Stock...3

     Section 2.3   Exchange Ratio..............................................3

     Section 2.4   Exchange of Certificates....................................4

     Section 2.5   Appraisal Rights............................................7

     Section 2.6   Adjustments to Prevent Dilution.............................7

     Section 2.7   Withholding Rights..........................................7

     Section 2.8   Stock Options...............................................7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF INTERSTATE.......................8

     Section 3.1   Organization and Qualification; Subsidiaries................8

     Section 3.2   Charter and Bylaws..........................................9

     Section 3.3   Capitalization..............................................9

     Section 3.4   Authority..................................................10

     Section 3.5   No Conflicts...............................................11

     Section 3.6   Required Filings and Consents..............................12

     Section 3.7   Permits; Compliance with Law...............................12

     Section 3.8   SEC Filings; Financial Statements..........................13

     Section 3.9   Absence of Certain Changes or Events.......................14

     Section 3.10  Employee Benefit Plans; Labor Matters......................15

     Section 3.11  Contracts; Debt Instruments................................18

     Section 3.12  Litigation.................................................19

     Section 3.13  Environmental Matters......................................19

     Section 3.14  Intellectual Property......................................20

     Section 3.15  Taxes......................................................22

     Section 3.16  Non-Competition Agreements.................................24

     Section 3.17  Agreements with Regulatory Agencies........................25

     Section 3.18  Opinion of Financial Advisor...............................25

     Section 3.19  Brokers....................................................25

     Section 3.20  Certain Statutes...........................................26

     Section 3.21  Information................................................26

     Section 3.22  Vote Required..............................................26

     Section 3.23  Properties.................................................26

     Section 3.24  No Payments to Employees, Officers or Directors............29

     Section 3.25  Potential Conflicts of Interest............................29

     Section 3.26  Registration Rights........................................29

     Section 3.27  Investment Company Act of 1940.............................30

     Section 3.28  Rights Agreement...........................................30

     Section 3.29  Interstate Management Agreements...........................30

     Section 3.30  Laws Addressing Bribery and Corruption.....................31

     Section 3.31  Interstate Insurance Business..............................31

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF MERISTAR.........................33

     Section 4.1   Organization and Qualification; Subsidiaries...............33

     Section 4.2   Certificate of Incorporation and Bylaws....................34

     Section 4.3   Capitalization.............................................34

     Section 4.4   Authority..................................................35

     Section 4.5   No Conflicts...............................................36

     Section 4.6   Required Filings and Consents..............................36

     Section 4.7   Permits; Compliance with Law...............................37

     Section 4.8   SEC Filings; Financial Statements..........................37

     Section 4.9   Absence of Certain Changes or Events.......................38

     Section 4.10  Employee Benefit Plans; Labor Matters......................40

     Section 4.11  Contracts; Debt Instruments................................42

     Section 4.12  Litigation.................................................43

     Section 4.13  Environmental Matters......................................43

     Section 4.14  Intellectual Property......................................44

     Section 4.15  Taxes......................................................46

     Section 4.16  Non-Competition Agreements.................................48

     Section 4.17  Agreements with Regulatory Agencies........................48

     Section 4.18  Opinion of Financial Advisor...............................48

     Section 4.19  Brokers....................................................49

     Section 4.20  Certain Statutes...........................................49

     Section 4.21  Information................................................49

     Section 4.22  Vote Required..............................................49

     Section 4.23  Properties.................................................50

     Section 4.24  No Payments to Employees, Officers or Directors............52

     Section 4.25  Potential Conflicts of Interest............................52

     Section 4.26  Registration Rights........................................53

     Section 4.27  Investment Company Act of 1940.............................53

     Section 4.28  Rights Agreement...........................................53

     Section 4.29  MeriStar Management Agreements.............................53

     Section 4.30  Laws Addressing Bribery and Corruption.....................54

     Section 4.31  MeriStar Long-Term Apartment Rental Business...............54

ARTICLE V COVENANTS...........................................................55

     Section 5.1   Conduct of Business of Interstate..........................55

     Section 5.2   Conduct of Business of MeriStar............................58

     Section 5.3   Notification of Certain Matters............................61

     Section 5.4   Proxy Statement............................................61

     Section 5.5   Stockholders' Actions......................................64

     Section 5.6   Access to Information; Confidentiality.....................64

     Section 5.7   No Solicitation by Interstate..............................65

     Section 5.8   No Solicitation by MeriStar................................66

     Section 5.9   Additional Agreements......................................68

     Section 5.10  Directors' and Officers' Indemnification and Insurance.....69

     Section 5.11  Affiliates.................................................70

     Section 5.12  Reasonable Best Efforts....................................70

     Section 5.13  Consents; Filings; Further Action..........................70

     Section 5.14  Plan of Reorganization.....................................72

     Section 5.15  Public Announcements.......................................72

     Section 5.16  Stock Exchange Listings and De-Listings....................72

     Section 5.17  Takeover Statutes..........................................72

     Section 5.18  Dividends..................................................72

     Section 5.19  Interstate Rights Agreement................................72

     Section 5.20  MeriStar Rights Agreement..................................73

     Section 5.21  NYSE Listing Criteria Compliance...........................73

     Section 5.22  Rule 16b-3 Approvals.......................................73

     Section 5.23  Interim Transactions Committee.............................73

ARTICLE VI CONDITIONS.........................................................73

     Section 6.1   Conditions to Each Party's Obligation to Effect the
                   Merger.....................................................73

     Section 6.2   Conditions to Obligations of MeriStar......................75

     Section 6.3   Conditions to Obligations of Interstate....................76

ARTICLE VII TERMINATION.......................................................77

     Section 7.1   Termination................................................77

     Section 7.2   Effect of Termination......................................80

     Section 7.3   Expenses and Fees Following Certain Termination Events.....80

ARTICLE VIII MISCELLANEOUS....................................................81

     Section 8.1   Certain Definitions........................................81

     Section 8.2   Survival...................................................82

     Section 8.3   Counterparts...............................................83

     Section 8.4   GOVERNING LAW; WAIVER OF JURY TRIAL........................83

     Section 8.5   Notices....................................................83

     Section 8.6   Entire Agreement...........................................84

     Section 8.7   Binding Effect Benefits....................................84

     Section 8.8   Amendment..................................................85

     Section 8.9   Waiver.....................................................85

     Section 8.10  Obligations of MeriStar and of Interstate..................85

     Section 8.11  Severability...............................................85

     Section 8.12  Interpretation.............................................85

     Section 8.13  Assignment.................................................86

     Section 8.14  Specific Performance.......................................86

              TABLE OF DEFINED TERMS

1940 Act...........................................30
affiliate..........................................81
Agreement...........................................1
Articles of Merger..................................2
Blue Sky Laws......................................12
BridgeStreet Ordinary Course Leases................54
business day.......................................81
Bylaw Amendments....................................3
Certificate.........................................4
Certificate of Merger...............................2
CGLH Investor Agreement............................68
CGLH Limited Partnership Agreement.................69
CGLH Purchase Agreement............................68
CGLH Registration Rights Agreement.................68
Charter Amendments..................................2
Claims.............................................19
Closing.............................................2
Closing Date........................................2
Code................................................1
Commitment Letter..................................68
Confidentiality Agreement..........................65
Contracts..........................................11
control............................................81
controlled by......................................81
controlling........................................81
Copyright Office...................................61
DGCL................................................1
Effective Time......................................2
Encumbrance........................................12
Encumbrances.......................................12
Environmental Law..................................20
Environmental Permit...............................20
ERISA..............................................15
Exchange Act.......................................12
Exchange Agent......................................4
Exchange Fund.......................................4
Exchange Ratio......................................3
Expenses...........................................80
GAAP...............................................13
Governmental Entity................................12
Hazardous Substance................................20
HSR Act............................................12
including..........................................82
Indemnified Parties................................69
Intellectual Property..............................20
Interim Transactions Committee.....................73
Interstate..........................................1
Interstate Acquisition Proposal....................65
Interstate Benefit Plans...........................16
Interstate Board Recommendation....................62
Interstate Class A Common Stock.....................3
Interstate Class B Common Stock.....................3
Interstate Class C Common Stock.....................3
Interstate Common Stock.............................3
Interstate Convertible Notes........................9
Interstate Convertible Securities...................9
Interstate Disclosure Letter........................8
Interstate ERISA Group Member......................16
Interstate Filed SEC Reports.......................14
Interstate Financial Advisor.......................25
Interstate Franchise Agreements....................28
Interstate Insurance Contract......................31
Interstate Insurance Subsidiary....................31
Interstate Leases..................................27
Interstate Long-Term Debt..........................18
Interstate Managed Property........................29
Interstate Management Agreements...................30
Interstate Option Plans............................10
Interstate Ordinary Course Leases..................27
Interstate Permits.................................12
Interstate Properties..............................26
Interstate Proposals...............................11
Interstate Regulatory Agreement....................25
Interstate Reinsurance Contracts...................31
Interstate Rights Agreement.........................3
Interstate Rights Plan Amendment...................30
Interstate SAP Financial Statements................31
Interstate SEC Reports.............................13
Interstate Series B Preferred Stock.................9
Interstate Space Leases............................28
Interstate Space Tenant............................28
Interstate Stock Options............................9
Interstate Stockholders Meeting....................61
Interstate Subsidiaries.............................8
Interstate Superior Proposal.......................66
Interstate Voting Agreement.........................1
IP Licenses........................................20
IRS................................................16
knowledge..........................................82
Law................................................82
Lien...............................................10
Liens..............................................10
Material Adverse Effect on Interstate..............82
Material Adverse Effect on MeriStar................82
Merger..............................................1
Merger Consideration................................4
MeriStar............................................1
MeriStar Acquisition Proposal......................67
MeriStar Benefit Plans.............................40
MeriStar Board Recommendation......................62
MeriStar Common Stock...............................7
MeriStar Disclosure Letter.........................33
MeriStar ERISA Group Member........................40
MeriStar Exchange Option............................7
MeriStar Filed SEC Reports.........................38
MeriStar Financial Advisor.........................48
MeriStar Franchise Agreements......................51
MeriStar Leases....................................51
MeriStar Long-Term Debt............................43
MeriStar Managed Property..........................52
MeriStar Management Agreements.....................53
MeriStar Option Plans..............................34
MeriStar Ordinary Course Leases....................51
MeriStar Permits...................................37
MeriStar Preferred Stock...........................34
MeriStar Properties................................50
MeriStar Proposals.................................35
MeriStar Regulatory Agreement......................48
MeriStar Rights.....................................4
MeriStar Rights Agreement...........................4
MeriStar Rights Plan Amendment.....................53
MeriStar SEC Reports...............................37
MeriStar Series A Preferred Stock...................4
MeriStar Space Lease...............................51
MeriStar Space Tenant..............................51
MeriStar Stock Options.............................34
MeriStar Stockholders Meeting......................61
MeriStar Subsidiaries..............................33
MeriStar Superior Proposal.........................67
MeriStar Voting Agreement...........................1
MGCL................................................1
National Priorities List...........................19
NYSE................................................6
NYSE Continued Listing Criteria....................73
OP Units...........................................34
person.............................................82
plan of reorganization.............................72
Principal Interstate Stockholders...................1
Principal MeriStar Managers.........................1
Principal MeriStar Stockholders.....................1
Proposed Intellectual Property Agreements..........21
Proxy Materials....................................62
Proxy Statement....................................62
PTO................................................61
Refinancing........................................68
Registration Statement.............................62
Registration Statement Effective Date..............62
Representatives....................................64
Requisite Interstate Vote..........................11
Requisite MeriStar Vote............................35
Reserve Liabilities................................32
Rule 145 Affiliate Agreement.......................70
Rule 145 Affiliates................................70
SDAT................................................2
SEC................................................13
Secretary of State..................................2
Securities Act.....................................12
Software...........................................21
subsidiaries.......................................82
subsidiary.........................................82
Surviving Corporation...............................2
Surviving Corporation Common Stock..................3
Takeover Statute...................................26
Tax................................................22
Tax Returns........................................23
Taxes..............................................22
Technology.........................................21
Termination Date...................................77
under common control with..........................81

The following is the Interstate Hotels Corporation Stockholder Voting and Conversion Agreement, dated as of May 1, 2002, among MeriStar Hotels & Resorts, Inc. and the persons set forth on Schedule A thereto

                          INTERSTATE HOTELS CORPORATION
                               STOCKHOLDER VOTING
                                       AND
                              CONVERSION AGREEMENT

      VOTING AND CONVERSION AGREEMENT, dated as of May 1, 2002 (this "AGREEMENT"), among Meristar Hotels & Resorts, Inc., a Delaware corporation ("MERISTAR") and each of the persons set forth on Schedule A hereto (each, a "STOCKHOLDER" and, collectively, the "STOCKHOLDERS").

                                    RECITALS:

      A. MeriStar and Interstate Hotels Corporation, a Maryland corporation (the "COMPANY" or "INTERSTATE"), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "MERGER AGREEMENT"), pursuant to which the Company will be merged with and into MeriStar on the terms and subject to the conditions set forth in the Merger Agreement. MeriStar will be the surviving corporation in the Merger. Except as otherwise defined herein, capitalized terms used herein shall have the respective meanings ascribed thereto in the Merger Agreement.

      B. As of the date hereof, except as set forth on Schedule A, each Stockholder beneficially owns and is entitled to (i) dispose of (or to direct the disposition of), to vote (or to direct the voting of), and, subject to any limitations imposed by the terms of such securities, to convert (or to direct the conversion of) the number of shares of Series B Convertible Preferred Stock of the Company (the "SERIES B SHARES") set forth opposite such Stockholder's name on Schedule A hereto (such Series B Shares, together with any other securities other than Notes (as defined below) issued by the Company, the beneficial ownership of which is acquired by such Stockholder during the period from and including the date hereof through and including the date on which this Agreement is terminated pursuant to Section 5.2 hereof, are collectively referred to herein as such Stockholder's "SUBJECT SHARES") and/or (ii) dispose of (or to direct the disposition of) and, subject to any limitations imposed by the terms of such securities, to convert (or to direct the conversion of) 8.75% Subordinated Convertible Notes of the Company (the "NOTES") in the principal amounts set forth opposite such Stockholder's name on Schedule A hereto (such Notes, together with any other Notes, the beneficial ownership of which is acquired by such Stockholder during the period from and including the date hereof through and including the date on which this Agreement is terminated pursuant to Section 5.2 hereof, are referred to as such Stockholder's "SUBJECT NOTES"). The Subject Notes and the Subject Shares are collectively referred to as such Stockholder's "SUBJECT SECURITIES". Set forth on Schedule A to this Agreement is (i) the "Applicable Conversion Rate" (as defined in the Articles Supplementary to the Charter of Interstate Designating the Series B Shares) for the Series B Shares and (ii) the "Conversion Price" (as defined in the Notes) for the Notes, each as in effect on the date hereof.

      C. As a condition and inducement to its willingness to enter into the Merger Agreement, MeriStar has requested that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                          I. VOTING OF SUBJECT SHARES

      1.1 AGREEMENT TO VOTE SUBJECT SHARES. From the date hereof until this Agreement is terminated pursuant to Section 5.2 hereof, at any meeting of the stockholders of the Company called to consider and vote upon the adoption of the Merger Agreement (and at any and all postponements and adjournments thereof) (the "INTERSTATE STOCKHOLDERS MEETING"), and in connection with any action to be taken in respect of the adoption of the Merger Agreement by written consent of the stockholders of the Company, each Stockholder will vote or cause to be voted (including by written consent, if applicable) all of such Stockholder's Subject Shares which it has the right to vote in favor of the adoption of the Merger Agreement and in favor of the Interstate Proposals and any other matter necessary or appropriate for the consummation of the transactions relating to the Merger contemplated by the Merger Agreement that is considered and voted upon at any such meeting or made the subject of any such written consent, as applicable. At any meeting of the stockholders of the Company called to consider and vote upon any Adverse Proposal (and at any and all postponements and adjournments thereof), and in connection with any action to be taken in respect of any Adverse Proposal by written consent of the stockholders of the Company, each Stockholder will vote or cause to be voted (including by written consent, if applicable) all of such Stockholder's Subject Shares which it has the right to vote against the adoption of such Adverse Proposal. For purposes of this Agreement, the term "ADVERSE PROPOSAL" means any (a) Interstate Acquisition Proposal that is not a Interstate Superior Proposal, (b) proposal or action that could reasonably be expected to result in a breach of any covenant, agreement, representation or warranty of the Company set forth in the Merger Agreement, or
(c) the following actions (other than the Merger, the other transactions contemplated by the Merger Agreement and any other action the approval of which has been recommended by the board of directors of the Company): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any Interstate Subsidiary; (ii) a sale, lease or transfer of a material amount of assets of the Company or any Interstate Subsidiary, or a reorganization, recapitalization, dissolution or liquidation of the Company or any Interstate Subsidiary; (iii) (1) any change in a majority of the persons who constitute the board of directors of the Company as of the date hereof; (2) any change in the present capitalization of the Company or any amendment of the Company's charter or bylaws, as amended to date;
(3) any other material change in the Company's corporate structure or business; or (4) any other action that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the Merger and the other transactions contemplated by this Agreement and the Merger Agreement or increase the likelihood that such transactions will not be consummated.

      1.2 IRREVOCABLE PROXY. (a) (a) GRANT OF PROXY. Each Stockholder hereby appoints MeriStar and any designee of MeriStar, each of them individually, as of the record date for the Interstate Stockholders Meeting, as such Stockholder's proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent with respect to all of such Stockholder's Subject Shares which it has the right to vote (i) in accordance with Section 1.1 hereof and (ii) to sign its name (as a stockholder) to any consent, certificate or other document relating to the Company that the law of the State of Maryland may permit or require in connection with any matter referred to in Section 1.1 hereof. This proxy is given to secure the performance of the duties of such Stockholder under this Agreement and its existence will not be deemed to relieve the Stockholders of their obligations under Section 1.1 hereof. Each Stockholder affirms that this proxy is coupled with an interest and is irrevocable until termination of this Agreement pursuant to Section 5.2 hereof, whereupon such proxy and power of attorney shall automatically terminate. Each Stockholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. For Subject Shares as to which the Stockholder is the beneficial but not the record owner, the Stockholder will cause any record owner of such Subject Shares to grant to MeriStar a proxy to the same effect as that contained herein.

            (b) OTHER PROXIES REVOKED. Each Stockholder represents that any proxy heretofore given in respect of such Stockholder's Subject Shares is not irrevocable (or if irrevocable, such Stockholder will have secured the termination of such proxy on or prior to the record date for the Interstate Stockholders Meeting), and hereby revokes any and all such proxies, such revocation to be effective on the record date for the Interstate Stockholders Meeting.

      1.3 CONSENT TO THE MERGER AGREEMENT AND POST-MERGER USE OF PROCEEDS. Each Stockholder hereby consents to the Merger, the Merger Agreement and the consummation of the transactions contemplated thereby and by this Agreement. Each Stockholder hereby acknowledges and agrees that, following the Effective Time, there shall be no restriction or limitation on the use of the proceeds by MeriStar and its subsidiaries from the issuances of the Series B Shares or the Notes.

                          II. CONVERSION OF SECURITIES

      2.1 AGREEMENT TO CONVERT SUBJECT SECURITIES. Unless this Agreement is terminated pursuant to Section 5.2 hereof, each Stockholder will convert or cause to be converted all of such Stockholder's Subject Securities into Interstate Class A Common Stock on or prior to the record date for the Interstate Stockholders' Meeting in a manner consistent with that certain Conversion Incentive Agreement by and between the Company and CGLH Partners I LP and CGLH Partners II LP each, a Delaware limited partnership (the "INVESTOR STOCKHOLDERS"), and the Company shall deliver to the Stockholder certificates representing the number of validly issued, fully paid and nonassessable shares of Class A Common Stock equal to (i) in the case of such Stockholder's Subject Shares, the product obtained by multiplying the Applicable Conversion Rate for the Series B shares (as such term is defined in Articles Supplementary to the Charter of Interstate Designating the Series B Shares) by the number of Series B Shares being converted, and (ii) in the case of such Stockholder's Subject Notes, the quotient of the principal amount of Subject Notes to be converted divided by the Conversion Price (as such term is defined in the Notes), provided that, to the extent that conversion by such Stockholder of all of such Stockholder's Subject Securities is restricted by the Conversion Restrictions (as defined in Section 3.1(a)), such Stockholder will convert or cause to be converted the greatest quantity of such Subject Securities as does not result in a breach of such restrictions.

      2.2 RIGHT NOT TO CONVERT. Notwithstanding anything in Section 2.1 to the contrary, each Stockholder shall have the right but not the obligation (the "NON-CONVERSION RIGHT") not to convert such Stockholders' Subject Securities on or prior to the record date for the Interstate Stockholders Meeting if, on such record date there shall exist, in the reasonable opinion of a majority of such Stockholders, a Record Date Failure. As used in this Agreement, the term "RECORD DATE FAILURE" shall mean the failure to be satisfied of any of the conditions set forth in Section 6.1(e), Section 6.2(c), or Section 6.3(a), (c) or (f) of the Merger Agreement, PROVIDED, HOWEVER, that (i) any reference in such conditions to the "Closing Date" shall be read as a reference to the record date for the Interstate Stockholders Meeting, and (ii) any requirement for the receipt by any party of a certificate signed by any party shall be read out of such condition.

      2.3 CONVERSION FOLLOWING MERGER OF OUTSTANDING SUBJECT SECURITIES. Each Stockholder agrees that, as contemplated by Section 4.1(d) of the Notes and
Section 7(c) of the Articles Supplementary to the Charter of Interstate Designating the Series B Shares, (i) each of such Stockholder's Subject Securities outstanding immediately prior to the Effective Time (other than those that are Interstate Common Stock) shall be converted, immediately following the Effective Time, into that number of shares of Surviving Corporation Common Stock, associated MeriStar Rights and cash lieu of fractional shares, if any, as such Stockholder would have received upon exchange of such Subject Securities in the Merger had such Subject Securities been converted in accordance with their terms into shares of Interstate Common Stock immediately prior to the Merger if such conversion had been permitted pursuant to the terms of such securities and
(ii) each of such Stockholder's Subject Securities outstanding immediately prior to the Effective Time that are shares of Interstate Common Stock shall be exchanged in the Merger as provided for in the Merger Agreement.

                       III. REPRESENTATIONS AND WARRANTIES

      3.1 CERTAIN REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each Stockholder, severally and not jointly, represents and warrants to MeriStar, as follows:

            (a) OWNERSHIP. Such Stockholder is the sole record and beneficial owner of the number or principal amount, as applicable, of Subject Securities set forth opposite such Stockholder's name on Schedule A hereto and, except as set forth on Schedule A, has full and unrestricted power to dispose of, to vote, to grant a proxy effective on the record date for the Interstate Stockholders Meeting in respect of and, subject to the restrictions on conversion set forth in such securities (the "CONVERSION RESTRICTIONS"). The Conversion Restrictions are the only restrictions on conversion to which the Subject Securities are subject. As of the record date for the Interstate Stockholders Meeting, except as set forth on Schedule A, such Stockholder shall have full and unrestricted power to dispose of, to vote and to grant a proxy effective on the record date for the Interstate Stockholders Meeting in respect of the Subject Securities and such Subject Securities are now, and at all times during the term hereof will be, held by such Stockholder or any Permitted Transferee (as defined in Section
4.1 hereof), or by a nominee or custodian for the benefit of such Stockholder or Permitted Transferee, free and clear of all Liens and proxies, except for any Liens or proxies arising hereunder or as set forth on Schedule A. Except pursuant to the terms of such Subject Securities or as set forth opposite such Stockholder's name on Schedule A hereto such Stockholder (i) does not beneficially own any securities issued by the Company on the date hereof; (ii) does not, directly or indirectly, beneficially own or have any option, warrant or other right to acquire any securities issued by the Company that are or may by their terms become entitled to vote on any matter presented to the Company's stockholders or any securities that are convertible or exchangeable into or exercisable for any securities issued by the Company that are or may by their terms become entitled to vote on any matter presented to the Company's stockholders, nor is the Stockholder subject to any contract, commitment, arrangement, understanding or relationship (whether or not legally enforceable), other than this Agreement, that allows or obligates such Stockholders to vote, dispose of or acquire any securities issued by the Company; (iii) as of the record date for the Interstate Stockholders Meeting, will hold exclusive power to give consent with respect to such Stockholder's Subject Securities on any matter presented to the holders of such Subject Securities in respect of which such Subject Securities are entitled to vote or give consent and has not granted a proxy to any other person to vote such Subject Securities, subject to the limitations set forth in this Agreement. Each Stockholder that is a beneficial owner of Series B Shares represents and warrants to MeriStar that, as of the date hereof, the "Applicable Conversion Rate" (as defined in the Articles

Supplementary to the Charter of Interstate Designating the Series B Shares) for the Series B Shares is as set forth in Schedule A hereto. Each Stockholder that is a beneficial owner of Notes represents and warrants to MeriStar that, as of the date hereof, the "Conversion Price" (as defined in the Notes) for the Notes is as set forth in Schedule A hereto.

            (b) POWER AND AUTHORITY; EXECUTION AND DELIVERY. Such Stockholder has all requisite partnership or individual, as applicable, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against such Stockholder in accordance with its terms. Such Stockholder, if not a natural person, is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

            (c) NO CONFLICTS. The execution and delivery of this Agreement do not, and, subject to compliance with the HSR Act and appropriate filings under securities laws (which such Stockholder agrees to make promptly), to the extent applicable, the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, notice or acceleration under, (i) if applicable, such Stockholder's partnership agreement or similar constitutive documents, (ii) any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which such Stockholder is a party or by which the Stockholder is bound, (iii) any injunction, judgment, writ, decree, order or ruling applicable to such Stockholder or (iv) any law, statute, rule or regulation applicable to the Stockholder; except in the case of clauses (ii) and
(iii) for conflicts, violations, breaches or defaults that could not reasonably be expected to (1) impair the ability of such Stockholder to perform its obligations under this Agreement or (2) prevent or delay the consummation of any of the transactions contemplated this Agreement or the Merger Agreement.

            (d) BROKERS. Except as set forth in Section 3.19 of the Merger Agreement, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Merger Agreement based upon arrangements made by or on behalf of such Stockholder that is or will be payable by the Company or any Interstate Subsidiary.

      3.2 REPRESENTATIONS AND WARRANTIES OF MERISTAR. MeriStar hereby represents and warrants to each Stockholder, that:

            (a) ORGANIZATION; AUTHORITY. MeriStar is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation. MeriStar has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

            (b) EXECUTION AND DELIVERY. This Agreement has been duly executed and delivered by MeriStar and constitutes a valid and binding obligation of MeriStar enforceable against MeriStar in accordance with its terms.

            (c) NO CONFLICTS. Neither the execution and delivery of this Agreement nor the performance by MeriStar of its obligations hereunder will conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, or acceleration under, (i) MeriStar's certificate of incorporation, bylaws or similar constitutive documents, (ii) any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which MeriStar is a party or by which MeriStar is bound, (iii) any judgment, writ, decree, order or ruling applicable to MeriStar, or (iv) any law, statute, rule or regulation applicable to MeriStar; except in the case of clauses (ii) and (iii) for conflicts, violations, breaches or defaults that could not reasonably be expected to (1) impair the ability of MeriStar to perform its obligations under this Agreement or (2) prevent or delay the consummation of any of the transactions contemplated by this Agreement or the Merger Agreement.

                      IV. CERTAIN COVENANTS OF STOCKHOLDERS

      4.1 RESTRICTION ON TRANSFER OF SUBJECT SECURITIES, PROXIES AND NONINTERFERENCE. No Stockholder will, directly or indirectly: (a) except pursuant to the terms of this Agreement, (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, (ii) enter into any contract, option or other arrangement or understanding with respect to, or (iii) vote or give consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Stockholder's Subject Securities other than any sale, transfer, assignment or other action restricted by this clause 4.1(a) to members of such Stockholder's immediate family, a family trust of such Stockholder, a charitable institution or Related Transferee of such Stockholder (as such term is defined in that certain Investor Agreement between the Company and certain of the Stockholders, dated as of October 20, 2000) (each, a "PERMITTED TRANSFEREE") if, in each case, the transferee of such Subject Securities agrees in writing to be bound by the terms hereof and notice of such sale, transfer or assignment, including the name and address of the purchaser, transferee or assignee, is delivered to MeriStar pursuant to Section 5.6 hereof; (b) except pursuant to the terms of this Agreement, grant any proxies or powers of attorney with respect to any Subject Securities, deposit any Subject Securities into a voting trust or enter into a voting agreement with respect to any Subject Securities; or (c) take any action that could reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or have the effect of impairing the ability of such Stockholder to perform such Stockholder's obligations under this Agreement or preventing or delaying the consummation of any of the transactions contemplated by this Agreement or the Merger Agreement.

      4.2 ADJUSTMENTS. (a) (a) In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock or other securities of the Company on, of or affecting the Subject Securities or any other similar action that would have the effect of changing a Stockholder's ownership of Subject Securities or (ii) a Stockholder becomes the beneficial owner of any additional Subject Securities, then the terms of this Agreement will apply to the Subject Securities held by such Stockholder immediately following the effectiveness of the events described in clause (i) or such Stockholder becoming the beneficial owner thereof, as described in clause
(ii).

            (b) Each Stockholder hereby agrees, while this Agreement is in effect, to promptly notify MeriStar of the number of any new Subject Securities acquired by such Stockholder, if any, after the date hereof.

      4.3 NO SOLICITATION. Subject to Section 5.16, no Stockholder will take, authorize or permit any of its partners, officers, directors, employees, agents or representatives (including any investment banker, financial advisor, attorney or accountant for such Stockholder) ("REPRESENTATIVES") to take, any action that the Company would be prohibited from taking under the first sentence of Section 5.7(a) of the Merger Agreement (disregarding for purposes of this Section 4.3 the proviso to such sentence). Each Stockholder will, and will cause its Representatives to, immediately cease all existing discussions or negotiations with respect to any of the foregoing and promptly (and in any event within one business day) advise MeriStar in writing of the receipt by such Stockholder of a request for information or any inquiries or proposals relating to a Interstate Acquisition Proposal. Notwithstanding any provision of Sections 4.3 or 4.5 hereof the contrary, (a) if any Stockholder is a member of the Board of Directors of the Company, such member of the Board of Directors of the Company may take actions in such capacity to the extent permitted by Section 5.7 of the Merger Agreement, and (b) if any Stockholder is an officer of the Company, such officer may take actions in such capacity to the extent directed to do so by the Board of Directors in compliance with Section 5.7 of the Merger Agreement.

      4.4 WAIVER OF APPRAISAL RIGHTS. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have.

      4.5 COOPERATION. Each Stockholder will cooperate fully with MeriStar and the Company in connection with their respective reasonable best efforts to fulfill the conditions to the Merger set forth in Article VI of the Merger Agreement.

      4.6 DISCLOSURE. Each Stockholder hereby authorizes MeriStar to publish and disclose in any announcement or disclosure required by the SEC and the Proxy Statement (including all documents and schedules filed with the SEC in connection with either of the foregoing), its identity and ownership of the Subject Securities and the nature of its commitments, arrangements and understandings under this Agreement provided that such Stockholder is provided with a reasonable opportunity to review and comment on such disclosure.

                                V. MISCELLANEOUS

      5.1 FEES AND EXPENSES. (a) (a) Except as provided in Section 5.1(b), each party hereto will pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

            (b) MeriStar shall pay and shall reimburse Investor Stockholders, upon the Closing after receipt of the bill therefor, the reasonable documented fees and related out-of-pocket expenses ("INVESTOR STOCKHOLDER EXPENSES") incurred by the Investor Stockholders in connection with the Investor Stockholders' negotiation and preparation of this Agreement, the Merger Agreement, the Conversion Incentive Agreement and the consummation of the transactions contemplated hereby and thereby and in connection with any amendments, waivers or consents under or in respect of any such agreements prior to the Closing; provided, however, that Investor Stockholder Expenses shall not exceed the sum of $250,000.

      5.2 AMENDMENT; TERMINATION. This Agreement may not be amended except by an instrument in writing signed on behalf of MeriStar and each of the parties whose rights or obligations are changed by the terms of such amendment. This Agreement will terminate on the earliest to occur of (a) the Effective Time, (b) the date the Merger Agreement is terminated in accordance with its terms, or (c) the date on which MeriStar becomes entitled to terminate the Merger Agreement pursuant to Section 7.1(g) of the Merger Agreement. This Agreement may be earlier terminated by the mutual consent of the MeriStar and the Stockholders representing a majority of the Subject Securities subject to this Agreement. Except as set forth below, in the event of termination of this Agreement pursuant to this Section 5.2, this Agreement will become null and void and of no effect with no liability on the part of any party hereto and all proxies granted hereby will be automatically revoked; provided, however, that no such termination will relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination.

      Notwithstanding anything to the contrary contained in this Agreement, if this Agreement is terminated for any reason, Sections 3.1(a), 3.1(b), 5.1, 5.5 and 5.15 hereof and the preceding sentence of this Section 5.2 will survive any termination of this Agreement indefinitely.

      5.3 EXTENSION; WAIVER. Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for any performance hereunder, will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights. Any waiver by any party of a breach of any provision of this Agreement will not operate as or be construed as a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement or one or more sections hereof will not be considered a waiver or deprive that party of a right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

      5.4 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES; SEVERAL OBLIGATIONS. This Agreement and the Merger Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to such matters. Neither the Merger Agreement nor this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies. The obligations of, and the representations and warranties made by, each Stockholder shall be several and not joint and shall relate only to such Stockholder.

      5.5 GOVERNING LAW; WAIVER OF JURY TRIAL. (a) (A) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

            (b) Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily, and (iv) each such party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 5.5(b).

      5.6 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

                  If to MeriStar:

                  1010 Wisconsin Avenue, N.W.
                  Washington, D.C.  20007
                  Attention:  Christopher L. Bennett, Esq.
                  Facsimile:  (202) 295-1026

                  With copies to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019-6064
                  Attention:  Richard S. Borisoff, Esq.
                  Facsimile:  (212) 757-3990


                  If to any of Thomas F. Hewitt, J. William
                  Richardson or Kevin P. Kilkeary:


                  Interstate Hotels Corporation
                  Foster Plaza Ten
                  680 Andersen Drive
                  Pittsburgh, PA 15520
                  Attention:  Timothy Q. Hudak, Esq.
                  Facsimile:  (412) 937-3116

                  With copies to:

                  Jones, Day, Reavis & Pogue
                  222 East 41st Street
                  New York, New York 10017-6702
                  Attention:  Jere R. Thomson, Esq.
                  Facsimile:  (212) 755-7306

                  If to either of the Investor Stockholders:

                  c/o Lehman Brothers Holdings Inc.
                  1284 Avenue of the Americas
                  13th Floor
                  New York, New York  10019
                  Attention:  Joseph Flannery

                  Facsimile:  (212) 713-9902

                  With copies to:

                  Fried, Frank, Harris, Shriver & Jacobson
                  One New York Plaza
                  26th Floor
                  New York, New York  10004-1980
                  Attention:  Peter Golden, Esq.
                  Facsimile:  (212) 869-8586

                  and

                  Shapiro & Block LLP
                  315 Park Avenue South
                  19th Floor
                  New York, New York 10010
                  Attention:  Ellen Shapiro, Esq.
                  Facsimile:  (212) 505-4001

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

      5.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Stockholder without the prior written consent of MeriStar or by MeriStar without the consent of the applicable Stockholder (and then only with respect to such Stockholder), and any such assignment or delegation that is not consented to will be null and void; PROVIDED that this Agreement, together with any rights, interests, or obligations of MeriStar hereunder, may be assigned or delegated, in whole or in part, by MeriStar to any direct or indirect wholly owned subsidiary of MeriStar without the consent of or any action by any Stockholder upon notice by MeriStar to each Stockholder affected thereby as herein provided; PROVIDED FURTHER, HOWEVER, that any such assignment shall not relieve MeriStar of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns (including, without limitation, any Person to whom any Subject Securities are sold, transferred or assigned).

      5.8 FURTHER ASSURANCES. Each Stockholder will execute and deliver such other documents and instruments and take such further actions as may be necessary or appropriate or as may be reasonably requested by MeriStar in order to ensure that MeriStar receives the full benefit of this Agreement.

      5.9 PUBLICITY. MeriStar and each Stockholder will reasonably consult with each other party and with the Company before issuing any press release or otherwise making any public statements with respect to this Agreement and will not issue any such press release or make any such public statement before such consultation, except as may be required by Law or applicable stock exchange rules.

      5.10 ENFORCEMENT. Irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

      5.11 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of the provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of the provision, or the application of that provision, in any other jurisdiction.

      5.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

      5.13 HEADINGS. The descriptive headings contained herein are for convenience and reference only and will not affect in any way the meaning or interpretation of this Agreement.

      5.14 REMEDIES NOT EXCLUSIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

      5.15 JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Chancery or other courts of the State of Delaware (a "DELAWARE COURT"), and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment resulting from any suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in a Delaware Court.

            (b) It will be a condition precedent to each party's right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in a Delaware Court (unless such suit, action or proceeding is brought solely to obtain discovery or to enforce a judgment), and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction.

            (c) No party may move to (i) transfer any such suit, action or proceeding from a Delaware Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in a Delaware Court with a suit, action or proceeding in another jurisdiction, or (iii) dismiss any such suit, action or proceeding brought in a Delaware Court for the purpose of bringing the same in another jurisdiction.

            (d) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in a Delaware Court,
(ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by law.

      5.16 FIDUCIARY DUTIES. Each Stockholder is signing this Agreement solely in such Stockholder's capacity as the beneficial owner of Subject Securities and, notwithstanding anything herein to the contrary, nothing contained herein shall limit or affect any actions taken by such Stockholder or any designee of such Stockholder in his or her capacity, if any, as an officer or director of the Company or any of its Subsidiaries and none of such actions in any such capacity shall be deemed to constitute a breach of this Agreement.

      5.17 BENEFICIAL OWNERSHIP. For purposes of this Agreement, the term "beneficial owner" shall have the meaning ascribed to such term under Rule 13d-3 under the Securities Exchange Act of 1934, and the terms "beneficially own" and "beneficial ownership" shall have correlative meanings therewith.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the day and year first written above.



MERISTAR HOTELS & RESORTS, INC.

By: /s/ PAUL W. WHETSELL
   ------------------------------
   Name: Paul W. Whetsell
   Title: Chief Executive Officer

THOMAS F. HEWITT

By: /s/ THOMAS F. HEWITT
   ----------------------------
   Name: Thomas F. Hewitt


J. WILLIAM RICHARDSON


By: /s/ J. WILLIAM RICHARDSON
   ----------------------------
   Name: J. William Richardson


KEVIN P. KILKEARY

By: /s/ KEVIN P. KILKEARY
   ----------------------------
   Name: Kevin P. Kilkeary

CGLH PARTNERS I LP

By: MK/CG-GP LLC
    General Partner

    By: CG Interstate Associates, LLC
        a Managing Member

        By: Continental Gencom Holdings, LLC
            its Sole Member

            By: /s/ KARIM ALIBHAI / SHERWOOD M. WEISER
               ----------------------------------------
               Name: Karim Alibhai / Sherwood M. Weiser
               Title: Members


By: KFP INTERSTATE, LLC
    a Managing Member

    By: KFP Interstate, Ltd.
    its Sole Member

        By: Grosvenor, L.C.
            its General

            By: /s/ MAHMOOD KHIMJI
               ----------------------------------------
               Name: Mahmood Khimji
               Title: President


By: LB INTERSTATE GP LLC
    General Partner

    By: PAMI LLC
    its Sole Member

        By: /s/ JOSEPH J. FLANNERY
               ----------------------------------------
           Name: Joseph J. Flannery
           Title: Authorized Signatory

CGLH PARTNERS II LP

By: MK/CG-GP LLC
    General Partner

    By: CG Interstate Associates, LLC
        a Managing Member

        By: Continental Gencom Holdings, LLC
            its Sole Member

            By: /s/ KARIM ALIBHAI / SHERWOOD M. WEISER
               ----------------------------------------
               Name: Karim Alibhai / Sherwood M. Weiser
               Title: Members


By: KFP INTERSTATE, LLC
    a Managing Member

    By: KFP Interstate, Ltd.
        its Sole Member

        By: Grosvenor, L.C.
            its General

            By: /s/ MAHMOOD KHIMJI
               ---------------------------------------
               Name: Mahmood Khimji
               Title: President


By: LB INTERSTATE GP LLC
    General Partner

    By: PAMI LLC
        its Sole Member

        By: /s/ JOSEPH J. FLANNERY
               ---------------------------------------
           Name: Joseph J. Flannery
           Title: Authorized Signatory

                                   SCHEDULE A

-------------------------------------------    ----------------------------------------    ----------------------------------------
Stockholder                                    Number of Series B Shares(1)                  Principal Value of Notes(2)
-------------------------------------------    ----------------------------------------    ----------------------------------------
Thomas F. Hewitt*                              100,000
-------------------------------------------    ----------------------------------------    ----------------------------------------
J. William Richardson*                         75,000
-------------------------------------------    ----------------------------------------    ----------------------------------------
Kevin P. Kilkeary*                             50,000
-------------------------------------------    ----------------------------------------    ----------------------------------------
CGLH Partners I LP                             500,000
-------------------------------------------    ----------------------------------------    ----------------------------------------
CGLH Partners II LP                                                                        $25,000,000
-------------------------------------------    ----------------------------------------    ----------------------------------------


--------

(1) The Applicable Conversion Rate for the Series B Shares as of the date of this Agreement is 2.50.

(2) The Conversion Price for the Notes as of the date of this Agreement is $4.00.

* The Series B Shares held by each of Thomas F. Hewitt, J. William Richardson and Kevin P. Kilkeary are subject to an irrevocable proxy granted pursuant to that certain Stockholders Agreement among CGLH Partners I LP, CGLH Partners II LP, the Stockholders and others, dated as of October 20, 2000, which proxy will terminate upon the conversion of the Series B Shares into Class A Common Stock of the Company.

The following is the MeriStar Hotels & Resorts, Inc. Stockholder Voting Agreement, dated as of May 1, 2002, among Interstate Hotels Corporation and the persons set forth on Schedule A thereto

                         MERISTAR HOTELS & RESORTS, INC.
                          STOCKHOLDER VOTING AGREEMENT

      VOTING AGREEMENT, dated as of May 1, 2002 (this "AGREEMENT"), among Interstate Hotels Corporation, a Maryland corporation ("INTERSTATE"), and each of the persons set forth on Schedule A hereto (each, a "STOCKHOLDER" and, collectively, the "STOCKHOLDERS").

                                    RECITALS:

      A. Interstate and Meristar Hotels & Resorts, Inc., a Delaware corporation ("MERISTAR") propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "MERGER AGREEMENT"), pursuant to which Interstate will be merged with and into MeriStar on the terms and subject to the conditions set forth in the Merger Agreement. MeriStar will be the surviving corporation in the Merger. Except as otherwise defined herein, capitalized terms used herein shall have the respective meanings ascribed thereto in the Merger Agreement.

      B. As of the date hereof, each Stockholder beneficially owns and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares of MeriStar Common Stock set forth opposite such Stockholder's name on Schedule A hereto (such shares together with any other shares of MeriStar Common Stock, the beneficial ownership of which is acquired by such Stockholder during the period from and including the date hereof through and including the date on which this Agreement is terminated pursuant to Section 4.2 hereof, are collectively referred to herein as such Stockholder's "SUBJECT SHARES").

      C. As a condition and inducement to their willingness to enter into the Merger Agreement, Interstate has requested that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follow:

                          I. VOTING OF SUBJECT SHARES

      1.1 AGREEMENT TO VOTE SUBJECT SHARES. From the date hereof until this Agreement is terminated pursuant to Section 4.2 hereof, at any meeting of the stockholders of MeriStar called to consider and vote upon the adoption of the Merger Agreement (and at any and all postponements and adjournments thereof), and in connection with any action to be taken in respect of the adoption of the Merger Agreement by written consent of the stockholders of MeriStar, each Stockholder will vote or cause to be voted (including by written consent, if applicable) all of such Stockholder's Subject Shares which it has the right to vote in favor of the adoption of the Merger Agreement and in favor of the MeriStar Proposals and any other matter necessary or appropriate for the consummation of the transactions relating to the Merger contemplated by the Merger Agreement that is considered and voted upon at any such meeting or made the subject of any such written consent, as applicable. At any meeting of the stockholders of MeriStar called to consider and vote upon any Adverse Proposal (and at any and all postponements and adjournments thereof), and in connection with any action to be taken in respect of any Adverse Proposal by written consent of the stockholders of MeriStar, each Stockholder will vote or cause to be voted (including by written consent, if applicable) all of such Stockholder's Subject Shares which it has the right to vote against the adoption of such Adverse Proposal. For purposes of this Agreement, the term "ADVERSE PROPOSAL" means any (a) MeriStar Acquisition Proposal that is not a MeriStar Superior Proposal, (b) proposal or action that could reasonably be expected to result in a breach of any covenant, agreement, representation or warranty of MeriStar set forth in the Merger Agreement, or (c) the following actions (other than the Merger, the other transactions contemplated by the Merger Agreement and any other action the approval of which has been recommended by the board of directors of MeriStar): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving MeriStar or any MeriStar Subsidiary; (ii) a sale, lease or transfer of a material amount of assets of MeriStar or any MeriStar Subsidiary, or a reorganization, recapitalization, dissolution or liquidation of MeriStar or any MeriStar Subsidiary; (iii) (1) any change in a majority of the persons who constitute the board of directors of MeriStar as of the date hereof;
(2) any change in the present capitalization of MeriStar or any amendment of MeriStar's certificate of incorporation or bylaws, as amended to date; (3) any other material change in MeriStar's corporate structure or business; or (4) any other action that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the Merger and the other transactions contemplated by this Agreement and the Merger Agreement or increase the likelihood that such transactions will not be consummated.

      1.2 IRREVOCABLE PROXY. (a) (a) GRANT OF PROXY. Each Stockholder hereby appoints Interstate and any designee of Interstate, each of them individually, as such Stockholder's proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent with respect to all of such Stockholder's Subject Shares which it has the right to vote (i) in accordance with Section 1.1 hereof and (ii) to sign its name (as a stockholder) to any consent, certificate or other document relating to MeriStar that the law of the State of Delaware may permit or require in connection with any matter referred to in Section 1.1 hereof. This proxy is given to secure the performance of the duties of such Stockholder under this Agreement and its existence will not be deemed to relieve the Stockholders of their obligations under Section 1.1 hereof. Each Stockholder affirms that this proxy is coupled with an interest and is irrevocable until termination of this Agreement pursuant to Section 4.2 hereof, whereupon such proxy and power of attorney shall automatically terminate. Each Stockholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. For Subject Shares as to which the Stockholder is the beneficial but not the record owner, the Stockholder will cause any record owner of such Subject Shares to grant to Interstate a proxy to the same effect as that contained herein.

            (b) OTHER PROXIES REVOKED. Each Stockholder represents that any proxy heretofore given in respect of such Stockholder's Subject Shares is not irrevocable, and is hereby revoked.

                       II. REPRESENTATIONS AND WARRANTIES

      2.1 CERTAIN REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each Stockholder, severally and not jointly, represents and warrants to Interstate as follows:

            (a) OWNERSHIP. Such Stockholder is the sole beneficial owner of the number of Subject Shares set forth opposite such Stockholder's name on Schedule A hereto and has full and unrestricted power to dispose of, to vote, to grant a proxy in respect of and to convert such securities of MeriStar, as applicable. Such Subject Shares are now, and at all times during the term hereof will be held by such Stockholder or any Permitted Transferee (as defined in Section 4.1 hereof), or by a nominee or custodian for the benefit of such Stockholder, free and clear of all Liens and proxies, except for any Liens or proxies arising hereunder. Except as set forth opposite the Stockholder's name on Schedule A hereto, such Stockholder (i) does not beneficially own any securities issued by MeriStar on the date hereof; (ii) does not, directly or indirectly, beneficially own or have any option, warrant or other right to acquire any shares issued by MeriStar that are or may by their terms become entitled to vote on any matter presented to MeriStar's Stockholders or any securities that are convertible or exchangeable into or exercisable for any securities issued by MeriStar that are or may by their terms become entitled to vote, or any matter presented to MeriStar's Shareholders nor is such Stockholder subject to any contract, commitment, arrangement, understanding or relationship (whether or not legally enforceable), other than this Agreement, that allows or obligates such Stockholder to vote, dispose of or acquire any securities issued by MeriStar; and (iii) holds exclusive power to vote the Subject Shares on any matter presented to MeriStar's stockholders in respect of which such Subject Shares are entitled to vote or give consent and has not granted a proxy to any other Person to vote or give consent the Subject Shares, subject to the limitations set forth in this Agreement.

            (b) POWER AND AUTHORITY; EXECUTION AND DELIVERY. Such Stockholder has all requisite individual power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

            (c) NO CONFLICTS. The execution and delivery of this Agreement do not, and, subject to compliance with the HSR Act and appropriate filings under securities laws (which such Stockholder agrees to make promptly), to the extent applicable, the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, notice or acceleration under, (i) any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which such Stockholder is a party or by which such Stockholder is bound, (ii) any injunction, judgment, writ, decree, order or ruling applicable to such Stockholder or (iii) any law, statute, rule or regulation applicable to such Stockholder; except in the case of clauses (i) and (ii) for conflicts, violations, breaches or defaults that could not reasonably be expected to (1) impair the ability of such Stockholder to perform its obligations under this Agreement or (2) prevent or delay the consummation of any of the transactions contemplated by this Agreement or the Merger Agreement.

            (d) BROKERS. Except as set forth in Section 4.19 of the Merger Agreement, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Merger Agreement based upon arrangements made by or on behalf of such Stockholder that is or will be payable by MeriStar or any MeriStar Subsidiary.

      2.2 REPRESENTATIONS AND WARRANTIES OF INTERSTATE. Interstate hereby represents and warrants to each Stockholder that:

            (a) ORGANIZATION; AUTHORITY. Interstate is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation. Interstate has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

            (b) EXECUTION AND DELIVERY. This Agreement has been duly executed and delivered by Interstate and constitutes a valid and binding obligation of Interstate, enforceable against Interstate in accordance with its terms.

            (c) NO CONFLICTS. Neither the execution and delivery of this Agreement nor the performance by Interstate of its respective obligations hereunder will conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, or acceleration under, (i) Interstate's charter, bylaws or similar constitutive documents, (ii) any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Interstate is a party or by which Interstate is bound, (iii) any judgment, writ, decree, order or ruling applicable to Interstate, or (iv) any law, statute, rule or regulation applicable to Interstate; except in the case of clauses (ii) and (iii) for conflicts, violations, breaches or defaults that could not reasonably be expected to (1) impair the ability of Interstate to perform its obligations under this Agreement or (2) prevent or delay the consummation of any of the transactions contemplated by this Agreement or the Merger Agreement.

                     III. CERTAIN COVENANTS OF STOCKHOLDERS

      3.1 RESTRICTION ON TRANSFER OF SUBJECT SHARES, PROXIES AND NONINTERFERENCE. No Stockholder will, directly or indirectly: (a) except pursuant to the terms of this Agreement, (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or (ii) enter into any contract, option or other arrangement or understanding with respect to or (iii) consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Stockholder's Subject Shares other than any sale, transfer, assignment or other action restricted by this clause 3.1(a) to members of such Stockholder's immediate family, a family trust of such Stockholder or a charitable institution (each a "PERMITTED TRANSFEREE")if, in each case, the transferee of such Subject Shares agrees in writing to be bound by the terms hereof and notice of such sale, transfer or assignment, including the name and address of the purchaser, transferee or assignee, is delivered to Interstate pursuant to Section 4.6 hereof; (b) except pursuant to the terms of this Agreement, grant any proxies or powers of attorney with respect to any Subject Shares, deposit any Subject Shares into a voting trust or enter into a voting agreement with respect to any Subject Shares; or
(c) take any action that could reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or have the effect of impairing the ability of such Stockholder to perform such Stockholder's obligations under this Agreement or preventing or delaying the consummation of any of the transactions contemplated by this Agreement or the Merger Agreement.

      3.2 ADJUSTMENTS. (a)(a) In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock or other securities of MeriStar on, of or affecting the Subject Shares or any other similar action that would have the effect of changing a Stockholder's ownership of Subject Shares or (ii) a Stockholder becomes the beneficial owner of any additional Subject Shares, then the terms of this Agreement will apply to the Subject Shares held by such Stockholder immediately following the effectiveness of the events described in clause (i) or such Stockholder becoming the beneficial owner thereof, as described in clause (ii).

            (b) Each Stockholder hereby agrees, while this Agreement is in effect, to promptly notify Interstate of the number of any new Subject Shares acquired by such Stockholder, if any, after the date hereof.

      3.3 NO SOLICITATION. Subject to Section 4.16, no Stockholder will take, authorize or permit any of its officers, directors, employees, agents or representatives (including any investment banker, financial advisor, attorney or accountant for such Stockholder) ("REPRESENTATIVES") to take, any action that MeriStar would be prohibited from taking under the first sentence of Section 5.8(a) of the Merger Agreement (disregarding for purposes of this Section 3.3 the proviso to such sentence). Each Stockholder will, and will cause its Representatives to, immediately cease all existing discussions or negotiations with respect to any of the foregoing and promptly (and in any event within one business day) advise Interstate in writing of the receipt by such Stockholder of a request for information or any inquiries or proposals relating to a MeriStar Acquisition Proposal. Notwithstanding any provision of Sections 3.3 or 3.5 hereof the contrary, (a) if any Stockholder or any of its Representatives is a member of the Board of Directors of MeriStar, such member of the Board of Directors of MeriStar may take actions in such capacity to the extent permitted by Section 5.8 of the Merger Agreement, and (b) if any Stockholder is an officer of MeriStar, such officer may take actions in such capacity to the extent directed to do so by the Board of Directors in compliance with Section 5.8 of the Merger Agreement.

      3.4 WAIVER OF APPRAISAL RIGHTS. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have.

      3.5 COOPERATION. Each Stockholder will cooperate fully with MeriStar and Interstate in connection with their respective reasonable best efforts to fulfill the conditions to the Merger set forth in Article VI of the Merger Agreement.

      3.6 DISCLOSURE. Each Stockholder hereby authorizes Interstate to publish and disclose in any announcement or disclosure required by the SEC and the Proxy Statement (including all documents and schedules filed with the SEC in connection with either of the foregoing), its identity and ownership of the Subject Shares and the nature of its commitments, arrangements and understandings under this Agreement provided that such Stockholder is provided with a reasonable opportunity to review and comment on such disclosure.

                               IV. MISCELLANEOUS

      4.1 FEES AND EXPENSES. Each party hereto will pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

      4.2 AMENDMENT; TERMINATION. This Agreement may not be amended except by an instrument in writing signed on behalf of Interstate and each of the parties whose rights or obligations are changed by the terms of such amendment. This Agreement will terminate on the earliest to occur of (a) the Effective Time or
(b) the date the Merger Agreement is terminated in accordance with its terms. This Agreement may be earlier terminated by the mutual consent of the Board of Directors of Interstate and the Stockholders representing a majority of the Subject Shares subject to this Agreement. Except as set forth below, in the event of termination of this Agreement pursuant to this Section 4.2, this Agreement will become null and void and of no effect with no liability on the part of any party hereto and all proxies granted hereby will be automatically revoked; provided, however, that no such termination will relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination.

      Notwithstanding anything to the contrary contained in this Agreement, if this Agreement is terminated for any reason, Sections 4.1, 4.5 and 4.15 hereof and the preceding sentence of this Section 4.2 will survive any termination of this Agreement indefinitely.

      4.3 EXTENSION; WAIVER. Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for any performance hereunder, will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights. Any waiver by any party of a breach of any provision of this Agreement will not operate as or be construed as a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement or one or more sections hereof will not be considered a waiver or deprive that party of a right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

      4.4 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES; SEVERAL OBLIGATIONS. This Agreement and the Merger Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to such matters. Neither the Merger Agreement nor this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies. The obligations of, and the representations and warranties made by, each Stockholder shall be several and not joint and shall relate only to such Stockholder.

      4.5 GOVERNING LAW; WAIVER OF JURY TRIAL.(a) (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

            (b) Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily, and (iv) each such party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this
Section 4.5(b).

      4.6 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

                  If to Interstate:

                  Interstate Hotels Corporation
                  Foster Plaza Ten
                  680 Andersen Drive
                  Pittsburgh, PA 15220

                  Attention:  Timothy Q. Hudak, Esq.
                  Facsimile:  (412) 937-3116

                  With copies to:

                  Jones, Day, Reavis & Pogue
                  222 East 41st Street
                  New York, New York 10017-6702

                  Attention:  Jere R. Thomson, Esq.
                  Facsimile:  (212) 755-7306

                  If to MeriStar or any Stockholder:

                  MeriStar Hotels and Resorts, Inc.
                  1010 Wisconsin Avenue, NW
                  Washington, DC  20007

                  Attention: Christopher L. Bennett, General Counsel
                  Facsimile: (202) 295-1026

                  With copies to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019-6064
                  Attention:  Richard S. Borisoff, Esq.
                  Facsimile:  (212) 757-3990

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

      4.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Stockholder without the prior written consent of Interstate or by Interstate without the consent of the applicable Stockholder (and then only with respect to such Stockholder), and any such assignment or delegation that is not consented to will be null and void; PROVIDED that this Agreement, together with any rights, interests, or obligations of Interstate hereunder, may be assigned or delegated, in whole or in part, by Interstate to any direct or indirect wholly owned subsidiary of Interstate without the consent of or any action by any Stockholder upon notice by Interstate to each Stockholder affected thereby as herein provided; PROVIDED FURTHER, HOWEVER, that any such assignment shall not relieve MeriStar of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns (including, without limitation, any Person to whom any Subject Shares are sold, transferred or assigned).

      4.8 FURTHER ASSURANCES. Each Stockholder will execute and deliver such other documents and instruments and take such further actions as may be necessary or appropriate or as may be reasonably requested by Interstate in order to ensure that Interstate receive the full benefit of this Agreement.

      4.9 PUBLICITY. Except as may be required by Law or applicable stock exchange rules, MeriStar, Interstate, and each Stockholder will reasonably consult with each other party before issuing any press release or otherwise making any public statements with respect to this Agreement and will not issue any such press release or make any such public statement before such consultation.

      4.10 ENFORCEMENT. Irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

      4.11 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of the provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of the provision, or the application of that provision, in any other jurisdiction.

      4.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

      4.13 HEADINGS. The descriptive headings contained herein are for convenience and reference only and will not affect in any way the meaning or interpretation of this Agreement.

      4.14 REMEDIES NOT EXCLUSIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

      4.15 JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a)(a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Chancery or other courts of the State of Delaware (a "DELAWARE COURT"), and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment resulting from any suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in a Delaware Court.

            (b) It will be a condition precedent to each party's right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in a Delaware Court (unless such suit, action or proceeding is brought solely to obtain discovery or to enforce a judgment), and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction.

            (c) No party may move to (i) transfer any such suit, action or proceeding from a Delaware Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in a Delaware Court with a suit, action or proceeding in another jurisdiction, or (iii) dismiss any such suit, action or proceeding brought in a Delaware Court for the purpose of bringing the same in another jurisdiction.

            (d) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in a Delaware Court,
(ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by law.

      4.16 FIDUCIARY DUTIES. Each Stockholder is signing this Agreement solely in such Stockholder's capacity as the beneficial owner of Subject Shares and, notwithstanding anything herein to the contrary, nothing contained herein shall limit or affect any actions taken by such Stockholder or any designee of such Stockholder in his or her capacity, if any, as an officer or director of MeriStar or any of its Subsidiaries and none of such actions in any such capacity shall be deemed to constitute a breach of this Agreement.

      4.17 BENEFICIAL OWNERSHIP. For purposes of this Agreement, the term "beneficial owner" shall have the meaning ascribed to such term under Rule 13d-3 under the Securities Exchange Act of 1934, and the terms "beneficially own" and "beneficial ownership" shall have correlative meanings therewith.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the day and year first written above.


INTERSTATE HOTELS CORPORATION

By: /s/ THOMAS F. HEWITT
   --------------------------
   Name:  Thomas F. Hewitt
   Title: Chief Executive Officer

JOHN EMERY

By: /s/ JOHN EMERY
   --------------------------


STEVEN D. JORNS

By: /s/ STEVEN D. JORNS
   --------------------------


PAUL W. WHETSELL

By: /s/ PAUL W. WHETSELL
   --------------------------

OAK HILL CAPITAL PARTNERS, L.P.
By:  OHCP GenPar, L.P., its general partner
By:  OHCP MGP, LLC, its general partner

By: /s/ KEVIN G. LEVY
   --------------------------
   Name: Kevin G. Levy
   Title: Vice President


OAK HILL CAPITAL MANAGEMENT PARTNERS, L.P.
By:  OHCP GenPar, L.P., its general partner
By:  OHCP MGP, LLC, its general partner

By: /s/ KEVIN G. LEVY
   --------------------------
   Name: Kevin G. Levy
   Title: Vice President


FW HOSPITALITY, L.P.
By:  Group III 31, L.L.C., its general partner

By: /s/ KEVIN G. LEVY
   --------------------------
   Name: Kevin G. Levy
   Title: Vice President


ARBOR REIT, L.P.
By:  Group Investors, L.L.C., its general partner

By: /s/ KEVIN G. LEVY
   --------------------------
   Name: Kevin G. Levy
   Title: Vice President


MHX INVESTORS, L.P.
By:  FW Group Genpar, Inc., its general partner

By: /s/ KEVIN G. LEVY
   --------------------------
   Name: Kevin G. Levy
   Title: Vice President

                                   SCHEDULE A

--------------------------------------------------------------------------------
Stockholder                                 Meristar Common Stock
--------------------------------------------------------------------------------
John Emery                                  90,000
--------------------------------------------------------------------------------
Steven D. Jorns                             1,073,930
--------------------------------------------------------------------------------
Paul W. Whetsell                            533,319
--------------------------------------------------------------------------------
Oak Hill Capital Partners, L.P.             3,545,455
--------------------------------------------------------------------------------
Oak Hill Capital Management
Partners, L.P.                              90,909
--------------------------------------------------------------------------------
FW Hospitality, L.P.                        764,067
--------------------------------------------------------------------------------
Arbor REIT, L.P.                            764,067
--------------------------------------------------------------------------------
MHX Investors, L.P.                         764,066
--------------------------------------------------------------------------------

The following is the Conversion Incentive Agreement, dated as of May 1, 2002, among Interstate Hotels Corporation, CGLH Partners I LP and CGLH Partners II LP


                         CONVERSION INCENTIVE AGREEMENT

CONVERSION INCENTIVE AGREEMENT (the "AGREEMENT") dated as of May 1, 2002, by and among INTERSTATE HOTELS CORPORATION, a Maryland corporation (the "Company"), CGLH PARTNERS I LP, a Delaware limited partnership (the "STOCKHOLDER") and CGLH PARTNERS II LP, a Delaware limited partnership (the "Noteholder", and together with the Stockholder, the "SECURITY HOLDERS").

                                    RECITALS

      WHEREAS, the Company is the issuer of (i) Class A Common Stock, par value $0.01 per share ("INTERSTATE COMMON STOCK"), (ii) Series B Convertible Preferred Stock, par value $0.01 per share ("SERIES B CONVERTIBLE PREFERRED STOCK") and
(iii) 8.75% convertible subordinated notes due October 20, 2007 ("8.75% CONVERTIBLE SUBORDINATED NOTES");

      WHEREAS, the Stockholder is the owner of 500,000 shares of the Company's Series B Convertible Preferred Stock (such 500,000 shares, the "SERIES B STOCK") and the Noteholder is the holder of 8.75% Convertible Subordinated Notes in the aggregate principal amount of $25,000,000 issued to the Noteholder as payee thereunder (the "CONVERTIBLE NOTES", and together with the Series B Stock, the "CONVERTIBLE SECURITIES");

      WHEREAS, the Company and the Security Holders entered into a Securities Purchase Agreement, an Investor Agreement and a Registration Rights Agreement, each dated as of October 20, 2000 (the "GOVERNING AGREEMENTS"), with respect to the purchase of, and certain rights and restrictions relating to, the Convertible Securities;

      WHEREAS, contemporaneously with the execution of this Agreement, the Company is entering into an Agreement and Plan of Merger (the "MERGER AGREEMENT") with MeriStar Hotels and Resorts, Inc., a Delaware corporation ("MERISTAR"), pursuant to which the Company will merge with and into MeriStar on the terms and subject to the conditions set forth in the Merger Agreement, with MeriStar surviving (the "MERGER"). Each capitalized term used in this Agreement that is not defined in this Agreement shall have the meaning ascribed to such term in the Merger Agreement;

      WHEREAS, in order to induce MeriStar to enter into the Merger Agreement, and as a condition to MeriStar's willingness to do so, MeriStar has requested the Security Holders and the Security Holders have agreed, contemporaneously with the execution of this Agreement, to enter into a voting agreement (the "INTERSTATE VOTING AGREEMENT") pursuant to which the Security Holders agree (i) to convert a portion of the Convertible Securities in accordance with their terms into shares of Interstate Common Stock on the record date for the Interstate Stockholders Meeting, (ii) to vote, and to grant MeriStar a proxy to vote (including by written consent, if applicable), all securities of Interstate held by the Security Holders or subsequently acquired by the Security Holders in favor of the Merger and related matters, and (iii) that such of the Convertible Securities as are outstanding immediately before the Effective Time shall be exchanged in the Merger for shares of common stock issued by the Surviving Corporation in accordance with the provisions set forth in the Merger Agreement;

      NOW, THEREFORE, in order to induce the Stockholder and the Noteholder to agree to convert the Convertible Securities and enter into the Interstate Voting Agreement and thereby facilitate the transactions contemplated by the Merger Agreement, which the Special Committee of the Board of Directors of Interstate has determined are in the best interests of the stockholders of Interstate (other than the Stockholder and the Noteholder) and in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                    CONVERSION OF CONVERTIBLE SECURITIES AND
                         PAYMENT OF CONVERSION INCENTIVE

      1.1. REQUIRED CONVERSION. At the Required Conversion Closing (as defined in Section 1.2) the following (the "REQUIRED CONVERSION") shall occur:

            (a) the Stockholder shall surrender to the Company the certificate evidencing the Series B Stock duly endorsed to the Company in blank for conversion into shares of Interstate Common Stock in accordance with the provisions of Section 7 of the Articles Supplementary of the Company designating the Series B Convertible Preferred Stock (the "ARTICLES SUPPLEMENTARY"), and the Company shall deliver to the Stockholder (i) certificates representing the number of validly issued, fully paid and nonassessible shares of Interstate Common Stock to which the Stockholder is entitled upon conversion of Series B Stock in accordance with the provisions of Section 7 of the Articles Supplementary (such shares of Interstate Common Stock, together with the Note Conversion Shares, the "CONVERSION SHARES"); and

            (b) the Noteholder shall surrender to the Company the Convertible Notes together with written instructions specifying the principal amount of Convertible Notes that is to be converted in accordance with the provisions of
Section 4 of the Convertible Notes (the "CONVERTED PRINCIPAL") into shares of Interstate Common Stock, and the Company shall deliver to the Noteholder certificates representing the number of validly issued, fully paid and nonassessible shares of Common Stock equal to the Converted Principal plus all Accrued Interest (as such term is defined in the Convertible Notes) thereon to the date of conversion divided by the Conversion Price (as such term is defined in the Convertible Notes) as adjusted pursuant to Section 4.1(c) of the Convertible Notes (the "NOTE CONVERSION SHARES");

            (c) the Company shall cancel the Convertible Notes and issue to the Noteholder a new note or notes, as requested by Noteholder, in substantially identical form to the Convertible Notes and in the aggregate principal amount equal to the aggregate principal amount of the Convertible Notes less the Converted Principal;

            (d) the Company shall pay to the Security Holders the amount of $9,250,000 (the "CONVERSION INCENTIVE PAYMENT") in United States dollars in immediately available funds by wire transfer to an account specified in writing by the Security Holders.

      1.2. THE REQUIRED CONVERSION CLOSING. Subject to the satisfaction or waiver in accordance with this Agreement of the conditions set forth in Articles VI and VIII of this Agreement, the closing of the transactions contemplated by
Section 1.1 of this Agreement (the "REQUIRED CONVERSION CLOSING") shall take place at the offices of Jones, Day, Reavis & Pogue, New York, New York at 10:00 A.M. on the date set by the board of directors of Interstate as the record date for the Interstate Stockholders Meeting, or at such other place and time or on such other date as the Company, MeriStar and the Security Holders may mutually determine (the "REQUIRED CONVERSION CLOSING DATE").

      1.3. DEEMED SATISFACTION OF NOTICE REQUIREMENTS. This execution of this Agreement shall be deemed to satisfy all notice and informational requirements of Section 4.1(e) of the Convertible Notes and Section 7(d) of the Articles Supplementary that would otherwise be required of the Security Holders in connection with the Required Conversion.

                                   ARTICLE II

                       TERMINATION OF GOVERNING AGREEMENTS

2. The Company and the Security Holders hereby agree that at the Effective Time each of the Governing Agreements shall terminate and shall be of no further effect. Notwithstanding the forgoing, nothing in this Article II shall relieve any party of liability for any breach of the provisions of the Governing Documents occurring prior to the Effective Time.

                                   ARTICLE III

                   REPRESENTATIONS & WARRANTIES OF THE COMPANY

3. The Company represents and warrants to the Security Holders as of the date hereof and as of the Required Conversion Closing Date (as though made on and as of such date):

      3.1. ORGANIZATION. The Company is a corporation duly organized, validly existing under the laws of the state of Maryland, and has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement.

      3.2. AUTHORIZATION OF AGREEMENT. The execution, delivery and performance of this Agreement has been duly authorized by all requisite corporate action on the part of the Company, and constitutes, a legal, valid and binding obligation of the Company, enforceable against the Company, in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

      3.3. NO VIOLATION, ETC. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not (i) violate any Law applicable to the Company or any of its properties or assets, (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under any material agreement of the Company, or result in the creation of any Lien upon any of the properties or assets of the Company, (iii) violate the organizational documents of the Company or (iv) require approval by the Company's stockholders.

      3.4. AUTHORIZATION AND ISSUANCE OF CONVERSION SHARES. The Conversion Shares, when issued, will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, free and clear of any Encumbrances and not subject to pre-emptive or similar rights of the stockholders of Interstate or others, and will be validly listed on the Nasdaq National Market. The Conversion Shares, when issued, will be entitled to all rights attaching to shares of Interstate Common Stock, including, without limitation, the right to vote such shares at the Interstate Stockholder Meeting.

      3.5. INTERSTATE PERMITS. No Interstate Permits other than those that have been obtained by the Company are required by the Company or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement and the consummation by Interstate of the transactions contemplated hereby.

                                   ARTICLE IV

              REPRESENTATIONS & WARRANTIES OF THE SECURITY HOLDERS

4. Each of the Security Holders, severally and not jointly, represents and warrants to the Company as of the date hereof and as of the Required Conversion Closing Date (as though made on and as of such date):

      4.1. ORGANIZATION. Such Security Holder is a limited liability partnership duly organized and validly existing under the laws the state of Delaware, and has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement.

      4.2. AUTHORIZATION. The execution, delivery and performance of this Agreement has been duly authorized by all requisite action on the part of such Security Holder, and constitutes a legal, valid and binding obligation of such Security Holder, enforceable against such Security Holder, in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

      4.3. NO VIOLATION, ETC. The execution, delivery and performance by such Security Holder of this Agreement will not (a) violate any Law applicable to such Security Holder or any of its properties or assets, (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under any material agreement of such Security Holder, or result in the creation of any Lien upon any of the properties or assets of such Security Holder or (c) violate the organizational documents of such Security Holder.

      4.4. CONSENTS AND PERMITS. No federal or state governmental licenses, permits, qualifications and authorizations, and no authorization, consent, waiver of contractual right or obligation, or approval of or by, or any notification of or filing with, any Person is required by such Security Holder in connection with the execution, delivery and performance of this Agreement and the consummation by such Security Holder of the transactions contemplated hereby.

                                    ARTICLE V

                            COVENANTS OF THE PARTIES

      5.1. COVENANTS OF THE PARTIES. Each of the parties hereto hereby covenants and agrees with each other party hereto that from the date hereof until the Required Conversion Closing such party will cooperate in a commercially reasonable manner with such other parties to obtain any authorization required of, or to make any filing or response required by, the Securities and Exchange Commission or any other Governmental Entity in connection with the Agreement, the Merger and the transactions contemplated hereby and thereby.

                                   ARTICLE VI

                         COMPANY'S CONDITIONS TO CLOSING

6. The obligation of the Company to effect the consummation of the transactions contemplated hereby is subject to the fulfilment prior to the Required Conversion Closing (or waiver by the Company) of the conditions that:

      6.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Security Holders contained herein shall be true and correct in all respects as of the Required Conversion Closing Date with the same effect as though made as of the Required Conversion Closing Date.

      6.2. NO EXERCISE OF NON-CONVERSION RIGHT. The Security Holders shall not have exercised their Non-Conversion Right (as such term is defined in the Interstate Voting Agreement), if any, pursuant to Section 3.2 of the Interstate Voting Agreement.

      6.3. NO INJUNCTION, ETC. No temporary restraining order, preliminary or permanent injunction or other order or decree which prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect, and no Law shall have been enacted by any Governmental Entity which prevents the consummation of the transactions contemplated hereby; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, ruling, injunction or other order to be vacated or lifted.

                                   ARTICLE VII

                     SECURITY HOLDERS' CONDITIONS TO CLOSING

7. The obligation of the Security Holders to effect the consummation of the transactions contemplated hereby is subject to the fulfilment prior to the Required Conversion Closing (or waiver by each of the Security Holders) of the conditions that:

      7.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained herein shall be true and correct in all respects as of the Required Conversion Closing Date with the same effect as though made as of the Required Conversion Closing Date.

      7.2. ABSENCE OF OTHER SECURITIES. Except for the Convertible Securities, there shall be no shares of Series B Convertible Preferred Stock outstanding and no principal amount outstanding under any 8.75% Convertible Subordinated Notes.

      7.3. NO EXERCISE OF NON-CONVERSION RIGHT. The Security Holders shall not have exercised their Non-Conversion Right (as such term is defined in the Interstate Voting Agreement), if any, pursuant to Section 3.2 of the Interstate Voting Agreement.

      7.4. NO INJUNCTION, ETC. No temporary restraining order, preliminary or permanent injunction or other order or decree which prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect, and no Law shall have been enacted by any Governmental Entity which prevents the consummation of the transactions contemplated hereby; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, ruling, injunction or other order to be vacated or lifted.

                                  ARTICLE VIII

                                   TERMINATION

      8.1. TERMINATION. This Agreement and the obligations of the Company and the Security Holders to effect the Required Conversion and the other actions contemplated hereby shall terminate upon (i) the termination in accordance with its terms of the Merger Agreement or (ii) the Effective Time and (iii) may be earlier terminated by the mutual written consent of the Company, the Security Holders and MeriStar.

                                   ARTICLE IX

                                  MISCELLANEOUS

      9.1. COSTS AND EXPENSES. As between the Company and the Security Holders, the costs of and incidental to the preparation and consummation of this Agreement and the transactions contemplated hereby shall be borne by the party incurring such costs.

      9.2. NOTICES. Except as otherwise provided in this Agreement, all notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person, by telecopy (with confirmation promptly sent by regular mail) or by internationally recognized express delivery service, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

                  If to the Company:

                  Interstate Hotels Corporation
                  680 Andersen Drive, Foster Plaza Ten
                  Pittsburgh, Pennsylvania  15220
                  Attention:  General Counsel
                  Facsimile:  (412) 920-5733

                  With copies to:

                  Jones, Day, Reavis & Pogue
                  222 East 41st Street
                  New York, New York 10017-6702
                  Attention:  Jere R. Thomson, Esq.
                  Facsimile:  (212) 755-7306

                  If to either of the Security Holders:

                  c/o Lehman Brothers Holdings Inc.
                  1284 Avenue of the Americas
                  13th Floor
                  New York, New York  10019
                  Attention:  Joseph J. Flannery
                  Facsimile:  (212) 713-9902

                  with a copy to:

                  Continental Gencom Holdings
                  c/o Mr. K. Alibhai and Mr. S. Weiser
                  3250 Mary Street
                  Suite 500
                  Miami, Florida  33133
                  Facsimile: (305) 445-4255
                  with a copy to:

                  Stearns Weaver Miller Weissler Alhadeff &
                  Sitterson, P.A.
                  150 West Flagler Street
                  Suite 2200
                  Miami, Florida  33130
                  Attention:  Richard E. Schatz, Esq.
                  Facsimile:  (305) 789-3395

                  with a copy to:

                  Fried, Frank, Harris, Shriver & Jacobson
                  One New York Plaza
                  New York, New York  10004
                  Attention:  Jonathan Mechanic, Esq.
                  Facsimile:  (212) 859-8582


      9.3. FURTHER ASSURANCES. From time to time on and after the date hereof, the Company and the Security Holders, as the case may be, shall deliver or cause to be delivered to the other parties hereto such further documents and instruments and shall do and cause to be done such further acts as the other parties hereto shall reasonably request to carry out more effectively the provisions and purposes of this Agreement and the transactions contemplated hereby, to evidence compliance herewith or to assure that such parties are protected in acting hereunder.

      9.4. AMENDMENTS AND WAIVERS. This Agreement may not be amended, modified, supplemented or waived except by an instrument signed in writing on behalf of each of the parties whose rights or obligations are changed by the terms of such amendment, modification, supplement or waiver.

      9.5. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and the personal representatives and assigns of the parties hereto, whether so expressed or not; provided that the parties hereto may not assign their obligations hereunder. For the avoidance of doubt, to the extent that all or any part of the Security Holders' interests in the Convertible Securities shall be validly transferred, such transferee and the Company shall each be bound hereunder as if such transferee was an original signatory hereunder as Stockholder and/or Noteholder, as applicable.

      9.6. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES; SEVERAL OBLIGATIONS. This Agreement (together with the Merger Agreement, the Interstate Voting Agreement and the documents referred to herein or delivered pursuant hereto) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies. The obligations of, and the representations and warranties made by, each Security Holder shall be several and not joint and shall relate only to such Security Holder.

      9.7. JURISDICTION; CONSENT TO SERVICE OF PROCESS.

            (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Chancery or other courts of the State of Maryland (a "MARYLAND COURT"), and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment resulting from any suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in a Maryland Court.

            (b) It will be a condition precedent to each party's right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in a Maryland Court (unless such suit, action or proceeding is brought solely to obtain discovery or to enforce a judgment), and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction.

            (c) No party may move to (i) transfer any such suit, action or proceeding from a Maryland Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in a Maryland Court with a suit, action or proceeding in another jurisdiction, or (iii) dismiss any such suit, action or proceeding brought in a Maryland Court for the purpose of bringing the same in another jurisdiction.

            (d) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in a Maryland Court, (ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by law.

      9.8. FIDUCIARY DUTIES.

Each Security Holder is signing this Agreement solely in such Security Holder's capacity as the beneficial owner of the Convertible Securities and, notwithstanding anything herein to the contrary, nothing contained herein shall limit or affect any actions taken by such Security Holder or any designee of such Security Holder in his or her capacity, if any, as an officer or director of the Company or any of its Subsidiaries and none of such actions in any such capacity shall be deemed to constitute a breach of this Agreement.

      9.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. All signatures need not appear on any one counterpart.

      9.10. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

      9.11. SPECIFIC PERFORMANCE. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to injunctive relief, including specific performance, to enforce such obligations without the posting of any bond, and, if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


INTERSTATE HOTELS CORPORATION


By: /S/ THOMAS F. HEWITT
   ----------------------------
Name:  Thomas F. Hewitt
Title: Chief Executive Officer

CGLH PARTNERS I LP

By: MK/CG-GP LLC
    General Partner

    By: CG Interstate Associates, LLC
        a Managing Member

        By: Continental Gencom Holdings, LLC
            its Sole Member

            By: /s/ KARIM ALIBHAI / SHERWOOD M. WEISER
               ----------------------------------------
               Name: Karim Alibhai / Sherwood M. Weiser
               Title: Members


    By: KFP Interstate, LLC, a Managing Member

        By: KFP Holdings, Ltd., its Sole Member

            By: Grosvenor, L.C., its General Partner

                By: /s/ MAHMOOD KHIMJI
               ----------------------------------------
                   Name: Mahmood Khimji
                   Title: President


By: LB INTERSTATE GP LLC
    General Partner

    By: PAMI LLC
        its Sole Member

        By: /s/ JOSEPH J. FLANNERY
               ----------------------------------------
           Name: Joseph J. Flannery
           Title: Authorized Signatory

CGLH PARTNERS II LP

By: MK/CG-GP LLC
    General Partner

    By: CG Interstate Associates, LLC
        a Managing Member

        By: Continental Gencom Holdings, LLC
            its Sole Member

            By: /s/ KARIM ALIBHAI / SHERWOOD M. WEISER
               ----------------------------------------
               Name: Karim Alibhai / Sherwood M. Weiser
               Title: Members

        By: KFP Interstate, LLC, a Managing Member

            By: KFP Holdings, Ltd., its Sole Member

                By: Grosvenor, L.C., its General Partner

                By: /s/ MAHMOOD KHIMJI
               ----------------------------------------
                   Name: Mahmood Khimji
                   Title: President


By: LB INTERSTATE GP LLC
    General Partner

    By: PAMI LLC
        its Sole Member

        By: /s/ JOSEPH J. FLANNERY
               ----------------------------------------
           Name: Joseph J. Flannery
           Title: Authorized Signatory